UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )

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Criteo S.A.
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Criteo

Brochure

Combined Shareholder's Meeting to be held on June 25, 2020

Criteo S.A.
32 Rue Blanche
75009 Paris, France

criteo.com

COMBINED SHAREHOLDERS’ MEETING - JUNE 25, 2020

Board Report

Dear Shareholders,
We are holding this combined shareholders' meeting to submit resolutions for your approval, which, under French corporate law, fall partly within the scope of an ordinary shareholders’ meeting and partly within the scope of an extraordinary shareholders’ meeting. The ordinary shareholders’ meeting and the extraordinary shareholders’ meeting, which we will hold concurrently on June 25, 2020, are together referred to throughout this document as the “shareholders’ meeting.”

Set forth below is the agenda for the shareholders’ meeting:

Agenda for the Ordinary Shareholders’ Meeting

1.	renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director,

2.	renewal of the term of office of Mr. James Warner as Director,

3.	renewal of the term of office of Mr. Edmond Mesrobian as Director,

4.	renewal of the term of office of Ms. Marie Lalleman as Director,

5.	non-binding advisory vote to approve the compensation for the named executive officers of the Company,

6.	approval of the statutory financial statements for the fiscal year ended December 31, 2019,

7.	approval of the consolidated financial statements for the fiscal year ended December 31, 2019,

8.	approval of the allocation of profits for the fiscal year ended December 31, 2019,

9.	approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Indemnification agreement entered into with Ms. Marie Lalleman),

10.	approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Indemnification agreement entered into with Ms. Megan Clarken),

11.	approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Consultancy agreement entered into with the company Rocabella),

12.	delegation of authority to the board of directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code,

Agenda for the Extraordinary Shareholders’ Meeting

13.
delegation of authority to the board of directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the board of directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,

14.	authorization to be given to the board of directors to reduce the Company’s shares capital by cancelling shares acquired by the

Company in accordance with the provisions of Article L. 225-208 of the French Commercial Code,

15.	delegation of authority to the board of directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock,

16.
authorization to be given to the board of directors to grant OSAs (options to subscribe for new Ordinary Shares) or OAAs (options to purchase Ordinary Shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code without shareholders' preferential subscription right,

17.
authorization to be given to the board of directors to grant time-based restricted stock units (“Time-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right,

18.
authorization to be given to the board of directors to grant performance-based restricted stock units ("Performance-Based RSUs") from time to time to employees and corporate officers of the Company and employees of its subsidiaries, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right,

19.	approval of the maximum number of shares that may be issued or acquired pursuant to the authorizations and delegations pursuant to items 16 to 18 above,

20.
delegation of authority to the board of directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights,

21.
delegation of authority to the board of directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights,

22.
delegation of authority to the board of directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights,

23.
delegation of authority to the board of directors to increase the number of securities to be issued as a result of a share capital increase with or without shareholders’ preferential subscription rights pursuant to items 20 to 22 above, and pursuant to the delegation adopted by the 24th resolution of the Shareholders’ Meeting held on May 16, 2019,

24.
delegation of authority to the board of directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise),

25.	approval of the overall limits on the amount of ordinary shares to be issued pursuant to items 20 to 22, 24 above and to item 27 below,

26.
delegation of authority to the board of directors to decide on any merger-absorption, split or partial asset contribution pursuant to the provisions of Article L. 236-9 II of the French Commercial Code,

27.
Delegation of authority to the board of directors to increase the Company’s share capital by way of issuing shares or securities giving access to the Company’s share capital in the scope of a merger-absorption decided by the board of directors pursuant to item 26 above,

28.
amendment of Article 12 of the by-laws “Board of directors’ meetings” to comply with the new legal provisions of the French Commercial Code to provide to the Board of directors the faculty to take certain decisions by written consultation,

29.	amendment of Article 13 of the by-laws “powers of the Board of directors” to comply with the new provisions of the “Loi Pacte” relating to the attribution of the board of directors,

30.
amendment of Article 19 of the by-laws “general shareholders’ meetings” to comply with the new legal provisions of the French Commercial Code relating to the methods of determination of the required majority for the adoption of resolutions by general shareholder’ meetings.

I.	DECISIONS FALLING WITHIN THE SCOPE OF THE ORDINARY SHAREHOLDERS’ MEETING

A.	RENEWAL OF THE TERM OF OFFICE FOR A DIRECTOR WHOSE TERM IS COMING TO AN END [RESOLUTIONS N°1 TO 4]
Composition of the board of directors
The board of directors of the Company is composed of seven members, six of whom are independent (Mr. James Warner (Lead Independent Director), Ms. Nathalie Balla, Mr. Edmond Mesrobian, Mr. Hubert de Pesquidoux, Ms. Rachel Picard, Ms. Marie Lalleman) and of Mr. Jean-Baptiste Rudelle, Chairman of the board of directors since the incorporation of the Company, and former Chief Executive Officer (directeur général) until November 25, 2019.
The independent members of the board of directors have been chosen based on their unique combination of skills, experiences and other attributes, which allows each of them to make valuable contributions to the board of directors. Three out of six of the independent directors are residents of the United States of America, and three out of six of the independent directors are European residents, so that today the board’s composition reflects the main geographical challenges of the Company. Their range of skills allows the members of the board of directors to benefit from quality expertise and good practices in terms of finance and administration, corporate governance and compensation. Since three out of seven directors are female, the board of directors ensures a balanced female and male representation, in accordance with Article L. 225-18-1 of the French Commercial Code.
Attendance rate
The board of directors and its committees meet at least four times a year. The board of directors met eleven times in the 2019 fiscal year (including five in-person meetings which are taken into account for the purpose of calculating the remuneration of board members). The committees also met on several occasions in the 2019 fiscal year. The attendance rate of each of the board members, both at the meetings of the board of directors and its committees, was greater than 80%.

Minimum meetings per annum	Actual meetings in 2019	2019 director attendance rate (for both board and Committee meetings)
4	11 (incl. 5 physical)	> 80%

Furthermore, the work undertaken by each of the directors between the meetings, in preparation or follow-up (including reviewing pre-read material and participating in telephone conferences and regular discussions between the directors and between the Company and the directors), allows for effective meetings, with prudent and well informed decision-making. Each of the directors brings indispensable skills to the board of directors that are essential in addressing the unique and specific challenges faced by the Company.

Renewal of the terms of office of Mr. Jean-Baptiste Rudelle, Mr. James Warner, Mr. Edmond Mesrobian and Ms. Marie Lalleman
The terms of office of Mr. Jean-Baptiste Rudelle, Mr. James Warner, Mr. Edmond Mesrobian and Ms. Marie Lalleman are coming to an end at the end of this shareholders’ meeting. Ms. Lalleman was appointed by the board of Directors effective April 2019 (as ratified by the Company’s shareholders at our 2019 Annual General Meeting) for the remainder of Ms. Sharon Fox Spielman’s two-year term in office, expiring in 2020. You are therefore asked to renew each of their terms of office for a period of two years, which will expire at the time of the ordinary annual shareholders’ meeting that will be called to approve the financial statements of the fiscal year ended December 31, 2021. We believe that:

–
Mr. Jean-Baptiste Rudelle’s extensive knowledge of the Company as one of our founders and his industry experience with technology companies qualify him to serve on, and allow him to make valuable contributions to, the board of directors;

–	Mr. James Warner’s experience in the consumer and digital marketing and media industries qualifies him to serve on, and allows him to make valuable contributions to the board of directors;

–
Mr. Edmond Mesrobian’s extensive experience as an executive of companies in the technology industry, board of directors qualify him to serve on, and allow him to make valuable contributions to the board of directors;

–	Ms. Marie Lalleman’s experience in the consumer and digital marketing and media industries qualifies her to serve on, and allows her to make valuable contributions to, the board of directors.

B.	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS OF THE

COMPANY [RESOLUTION 5]
On June 29, 2016, you recommended that the board of directors hold a vote every year to approve, on a non-binding basis, the compensation paid by the Company to its named executive officers. For fiscal year 2019, our named executive officers were Mr. Jean-Baptiste Rudelle, our Chairman of the board of directors and former Chief Executive Officer (directeur général) until November 25, 2019, Ms. Megan Clarken, our Chief Executive Officer (directeur général) as from November 25, 2019, Mr. Benoit Fouilland, our Chief Financial Officer, Mr. Ryan Damon, our Executive Vice President, General Counsel & Corporate Secretary, Ms. Mary (“Mollie”) Spilman, our former Chief Operating Officer until July 5, 2019, and Mr. Dan Teodosiu, our former Chief Technology Officer until September 30, 2019.
The board of directors, through the Compensation Committee, makes sure that the remuneration of the Named Executive Officers be structured in a way (i) to attract and retain the most competitive executive teams with regards to the competitive sectors we operate in, (ii) reward the executive team for meeting or exceeding our operational, financial and strategic goals, (iii) align the long-term interests of such executive team with those of the shareholders, and (iv) provide our officers an overall remuneration which is reasonable and at the same time competitive with regards to the remuneration for equivalent positions in our business. Thus, the remuneration of the named executive officers is directly linked to the continuous improvements in the Company’s results and to the measures put in place that are expected to increase the value of the Company.
Consequently, you are asked, pursuant to the requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission, to approve, on a non-binding, advisory basis, the compensation paid by the Company to its named executive officers, as disclosed in the Company's Proxy Statement for the 2020 annual shareholders' meeting (the “Proxy Statement”). An excerpt of the Proxy Statement is appended to this report.

C.	APPROVAL OF THE STATUTORY AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 - ALLOCATION OF PROFITS [RESOLUTIONS 6 TO 8]
Every year, within six months following the end of the fiscal year, the Company’s shareholders must approve the statutory financial statements and the consolidated financial statements for the past fiscal year.
Pursuant to the sixth and seventh resolutions you are being asked to approve, respectively:

–	the statutory financial statements (also called individual or company financial statements) and the transactions set forth therein; and

–	the consolidated financial statements (IFRS) and the transactions set forth therein.
Pursuant to the eighth resolution, you are being asked to approve the allocation of the Company's profits of €135,833,395 for the fiscal year ended December 31, 2019 to the retained earnings account.

D.	EXAMINATION OF THE AGREEMENTS REFERRED TO IN ARTICLES L. 225-38 ET SEQ. OF THE FRENCH COMMERCIAL CODE [RESOLUTIONS 9 TO 11]
Pursuant to Article L. 225-38 of the French Commercial Code, the Company’s shareholders must approve or ratify any new related-person agreements entered into during the 2019 fiscal year.
As notified to the statutory auditors of the Company on January 22, 2020 by the Chairman of the board of directors, these agreements were approved by the board of directors prior to their execution and are consequently subject to the approval by the shareholders’ meeting in accordance with Article L.225-40 of the French Commercial Code.
The agreements listed below are submitted to your approval:

–
“Indemnification Agreement” entered into with Ms. Marie Lalleman in her capacity of director of the Company, providing, subject to French laws and regulations, for (i) the indemnification of Ms. Marie Lalleman for damages suffered as a result of her functions, and (ii) the reimbursement of the expenses incurred in that respect.

–
“Indemnification Agreement” entered into with Ms. Megan Clarken in her capacity of Chief Executive Officer of the Company, providing, subject to French laws and regulations, for (i) the indemnification of Ms. Megan Clarken for damages suffered as a result of her functions, and (ii) the reimbursement of the expenses incurred in that respect.

The template of the Indemnification agreements listed above has been included as Exhibit 10.16 to the Company’s Annual Report on Form 10-K, filed with the US Securities and Exchange Commission on March 2, 2020.

–
Consultancy agreement entered into between the Company and the company Rocabella, fully owned by Mr. Jean-Baptiste Rudelle and its immediate family members, pursuant to which, Rocabella shall provide corporate advisory and representation services to the Company before public and private organizations, institutions and regulators at both national and international scale.

Mr. Jean-Baptiste Rudelle, as founder of the Company and former Chief Executive Officer, has deep and unparalleled experience with regards to Criteo’s business and therefore can offer important and unique advisory services to both our board of directors and our executive team on various strategic and operational subjects, including regulatory affairs in Europe.

E.	BUYBACK OF THE COMPANY’S STOCK [RESOLUTION 12]
Pursuant to Resolution 12, you are asked to approve our ability to buy back shares of the Company’s stock, on the terms and subject to the conditions set forth herein, to use as acquisition consideration and/or to underly incentive instruments for the employees and officers of the Company and its subsidiaries.
We also ask you to approve the use of this authorization for any other purpose that would be permitted by law on the date of such use, in the event that the permitted purposes for share buyback programs are amended by law to bring them in line with the provisions of Article L. 225-209 of the French Commercial Code applicable to companies listed on an European market.
External growth, and particularly the acquisitions, whether tuck-in, bolt-on or mid-sized, that would allow the Company to strengthen its technology platform, its product portfolio or its team of key employees, particularly in Product and Research & Development, are important areas of development of the Company. Potential targets of strategic importance are mainly located in the highly competitive technology industry in the United States. While the Company will be very thoughtful about maximizing its financial liquidity, in particular in the context of the global economic turmoil triggered by the recent COVID-19 outbreak, in order to take advantage of potential opportunities, particularly given the intense competition in the advertising technology industry, we must be able to act swiftly and with the greatest financial flexibility possible, both in terms of our access to financial resources and our ability to structure consideration in a manner that is attractive to U.S. targets.
In addition, since equity-based incentives are a key component in the economics of the technology industry, the board of directors believes it is important to be able to use Company stock, among other means, as a potential component of acquisition consideration. Because we are not listed in the European Union and are therefore deemed a private company for French law purposes, our shareholders may not delegate their authority to the board of directors to issue new shares as consideration for potential acquisitions without the requirement to call a special shareholders’ meeting. However, our shareholders may delegate authority to our board of directors to repurchase outstanding shares in order to be able to use such shares as consideration for potential acquisitions, rather than issuing new shares. Unlike most companies incorporated under U.S. state law, which are generally able to repurchase their own shares without shareholder approval, as a French company, subject to limited exceptions only, our board of directors must have a specific delegation of authority in order to buy back our shares for limited pre-specified purposes, including to be used as consideration for potential future acquisitions.
In addition, equity-based compensation is an important tool for us to attract industry leaders of the highest caliber in the technology industry and to retain them for the long term, as well as to ensure employees’ interests are aligned with those of our shareholders.
Any share buybacks carried out pursuant to this authorization shall, at no time, exceed 10% of the share capital of the Company, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased for these purposes shall at no time exceed 5% of the share capital of the Company. Any share buybacks carried out pursuant to this authorization may only be carried out at a price per share set in accordance with the criteria approved at this shareholders’ meeting, which take into account the market value of the Company’s American Depositary Shares, each representing one ordinary share of the Company (“ADS”), as listed on the Nasdaq Stock Market. The minimum purchase price per share is $5.89, and the maximum purchase price per share is $22.75. This authorization will be valid for 12 months (i.e., until June 24, 2021) and implemented under the conditions set forth in Article L. 225-209-2 of the French Commercial Code.
Under French corporate law, this authorization may not be used during an unsolicited public tender offer initiated by a third party on the Company’s shares.
In support of this resolution, you will be provided, in accordance with applicable laws, with (i) the report prepared by an independent expert appointed pursuant to the provisions of Article L. 225-209-2 of the French Commercial Code and (ii) the auditors' report on this resolution.

II.	DECISIONS FALLING WITHIN THE SCOPE OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

A.
AUTHORIZATION TO THE BOARD OF DIRECTORS TO REDUCE THE COMPANY’S SHARE CAPITAL BY CANCELLING SHARES AS PART OF THE AUTHORIZATION TO THE BOARD OF DIRECTORS ALLOWING THE COMPANY TO BUY BACK ITS OWN SHARES IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE L. 225-209-2 AND L.225-208 OF THE FRENCH COMMERCIAL CODE - AUTHORIZATION TO THE BOARD OF DIRECTORS FOR THE COMPANY TO BUY BACK ITS OWN SHARES FOLLOWED BY THEIR CANCELLATION [RESOLUTIONS 13 TO 15]

Share cancellation on the grounds of Article L. 225-209-2 of the French Commercial Code
You are being asked to authorize the board of directors to proceed with the cancellation, on one or more occasions, of up to the total cap of 10% of the share capital of the Company in any 24-month period, of all or part of the Company shares repurchased on the basis of article L. 225-209-2 of the French Commercial Code pursuant to Resolution 12 above.

This authorization would be granted for a period of twelve (12) months (valid through June 24, 2021).

Share cancellation on the grounds of Article L. 225-208 of the French Commercial Code
Moreover, you are being asked to authorize the board of directors to proceed with the cancellation, on one or more occasions, up to a total cap of €165,507.2, representing 10% of our share capital as of March 31, 2020, of all or part of the Company shares purchased pursuant to Article L. 225-208 of the French Commercial Code.
This authorization would allow the Company to comply with the provisions of Article L. 225-214 of the French Commercial Code, which imposes the cancellation of shares purchased by the Company on the grounds of Article L.225-208 that have not been allocated within one year of their repurchase.

This authorization would be granted for a period of twelve (12) months (valid through June 24, 2021) and shall not be used during a public tender offer by a third party.

Share buy-back followed by a share capital cancellation
Finally, you are being asked to authorize the board of directors to reduce the Company's share capital by a maximum nominal amount of €165,507.2, by way of a repurchase by the Company of up to 6,620,288 shares (representing approximately 10 % of the share capital as of March 31, 2020) followed by the cancellation of the shares acquired, in accordance with the provisions of Articles L. 225-204 and L. 225-207 of the French Commercial Code.
This resolution aims to allow all shareholders who so wish to benefit from a liquidity opportunity on their shares in proportion to their participation in the capital. The cancellation of the shares thus repurchased will have a relutive effect on the other shareholders.
In this context, you are being asked to authorize the board of directors to make a share buyback offer to all Company shareholders, to implement the share capital reduction, and to determine its final amount.
The unitary repurchase price will be determined by the board of directors within the limit of a maximum price of $22.75 per share (or the equivalent in euros of this amount on the date of implementation of this delegation), i.e. a maximum aggregate amount of $150,611,522 for the transaction.
The Company's creditors may object to the share capital reduction during a period of 20 days following the filing at the Commercial Court registry of the minutes of the shareholders' meeting and of the minutes of the deliberations of the board of directors implementing the delegation.
The authorization to the board of directors would be granted for a period of 18 months and could not be implemented in the event of a public tender offer on the Company.
This authorization would be granted for a period of eighteen (18) months (valid through December 24, 2021) and could not be implemented in the event of a public tender offer on the Company (or the announcement of such offer).

B.	AUTHORIZATIONS AND DELEGATION TO BE GIVEN WITH RESPECT TO EQUITY GRANTS TO EMPLOYEES, EXECUTIVES AND DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY [RESOLUTIONS N°16 TO 19]

The board of directors wishes to be able to continue, in accordance with past practice, to grant equity to employees, executives and to members of the board of directors. We therefore request that you renew the authorizations and delegations which were previously been granted respectively to the board of directors by the combined shareholders' meeting of June 28, 2017 to grant time-based restricted stock units (“RSUs”) of the Company, performance-based RSUs (“PSUs”) of the Company and grant options to subscribe for or purchase Ordinary Shares of the Company.

The board of directors reminds you in that regard:

–
The strategic importance of the Company’s ability to attract and retain highly talented profiles through remuneration and equity policies in accordance with the practice held on its highly competitive technology industry, and;

–	That 100% of Criteo’s employees are eligible, pursuant to the Company’s equity policy, to be granted RSUs and options.

The new authorizations and delegations granted would supersede any previous authorizations and delegations having the same purpose.

Pursuant to Resolution 19, the total cap amount of the shares issued pursuant to the Resolutions 16 to 18 will not exceed 6,463,000 shares with a par value of €0,025 per share, however, please note that this global limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company (see Resolution 19).

The authorizations for granting options or RSUs or PSUs of the Company would be granted for a period of 38 months (until August 8, 2023).

We therefore ask that you review and approve each of the following proposals:

a)
Resolution 16: Authorization to be given to the board of directors to grant options to subscribe to new ordinary shares (“OSAs”) ( or options to purchase ordinary shares (“OAAs”) of the Company pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code

You are asked to authorize the board of directors, within the context of Articles L. 225-177 to L. 225-185 of the French Commercial Code, to grant, within the duration allowed by law and on one or more occasions, OSAs or OAAs to corporate officers listed in Article L. 225-185 of the French Commercial Code, employees (or some of them) of the Company and of any company or economic interest group related to the Company, under the conditions referred to in Article L. 225-180-I of the French Commercial Code, provided that:

–
the number of shares that may be issued or purchased upon the exercise of options granted pursuant to this authorization shall be deducted from the overall cap referenced in Resolution 19 and shall not exceed the legal limits, and

–	the total number of shares to be issued on exercise of granted but unexercised OSAs may never exceed one third of the share capital,

The purchase or subscription price per share shall be determined by the board of directors on the day the OSA or OAA is granted by reference to the closing price of an ADS on the Nasdaq Stock Market on the day preceding the grant of the OSA or OAA by the board of directors. However, the purchase or subscription price per share may not, under any circumstance, be less than 95% of the weighted average closing price of an ADS on the Nasdaq Stock Market in the twenty trading days preceding the day of the grant of the OSA or OAA by the board of directors.

b)
Resolution 17: Authorization to be given to the board of directors to grant time-based RSUs to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code

You are asked to authorize the board of directors to grant, on one or more occasions, in the proportions and at the times it shall determine, RSUs, in favor of all or certain employees of the Company or of companies or economic interest groups in which the Company holds, directly or indirectly, at least 10% of the share capital or voting rights on the date of grant of the relevant shares, in France or abroad (the "Criteo Group"), as well as to the corporate officers listed in Article L. 225-197-1 II of the French Commercial Code (being, as of the date hereof, the chairman of the board of directors, the Chief Executive Officer and the Deputy Chief Executive Officers).

The maximum number of shares, with a par value of €0.025 per share, which can be granted free of charge by the board of directors under this authorization shall be deducted from the overall cap referred to in Resolution 19 and shall not exceed the legal limits.

The RSUs shall have a minimum vesting period (“Vesting Period”) of one year and a minimum holding period of one year from the vesting date (the “Holding Period”), provided the board of directors may reduce or remove the Holding Period entirely as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together.

Notwithstanding the above, in the event of the disability of a grantee ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code, the time-Based RSUs shall vest on the date of disability and that the shares underlying the time-Based RSUs delivered to the disabled grantee will be freely transferable as from the date of their vesting.
Notwithstanding the above, in the event of the death of a grantee during the vesting period, the time-Based RSUs shall vest at the date of the request for vesting duly made by his or her beneficiaries in the framework of the inheritance. The request for vesting of the time-Based RSUs shall be made within six months from the date of death in compliance with Article L. 225-197-3 of the French Commercial Code.
The granted shares will be freely transferable on a request for allocation by the heirs of a deceased beneficiary or a beneficiary that becomes disabled under the aforementioned categories of the French Social Security Code.

The durations of the Vesting Period and the Retention Period shall be determined by the board of directors within the aforementioned limits.

c)
Resolution 18: Authorization to be given to the board of directors to grant performance-based restricted stock units (PSUs) to employees and corporate officers of the Company and employees of its subsidiaries, pursuant to the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code

This authorization is identical to the authorization which will be granted under Resolution 17, apart from the fact that the effective grant of such PSUs will be subject to the satisfaction of performance targets as determined by the board of directors.

d)
Resolution 19: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to Resolution 16 (authorization to grant OSAs or OAAs), Resolution 17 (authorization to grant time-based RSUs to employees and corporate officers of the Company and employees of its subsidiaries) and Resolution 18 (authorization to grant PSUs to employees and corporate officers of the Company and to employees of its subsidiaries) above

Pursuant to Resolution 19, you are asked to authorize a share reserve of 6,463,000 new ordinary shares, which will cover all issuances under Resolution 16 (authorization to grant OSAs or OAAs), Resolution 17 (authorization to grant time-based RSUs to employees of the Company and of its subsidiaries) and Resolution 18 (authorization to grant PSUs to executives and certain employees of the Company and its subsidiaries) above.

C.	FINANCIAL DELEGATIONS TO BE GRANTED TO THE BOARD OF DIRECTORS [RESOLUTIONS 20 TO 25]
The goal of Resolutions 20 to 23 is to allow the Company to swiftly raise the funds and have the financial flexibility necessary to enable it to execute on its strategic objectives, including, but not limited to, with respect to external growth. These resolutions would provide the board of directors with the flexibility it needs to respond quickly to changes in market conditions and thereby be able to obtain a relevant financing under the best possible conditions and terms.
While we believe the Company’s current liquidity position already provides ample financial flexibility,, the proposed financial authorizations would provide our board of directors with additional flexibility to respond quickly to changes in market conditions and thereby be able to obtain financing under the best possible conditions. As one of the potential purposes of our use of liquidity, our external growth strategy is focused on acquisitions that complement our technology platform and product portfolio, as well as Research & Development talent. Should we decide to be acquisitive, we are committed to pursuing external growth opportunities in a manner that will preserve the quality of our offering, while improving its performance and delivering long-term value for our shareholders.

Re-approving our board of directors’ financial authorizations will allow the Company to maintain equal footing with our U.S. competitors and to increase our financial flexibility by quickly raising capital and to take advantage of potential business opportunities, including, but not limited to, potential acquisitions. Although always important, we believe this flexibility is particularly necessary in light of the current worldwide economic challenges driven by the COVID-19 pandemic.

a)
Resolution 20: Delegation of authority to the board of directors to increase the Company’s share capital by issuing ordinary shares or, any securities giving access to the Company’s share capital while preserving the shareholders’ preferential subscription rights

You are asked to delegate to the board of directors the authority to decide to issue, on one or more occasions, in the proportions and at the times it shall determine, in France or abroad, in Euros, in foreign currencies or in any monetary unit established by reference to several currencies, for consideration or not, ordinary shares of the Company and any securities giving access by any means, immediately and/or in the future, to ordinary shares of the Company (such shares conferring the same rights as the existing shares subject to their date of possession).
Under this delegation, you are asked to:

–
decide that the shareholders have, proportionally to the amount of their shares, a preferential subscription right to the ordinary shares or securities which shall be, as appropriate, issued under the delegation herein,

–
provide the board of directors with the ability to grant to shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), a higher number of shares or securities than the number to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportionally to the rights they have and, in any event, in the amount of their request,

–
decide that the total nominal amount of the share capital increases which might thus be made, immediately and/or in the future, may not exceed €825,504.03 (representing 50% of the amount of the Company’s share capital as of March 31, 2020), with this amount being deducted from the total cap provided below (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount),

–
decide that the total nominal amount of the issuances of securities representing debt securities giving access to the share capital, which may be issued cannot exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the total cap pursuant to Resolution 25 below.

b)
Resolution 21: Delegation of authority to the board of directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights

Pursuant to Resolution 21, we are asking for your approval to increase the Company’s share capital by issuing ordinary shares through a public offering.
In addition to advancing the Company's external growth strategy, this resolution serves three distinct purposes:

–
To comply with the approach currently promoted by French regulatory authorities, pursuant to which, irrespective of whether a public offering is underwritten, this Resolution should be used rather than Resolution 22 to complete any such public offering because, unlike Resolution 22, it is grounded on provisions of the French Commercial Code meant precisely for public offerings. In particular, if the end result of the planned transaction is a public offering of securities in France, this resolution should be approved in order to ensure that the French regulatory authorities would view the financial delegations being granted at the annual general meeting as sufficient for all potential market participants;

–	To allow for a direct public offering, without the involvement of underwriters; and

–	To allow for the ordinary shares to be listed on a regulated market within the meaning of the French Commercial Code, namely, if applicable, on the Euronext stock market.
As set forth above, the Company intends to raise the funds necessary for the financing of the external growth operations and does not intend to make use of this Resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context.
The total nominal amount of the share capital increases which might thus be made, immediately and/or in the future, may not exceed €165,507.2, representing 10% of the amount of the Company’s share capital as of March 31, 2020 any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount, which would give sufficient flexibility to meet its strategic objectives. This amount shall be deducted from the total cap pursuant to Resolution 25 below.
The total nominal amount of the issuances of securities representing debt securities giving access to the share capital, which may be issued cannot exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency), with this amount being deducted from the total cap pursuant to Resolution 25 below.
Within this framework, you are asked to approve the cancellation of the preferential subscription rights of the shareholders on the ordinary shares or securities issued under the delegation herein, although the board of directors will retain the ability, on all or part of any such issuances, to grant shareholders a priority subscription period in accordance with the provisions of Article L. 225-135 of the French Commercial Code. This priority subscription will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), it being specified that this right may only be granted if the Company’s shares are admitted for trading on a regulated market recognized as such by the Autorité des Marchés Financiers (for which the Nasdaq Stock Market does not currently qualify).
We therefore propose, under the delegation herein, that you decide that the issuance price of the shares which may be issued under the delegation herein shall be determined by the board and shall be at least equal to the volume-weighted average price of the ADSs over the course of the five trading days preceding the fixing of the issue price, subject to a maximum discount of 10%, as determined by the board of directors.
This delegation would be granted for 26 months (i.e. until August 8, 2022) and would supersede the corresponding delegation granted by the shareholders’ meeting of June 27, 2018.
In this respect, the board of directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on June 27, 2018, nor pursuant to any prior similar authorizations granted in the past.
This delegation shall not be, directly or through sub-delegation, implemented during an unsolicited public tender offer initiated by a third-party.

c)
Resolution 22: Delegation of authority to the board of directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights.

The purpose of this delegation is to allow for the issuance of shares to underwriters in connection with an underwritten offering, similar to the offering carried out concurrently with our initial public offering in October 2013 on the Nasdaq Stock Market. We would use the delegation granted pursuant to this Resolution 22 (rather than Resolution 21) in the event that the French regulatory authorities revise their current approach (which favors the use of Resolution 21 in any public offering, even an underwritten offering) with respect to underwritten public offerings in the U.S. market.
You are asked to waive shareholders’ preferential subscription rights to the ordinary shares and securities that will be issued by virtue of this delegation, and to reserve this subscription for any bank, investment services provider, or other member of an underwriting syndicate undertaking (underwriting) to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with this delegation of authority.
The price of the shares will be at least equal to the volume-weighted average price of the ADSs for the five trading days preceding the determination of such price, subject to a maximum discount of 10%, as determined by the board of directors.
The total maximum nominal amount of the share capital increases which may be carried out pursuant to this delegation cannot exceed €165,507.2, representing 10% of the share capital as of March 31, 2020. To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital. The nominal amount of any share capital increase completed pursuant to this resolution will be deducted from the overall limit set forth in Resolution 25.
The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued cannot exceed $500.000.000 (or the corresponding value of this amount for an issuance in a foreign currency), which shall be deducted from the global amount set by Resolution 25.
As set forth above, the Company expects that it would use this resolution to raise the funds for general corporate purposes and to finance potential external growth transactions, and does not intend to make use of this resolution for any other objective, particularly within the context of an unsolicited public takeover or any other context.
To do so, the Company considers that a share capital increase in the maximum amount of 10% of the share capital would give it sufficient flexibility to meet its strategic objectives.
This delegation would be granted for 18 months (i.e., until December 8, 2021) and will supersede the corresponding delegation granted by the shareholders’ meeting of May 16, 2019 which, in the absence of a favorable vote, will expire on November 16, 2020, and may impair the Company’s ability to obtain appropriate financing to execute on its strategic objectives.
In this respect, the board of directors informs you that it has not made use of the corresponding delegation that was granted by the shareholders’ meeting on May 16, 2019, nor pursuant to any prior similar authorizations granted since the completion of the Company’s follow-on offering after its initial public offering.
This delegation shall not be, directly or through sub-delegation, implemented during an unsolicited public tender offer initiated by a third-party.

d)
Resolution 23: Delegation of authority to the board of directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Resolutions 20 to 22 and in Resolution 24 of the shareholders’ meeting of May 16, 2019, with or without shareholders' preferential subscription rights

The purpose of this Resolution 23 is to allow the board of directors to grant a customary over-allotment option for any issuance pursuant to Resolutions 20 to 22 and pursuant to Resolution 24 of the shareholders’ meeting of May 16, 2019. Any share capital increase pursuant to this delegation would be at the same price, and limited to 15% of the initial issuance.

e)	Resolution 24: Capital increase reserved for the employees of group savings plan
Pursuant, to Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 et seq. of the French Labor Code, the board of directors is required to submit to the approval of the shareholders’ meeting a resolution to authorize the board of directors to increase the Company’s share capital through the issuance of shares and securities giving access to the share capital of the Company for the benefit of employees who are members of a Company savings plan (plan d’épargne d’entreprise).
In this context, we propose that the total nominal amount of the share capital increases under this delegation not exceed €49,652.15, representing 3% of the share capital as of March 31, 2020 (any additional amount of the shares issued, pursuant to legal, regulatory or, as applicable, contractual requirements, to protect the rights of the holders of securities and other rights giving access to shares shall be added to this maximum amount).
The nominal amount of any capital increase which may be made pursuant to this delegation would be deducted from the global limit set forth in Resolution 25.
The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this resolution shall not exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency) and will be deducted from the global limit set forth in Resolution 25.
The issuance price of the new shares or securities giving access to the share capital would be determined by the board of directors pursuant to Articles L. 3332-18 to L. 3332-23 of the French Labor Code. For the benefit of the members of a company savings plan, the preferential subscription right of the shareholders to the shares or securities would be eliminated.
To date, we have not implemented any company savings plans involving equity of the Company and thus employees have not received any shares thereunder. However, approving this resolution will enable our board of directors to adopt such a company plan if it determines in the future that such a plan is appropriate to strengthen employee and shareholder alignment.

f)	Resolution 25: Approval of the overall limits on the amount of ordinary shares to be issued pursuant to the delegations in Resolutions 20 to 22, 24 and Resolution 27
The board of directors proposes to set at €165,507.2, representing 10% of the share capital as of March 31, 2020, the aggregate maximum amount of the share capital increases which could be made under Resolutions 21, 22, 24 and 27. We believe that this amount strikes the correct balance between protecting our existing shareholders and providing the Company sufficient flexibility in order to achieve its strategic objectives in terms of external growth.
The aggregate nominal amount of debt securities giving access to the Company’s share capital that may be issued pursuant to Resolutions 20 to 22, 24 and 27 cannot exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency).
The board of directors intends, whenever possible, to grant the shareholders a priority subscription period for issuances carried out pursuant to these delegations.

D.
VOTE ON THE DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO DECIDE ON ANY MERGER-ABSORPTION, SPLIT OR PARTIAL CONTRIBUTION ASSET - DELEGATION OF AUTHORITY TO THE BOARD OF DIRECTORS TO INCREASE THE SHARE CAPITAL IN RELATION WITH ANY MERGER-ABSORPTION, SPLIT OR PARTIAL CONTRIBUTION ASSET [RESOLUTIONS 26 AND 27]

The Action Plan for Business Growth and Transformation, enacted on May 22, 2019 (the “PACTE Law”) gave the possibility to the extraordinary shareholders meeting of the acquiring company to delegate to its board of directors its competence in making decision relating to a merger for a period that cannot exceed 26 months. Pursuant to Resolution 26, we are asking the shareholders to delegate authority to the board of directors of the Company to decide on any merger-absorption, split or partial contribution of asset in order to shorten the process related to those operations (allowing the Company to reach all business opportunity).

This delegation would be granted for a period of 26 months.

If Resolution 26 were adopted, it is necessary to grant to the board of directors a delegation to increase the Company’s share capital by issuing ordinary shares and/or any security giving access to the Company’s share capital in the course of merger-absorption, split or partial contribution of asset decided by the board of directors pursuant to the delegation granted in Resolution 26 above.

The aggregate nominal amount of the share capital increase that may arise pursuant to this delegation cannot exceed €165,507.2, representing 10% of the share capital as of March 31, 2020. To this amount shall be added, as applicable, the amount of any additional shares to be issued to maintain, pursuant to legal, regulatory or, if applicable, contractual requirements, the rights of the security holders and other rights giving access to the share capital. The nominal amount of any share capital increase completed pursuant to this resolution will be deducted from the overall limit set forth in Resolution 25.
The total nominal amount of the issuances of securities representing debt claims giving access to the share capital pursuant to this resolution shall not exceed $500,000,000 (or the equivalent of this amount in case of issuance in another currency) and will be deducted from the global limit set forth in Resolution 25.
This delegation would be granted for a period of 26 months.

E.	AMENDMENT OF THE COMPANY’S BY-LAWS [RESOLUTIONS 28 TO 30]

Finally the purpose of the following Resolutions 28 to 30 is to amend the Company’s by-laws in order to comply with applicable legal provisions.

a)	Resolution n°28 : Amendment of Article 12 of the Company’s By-laws
The Law for the Simplification of French Corporate Law dated July 20, 2019 (the “Simplification Law”) introduced the possibility for the board of directors to make the decisions referred to in Articles L. 225-37 and L. 225-82 of the French Commercial Code using a written consultation of the members of the board of directors, provided that this possibility is included in the Company’s by-laws. You are therefore asked to amend Article 12 of the Company’s by-laws (“Board of directors Meetings”) by adding paragraph 12.7 drafted as follows:

“The Board of directors may also take by written consultation of the Directors the following decisions that fall within the specific powers of the Board of directors:

–	Appointment of the Board’ members provided for in Article L. 225-24 of the French Commercial Code,

–	Authorization of sureties, endorsements and guarantees provided for in the last paragraph of Article L. 225-35 of the French

Commercial Code,

–
Decisions taken upon delegation granted by the shareholder meeting pursuant the second paragraph of Article L. 225-36 of the French Commercial Code, to modify the by-laws to amend them with the legal and regulatory provisions,

–	Convening of the shareholders’ meetings, and

–	Transfer of the head office in the same department.

When the decisions is taken by written consultation, the text of the proposed resolutions together with the voting form are sent by the Chairman of the Board of directors to every one of its members by electronic means.
The directors have a period of three (3) working days (or any shorter delay indicated in the request sent by the Chairman or the secretary of the Board of directors) following receipt of the text of the proposed resolutions and of the voting form vote to complete and send to the Chairman or the secretary of the Board of directors by electronic means the voting form, dated and signed, by checking for each resolution, a unique box corresponding to the meaning of its vote.
If none or more than one box have been ticked for a same resolution, the vote shall be null and void and shall not be taken into account in the calculation of the majority.
Any director who has not sent his reply within the above mentioned time limit will be considered absent and his vote will therefore not be taken into account for the calculation of the quorum and the majority.
During the delay of response, any director may require any additional explanations from the initiator of the consultation.
Within five (5) working days following the receipt of the last voting form, the Chairman shall draw up and date the minutes of the deliberations to which the voting forms shall be appended and which shall be signed by the Chairman of the Board of directors and one director.”

Consequently, Article 12.7 shall become Article 12.8 of the Company’s by-laws.

b)	Resolution N°29 : Amendment of Article 13 of the Company’s By-laws
In order to make the by-laws of the Company compliant with the provisions of Article L. 225-35 of the French Commercial that was amended by the Pacte Law and pursuant to which the board of directors shall now take into account social and environmental issues when determining the Company’s strategy, you are therefore asked to amend Article 13 of the Company’s by-laws as follows:
“ Article 13 - Powers of the Board of directors
The Board of directors determines the orientations of the Company’s activity and ensure they are carried out, in accordance with its social interest and taking into consideration its social and environmental challenges. Subject to the powers expressly granted to shareholders’ meetings, and within the limits of the corporate purposes, the Board of directors may consider any issue relating to the proper operation of the Company and shall resolve matters that concern the Company by its decisions.”

c)	Resolution n°30 : Amendment of Article 19 of the Company’s By-law

Pursuant to the provisions of the Simplification Law the required majority for the adoption of the resolutions by general shareholders’ meetings shall now only include expressed votes by shareholders who are present or represented : abstentions, blank votes, void votes or failure to take part in a vote will not be counted as votes “FOR” or “AGAINST” such matter. Therefore, you are asked to amend paragraphs 15 and 17 of Article 19 of the Company’s by-laws as follows:

15th paragraph:
Decisions of ordinary general meetings shall be adopted by a majority of the votes cast by the shareholders present or represented. The votes expressed do not include those attached to the shares for which the shareholder did not take part in the vote, abstained or voted blank or void.

17th paragraph:
Decisions of extraordinary general meetings shall be adopted by a majority of two-thirds of the votes cast by the shareholders present or represented. The votes expressed do not include those attached to the shares for which the shareholder did not take part in the vote, abstained or voted blank or void.

COMBINED SHAREHOLDERS’ MEETING - JUNE 25, 2020

Appendix: Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
The following compensation discussion and analysis provides comprehensive information and analysis regarding our executive compensation program for 2019 for our named executive officers and provides context for the decisions underlying the compensation reported in the executive compensation tables in this proxy statement. For 2019, our named executive officers included (i) our principal executive officers during 2019; (ii) our principal financial officer; (iii) our other executive officer, other than the principal executive officer and the principal financial officer, who was serving as of the end of the fiscal year and (iv) our two former executive officers who served during 2019. Unless otherwise noted, titles referred to in this section are as of December 31, 2019. For the year ended December 31, 2019, our named executive officers were:

Megan Clarken	Chief Executive Officer (principal executive officer)
Jean-Baptiste Rudelle	Former Chief Executive Officer
Benoit Fouilland	Chief Financial Officer (principal financial officer)
Ryan Damon	General Counsel & Corporate Secretary
Mary Spilman	Former Chief Operating Officer
Dan Teodosiu	Former Chief Technology Officer
Certain amounts in this Compensation Discussion and Analysis relating to compensation in 2019 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.119574, which represents the average exchange rate for the year ended December 31, 2019, and certain amounts relating to compensation in 2018 have been converted from euros to U.S. dollars at a rate of €1.00 = $1.181026, which represents the average exchange rate for the year ended December 31, 2018.
We believe that we have a strong team of executives who have the ability to execute our strategic and operational priorities. The combination of strong executive leadership and highly talented and motivated employees played a key role in our solid financial performance in 2019 in a challenging context, as described below.
2019 Financial and Operating Highlights
We are a global technology company powering the world's marketers with trusted and impactful advertising. We strive to deliver measurable business results at scale across multiple marketing goals for retailers and brands, through our self-service Criteo Platform. Using shopping data, artificial intelligence ("AI") technology and extensive consumer reach, we help marketers drive Awareness, Consideration and Conversion for their products and services and help retailers generate advertising revenues from consumer brands. Our data is pooled among our clients and offers deep insights into consumer intent and purchasing habits. To drive trusted and impactful advertising for marketers, we activate our data assets in a privacy-by-design way through proprietary AI technology to engage consumers in real time by designing, pricing and delivering highly relevant digital advertisements ("ads") across devices and environments. We price our offering on a range of pricing models and measure our value based on clear, well-defined performance metrics, making our impact on the business of our clients both transparent and easy to measure.
Our mission is to power the world's marketers, brands, retailers, publishers, content creators, and agencies with trusted and impactful advertising. We enable our clients to address multiple goals across the marketing funnel through the Criteo Platform. Our vision is to build the leading advertising platform for the open Internet.
Leadership Transition:
Effective November 25, 2019, Megan Clarken became our Chief Executive Officer. On the same date, Jean-Baptiste Rudelle stepped down from his position as our Chief Executive Officer, a position he had held since April 25, 2018, and previously from the founding of our Company until January 1, 2016. Mr. Rudelle retained his role as chairman of our board of directors.
For more information on the specific elements of compensation paid to each of our named executive officers, including Mr. Rudelle, please see “Elements of Executive Compensation” below and “Compensation Tables—Summary Compensation Table.”
2019 Financial Highlights:
Our 2019 financial results include:

•	Revenue declined 2%, or increased 1% at constant currency, from $2,300 million in 2018 to $2,262 million in 2019;

•
Revenue excluding traffic acquisition costs, which we refer to as Revenue ex-TAC, which is a non-GAAP financial measure, decreased 2%, or increased 0.3% at constant currency, from $966 million in 2018 to $947 million in 2019;

•	Net income was $96 million in 2019, flat compared to the prior year; and

•	Adjusted EBITDA, which is a non-GAAP financial measure, decreased 7%, or 3% at constant currency, from $321 million in 2018 to $299 million in 2019.
Revenue ex-TAC and Adjusted EBITDA are non-GAAP measures. We define Revenue ex-TAC as our revenue excluding traffic acquisition costs. We define Adjusted EBITDA as our consolidated earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Traffic acquisition costs consist of purchases of impressions from publishers. We purchase impressions directly from publishers or third-party intermediaries, such as advertising exchanges. We recognize cost of revenue on a publisher by publisher basis as incurred. Costs owed to publishers but not yet paid are recorded in our consolidated statements of financial position as accounts payable and accrued expenses. Please refer to footnotes 3, 4 and 5 to the “Other Financial and Operating Data” table in “Item 6. Selected Financial Data” of our Annual Report on Form 10-K for a reconciliation of Revenue ex-TAC to revenue and Adjusted EBITDA to net income, in each case the most directly comparable financial measure calculated and presented in accordance with GAAP. Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2018 average exchange rates for the relevant period to 2019 figures.
The following charts show the growth of our revenue, Revenue ex-TAC, net income, Adjusted EBITDA and cash flow from operating activities over the past three years:

2019 Operating Highlights:

•
We added 828 net new clients, ending the year with more than 20,200 clients globally, a 4% increase year-over-year, while maintaining an average client retention rate of approximately 90% over the past three years;

•	New solutions, which include all solutions outside of retargeting, grew 54% year-over-year to 12% of total Revenue ex-TAC, including 16% in the fourth quarter of 2019;

•	Our retargeting business declined slightly, in particular with large customers;

•	At the end of 2019, 800 clients were already live with our Consideration products priced on cost-per-impression (or CPM) basis just one quarter after beta launch in the third quarter of 2019; and

•	Our direct header-bidding technology connects to over 4,500 publishers across Web and App.

2019 Executive Compensation Highlights
Highlights of our executive compensation program for 2019 include:

•
We continue to maintain rigorous short- and long-term incentive compensation programs for our executive officers to ensure fair ongoing pay-for-performance outcomes and strong alignment with our shareholders:

◦
We paid annual incentive bonuses to our named executive officers with funding at 79.4% of target (with the exception of Megan Clarken, whose bonus was granted at 100% of target, prorated for the period from November 25, 2019 through the end of the fiscal year in accordance with her management agreement), reflecting the rigor of our incentive compensation program and its strenuous Company performance targets, despite high overall achievement of our executives’ individual goals, as described below under the heading “—Elements of Executive Compensation Program—Annual Incentive Bonus”;

◦
50% of the performance stock units (“PSUs”) granted to certain of our named executive officers in 2019 were earned, as we met the target of our Free Cash Flow performance goals but did not meet the threshold for our Gross Revenue performance goals for 2019. As a result, target PSU awards with a total grant date fair value of $1,806,299.30 to our named executive officers in 2019 were forfeited;

◦
The PSUs and restricted stock units (“RSUs”) granted in 2019 to Mary Spilman, our former Chief Operating Officer, and Dan Teodosiu, our former Chief Technology Officer, were forfeited when they left the Company; and

◦
The stock options granted to Megan Clarken in 2019 will only deliver realizable value over time if our stock price appreciates from the date of grant. The exercise price of Ms. Clarken’s stock options is €15.67 ($17.54 at a rate of €1.00 = $1.119574, which represents the average exchange rate for the year ended December 31, 2019).

◦	Ms. Clarken has not yet realized value from these grants. No other named executive officers received stock options in 2019.

•
We updated our compensation peer groups to maintain alignment with key attributes of the Company (including our industry, market capitalization and certain financial attributes, such as annual revenue and annual revenue growth), and to reflect the Company’s position in the market and determined executive compensation levels with reference, in part, to these reasonable comparator groups;

•
We continued the practice by which a majority of our executive officers’ target total direct compensation opportunity is paid in the form of long-term performance-based equity incentives, including PSUs, RSUs, and stock options, each of which vest over four years, and generally only provide realizable pay opportunities for executives with demonstrated growth in Company value over time or achievement of measurable, objective, pre-determined performance goals; and

•
We maintained performance targets for executive bonuses that give more importance to quantitative measures of Company performance over qualitative performance goals for our named executive officers, in order to align our executives’ interests even more closely with those of our shareholders.

Executive Compensation Policies and Practices
We maintain several policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy:

What We Do	What We Don’t Do
•    Clawback policy allows recoupment of incentive compensation paid to executive officers if our financial statements are the subject of a restatement or in the event of misconduct
•    Performance-based equity incentives
•    Performance-based annual incentive bonus
•    Caps on performance-based cash and equity compensation
•    Annual compensation program review and, where appropriate, alignment with our compensation peer group; review of external competitive market data when making compensation decisions
•    Significant portion of executive compensation contingent upon corporate performance, which directly influences stockholder return
•    Four-year equity award vesting periods, including a one-year performance period and a two-year initial vesting cliff for PSUs
•    Prohibition on short sales, hedging of stock ownership positions and transactions involving derivatives of our ADSs
•    Limited executive perquisites
•    Independent compensation consultant engaged by our compensation committee
•    Annual board and committee self-evaluations
•    Established market practice chairman and Section 16 executive officer share ownership requirement guidelines (new for 2019)

•    No “single-trigger” change of control benefits
•    No post-termination retirement or pension non-cash benefits or perquisites for our executive officers that are not available to our employees generally
•    No tax “gross-ups” for change of control benefits
•    No employment agreements with executive officers that contain guaranteed salary increases or equity compensation
•    No discounted stock options or option re-pricings without shareholder approval
•    No payment or accrual of dividends on unvested stock option, PSU or RSU awards

Executive Pay Mix for 2019
The charts below show the target total pay mix for 2019 of each of Ms. Clarken, our current Chief Executive Officer, Mr. Rudelle, our former Chief Executive Officer, and Mr. Fouilland, our Chief Financial Officer. The chart for Ms. Clarken excludes her $300,000 sign-on bonus received when she joined the Company in November 2019, but includes her full annual salary and target bonus. The chart illustrates the predominance of performance-based compensation and variable (as opposed to fixed) long-term incentive compensation through equity awards in our executive compensation program. We believe that this weighting of components allows us to reward our executives for achieving or exceeding our financial, operational and strategic performance goals, and align our executives’ long-term interests with those of our shareholders.
For more information on the pay mix for our named executive officers, please see “Compensation Tables—Summary Compensation Table.”
Realizable Pay for 2019
Because our compensation committee aims to align executives’ incentives with shareholder value creation, the majority of our named executive officers’ compensation is composed of equity awards, the value of which is significantly impacted by both stock-based performance and Company financial performance. There is no assurance that the grant date fair values reported in the Summary Compensation Table for these equity awards will be reflective of their actual economic value or that comparable amounts will ever be realized by our named executive officers. For example, we granted PSUs to Messrs. Rudelle, Fouilland and Teodosiu, and Ms. Spilman, in 2019 that were scheduled to vest in April 2021 based on achievement of our pre-determined Gross Revenue and Free Cash Flow goals, but, as a result of Company financial performance against established targets over the measurement period, only 50% of these PSUs were earned (as described further below). Similarly, the stock options granted to Ms. Clarken in 2019 were “out-of-the-money” at fiscal year-end and will only deliver actual value to her with future stock price appreciation above the exercise price of such stock options.
The chart below compares 2019 target total compensation provided to each of Mr. Rudelle, our former Chief Executive Officer for the 2019 fiscal year until November 25, 2019, and Mr. Fouilland, our Chief Financial Officer, to the value of the pay realizable for each pay component by Messrs. Rudelle and Fouilland as of fiscal year end 2019. We have not included Mr. Damon in the chart because Mr. Damon first became a named executive officer in 2019, and his 2019 compensation was not decided by the compensation committee. Target total compensation for the chart below represents: (1) base salary, (2) 2019 target cash bonus opportunity (100% of base salary in the case of Mr. Rudelle, and 75% of base salary in the case of Mr. Fouilland), and (3) the aggregate grant date fair values of PSUs and RSUs (including special supplemental RSUs, as described below) granted to each of Mr. Rudelle and Mr. Fouilland in 2019 (as reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table included below under the heading “Compensation Tables”). Mr. Rudelle’s total target compensation for fiscal year 2019 was $9,254,767, and Mr. Fouilland’s total target compensation for fiscal year 2019 was $4,589,610. For more information, please see “Compensation Tables—Summary Compensation Table.”
Total realizable compensation for the chart below represents: (1) each executive’s base salary, (2) each executive’s actual earned cash bonus for 2019 (as disclosed in the Summary Compensation Table), and (3) the actual intrinsic value of the equity awards, as of December 31, 2019, granted to each of Mr. Rudelle and Mr. Fouilland in 2019. For PSUs, this amount is calculated by multiplying the number of shares earned by each executive in 2019 by our closing stock price on December 31, 2019. For RSUs, this amount is calculated by multiplying the number of RSUs allocated to each executive in 2019 by our closing price on December 31, 2019. In addition, we have shown realizable compensation using our closing stock price on March 20, 2020.
Mr. Rudelle’s realizable pay for fiscal 2019 was approximately $7,909,699, or approximately 85% of his fiscal 2019 target total pay using our closing stock price on December 31, 2019, and approximately $3,187,000, or approximately 34% of his fiscal 2019 target total pay using our closing stock price on March 20, 2020. Mr. Fouilland’s realizable pay for fiscal 2019 was approximately $3,945,309, or approximately 86% of his fiscal 2019 target total pay using our closing stock price on December 31, 2019, and approximately $1,738,000, or approximately 38% of his fiscal 2019 target total pay using our closing stock price on March 20, 2020.
Former Chief Executive Officer             Chief Financial Officer

Base Salary
Bonus
RSU
PSU
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$9,256
$2,459
$5,677
$555
$555
= 85% of target
$7,911
$1,230
$5,677
$441
$555
= 34% of target
$3,187
$390
$1,801
$441
$555
FY19 Target Total Pay
FY19 Realizable Total Pay
FY19 Realizable Total Pay (3/20 closing price)

Base Salary
Bonus
RSU
PSU
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$4,590
$1,151
$2,655
$336
$448
= 86% of target
$3,945
$575
$2,655
$267
$448
= 38% of target
$1,738
$182
$841
$267
$448
FY19 Target Total Pay
FY19 Realizable Total Pay
FY19 Realizable Total Pay
(3/20 closing price)

Compensation Philosophy and Objectives
Pay for Performance
Our philosophy in setting compensation policies for our executive officers has four fundamental objectives: (1) to attract and retain a highly skilled team of executives in competitive markets; (2) to reward our executives for achieving or exceeding our financial, operational and strategic performance goals; (3) to align our executives’ long-term interests with those of our shareholders; and (4) to provide compensation packages that are both competitive and reasonable relative to our peers and the broader competitive market. The compensation committee and the board of directors believe that executive compensation should be directly linked both to continuous improvements in corporate performance and to accomplishments that are expected to increase shareholder value over time. Historically, the board of directors has compensated our executive officers through three direct compensation components: base salary, an annual incentive bonus opportunity and long-term incentive compensation in the form of equity awards. The compensation committee and the board of directors believe that cash compensation in the form of base salary and an annual incentive bonus opportunity provides our executive officers with short-term rewards for success in operations, and that long-term incentive compensation in the form of equity awards increases retention and aligns the objectives of our executive officers with those of our shareholders with respect to long-term performance. Since 2015, long-term equity compensation for our executive officers has consisted of both PSU awards and stock options. Since 2019, we have included RSUs in the overall mix of compensation for our executive officers in place of stock options, outside of stock options granted in connection with inducement or initial equity awards. For more information, please see “—Long Term Incentive Compensation.”
Participants in the Compensation Process
Role of the Compensation Committee and the Board of Directors
In accordance with French law, committees of our board of directors have an advisory role and can only make recommendations to our board of directors. As a result, while our compensation committee is primarily responsible for our executive compensation program, including establishing our executive compensation philosophy and practices, as well as determining specific compensation arrangements for the named executive officers, final approval by our board of directors is required on all such matters. The board of directors’ decisions and actions regarding executive compensation referred to throughout this Compensation Discussion and Analysis are made following the compensation committee’s comprehensive in-depth review, analysis and recommendation.
The board of directors approves the performance goals recommended by the compensation committee under the Company’s annual and long-term incentive plans and achievement by our executive officers of these goals. While the compensation committee draws on a number of resources, including, for 2019, input from Mr. Rudelle and Ms. Clarken, who each served as our Chief Executive Officer during 2019, and the compensation committee’s compensation consultant, to make decisions regarding our executive compensation program, the compensation committee is responsible for making the ultimate recommendation to be approved by the board of directors. The compensation committee relies upon the judgment of its members in making recommendations to the board of directors after considering several factors, including recommendations of the chairman of the board of directors and the Chief Executive Officer with respect to the compensation of executive officers (other than their own compensation), Company and individual performance, perceived criticality, retention objectives, internal fairness, current compensation opportunities as compared to similarly situated executives at peer companies (based on a review of competitive market analyses prepared by its compensation consultant) and other factors as it may deem relevant.
Role of Compensation Consultant
The compensation committee retains the services of Compensia as its independent compensation consultant. The mandate of the compensation consultant includes assisting the compensation committee in its review of executive and director compensation practices, including the competitiveness of pay levels, design of the Company’s annual and long-term incentive compensation plans, executive compensation design, and analysis of competitive market practices. The compensation committee is responsible for oversight of the work of the compensation consultant and annually evaluates the performance of the compensation consultant. The compensation committee has discretion to engage and terminate the services provided by the compensation consultant, subject to formal approval by the board of directors.

At its meeting in October 2019, the compensation committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules and the board of directors concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the compensation committee.
Role of Chairman and Chief Executive Officer
Mr. Rudelle and, after November 25, 2019, Ms. Clarken, attended compensation committee meetings and worked with the chair of the compensation committee and its compensation consultant to develop compensation recommendations for the executive officers (excluding Mr. Rudelle and Ms. Clarken), based upon individual experience and breadth of knowledge, individual performance during the year and other relevant factors. The recommendations of individuals holding the positions of chairman and Chief Executive Officer are reviewed and considered with other applicable information by the compensation committee, which then makes a recommendation to the board of directors. The compensation committee works directly with its compensation consultant to recommend to the board of directors compensation actions for individuals holding the position of chairman and Chief Executive Officer. In accordance with Nasdaq rules, individuals holding the positions of chairman and Chief Executive Officer are not present during deliberations or voting concerning their own compensation.
Use of Competitive Market Data
The compensation committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program, including an evaluation of the compensation practices at peer companies. The compensation committee uses data from this evaluation to assess the reasonableness of compensation and ensure that our compensation practices are both competitive in the marketplace and reasonable.
Our peer companies in 2019 were provided to the compensation committee by Compensia, then selected by the compensation committee and subsequently approved by the board of directors. Each year, the compensation committee reviews our peer group with the assistance of the compensation consultant and updates the peer group as appropriate. The companies comprising the peer group for 2019 were selected on the basis of their comparability to Criteo in terms of broad industry (software and services companies focused on digital media/advertising in the United States and software/technology companies more broadly in Europe, given the more limited number of comparable companies in the European market), geographic location, market capitalization, financial attributes (including revenue, revenue growth, comparable gross margin and cash flow) and number of employees.
Based on this evaluation, the compensation committee selected the peer companies in the following table for 2019. Given the Company’s unique position as a French company publicly-listed on the Nasdaq Global Market in the United States with certain executives based in Europe, the compensation committee determined that it was appropriate to develop both U.S. and international peer groups. The peer companies generally had revenues between half and two times the Company’s revenue, and market capitalization between half to three times the Company’s market capitalization.
U.S. Peers:

Blackbaud	j2 Global	Shutterfly
Cloudera	MicroStrategy	Tableau Software
Cornerstone OnDemand	Nutanix	Verint Systems
Endurance International	Pandora Media	Yelp
Fair Isaac	Paylocity Holding	Zynga
FireEye	QAD
HubSpot	RealPage
European Peers:

Auto Trader Group	Luxoft Holding	Talend S.A.
Cimpress N.V.	Playtech	Travelport Worldwide
Delivery Hero	Rightmove	trivago
InterXion Holding N.V.	Scout24
Just Eat	Sophos Group
Changes to our peer group from 2018 to 2019 include the addition of Blackbaud, Cloudera, Hubspot, Microstrategy, and QAD, and the removal of GoDaddy, Grubhub, and Zillow, resulting in a peer group that we believe is closer to Criteo’s financial and value criteria.
In addition to reviewing data drawn from these peer groups, the compensation committee also reviews competitive compensation data from broader Radford technology survey cuts and Compensia databases. To assist the Company in making its executive compensation decisions for 2019, Compensia evaluated competitive market practices, considering base salary, target annual incentives as a percentage of base salary, target total cash compensation, target annual long-term incentive grant date fair values, equity award mixes, equity award structures and target total direct compensation.
In general, our board of directors seeks to set executives’ total cash compensation (base salary plus target annual incentive bonus) and long-term incentive compensation at levels that are competitive with our peers (based on its review of the compensation data for executives with similar roles in the Company’s peer groups) and, in the case of long-term incentive compensation, at a level great enough to ensure deep alignment of our executive officers’ interests with those of our shareholders.
However, the compensation committee does not formally “benchmark” our executive officers’ compensation to a specific percentile of our peer group. Instead, it considers competitive market data as one factor among many in its deliberations. The compensation committee exercises independent judgment in determining appropriate levels and types of compensation to be paid based on its assessment of several factors, including recommendations of the chairman and the Chief Executive Officer with respect to the compensation of executive officers (other than their own compensation), Company and individual performance, perceived criticality, retention objectives, internal fairness, current compensation opportunities as compared with similarly situated executives at peer companies (based on review of competitive market analyses prepared by its compensation consultant) and other factors as it may deem relevant.
The chart below is based on the peer data reviewed by our compensation committee in setting target compensation levels for our current Chief Executive Officer, our former Chief Executive Officer and our Chief Financial Officer for fiscal year 2019 and shows a comparison, for illustrative purposes, of the elements of fiscal year 2019 target total compensation for each Chief Executive Officer and our Chief Financial Officer against chief executive officer and chief financial officer compensation for our U.S. peer group.
We have chosen to present this data for our current Chief Executive Officer, our former Chief Executive Officer and our Chief Financial Officer only, rather than all of our named executive officers, because chief executive officer and chief financial officer are the two roles for which our compensation committee has access to the most comparable company data, and because these are the two roles most responsible for setting our strategic direction and articulating it to financial markets and investors (and therefore for which alignment of interests with shareholders is most important). We chose to present only the comparison against the U.S. peer group because our U.S. peer group consists of companies with which we are most likely to compete for talent, and is therefore the more important of the two peer groups in our compensation committee’s analysis.
In the chart below, “Total Cash” consists of each executive officer’s base salary and target bonus under the Criteo Executive Bonus Plan (“EBP”) (as further discussed under “—Elements of Executive Compensation Program—Annual Incentive Bonus” below), which, for fiscal year 2019, was greater than the bonus each executive actually earned under our EBP. “Equity Value” includes the combined aggregate grant date fair value of each award at target, and therefore assumes that all PSUs have been earned under the applicable performance criteria. As discussed above, for 2019, 50% of the shares subject to our named executive officers’ 2019 PSU awards were earned. Additionally, in 2019, our board of directors made a special supplemental grant of RSUs to Messrs. Rudelle, Fouilland and Teodosiu and Ms. Spilman, in order to reward each individual’s performance and go-forward criticality and to help achieve retention objectives with respect to executives based on review of their existing equity retention profiles as impacted by a 0% payout of 2018 PSUs and the “underwater” status of all outstanding option awards. The RSUs granted to Ms. Spilman and Mr. Teodosiu were forfeited upon their respective departures from the Company. In the case of Ms. Clarken, the value of each element of compensation in the table below is greater than the compensation she actually received in 2019—the chart below shows the compensation that an individual in the Chief Executive Officer position would have received for the entirety of 2019, whereas Ms. Clarken only began serving as our Chief Executive Officer on November 25, 2019. For more information on the specific elements of compensation to each of our executives, please see “Compensation Tables—Summary Compensation Table.”

CURRENT CEO
in thousands of U.S. dollars unless indicated otherwise
	CRTO FY19 Target	U.S. Market Percentile	CRTO FY19 Realizable Pay
Base Salary	$650	60%	$650
Total Cash	$1,300	60%	$1,300
Equity Value	$4,944	40%	$2,484
Target Total Pay	$6,244	40%	$3,784
Excludes sign-on bonus

FORMER CEO
in thousands of U.S. dollars unless indicated otherwise
	CRTO FY19 Target	U.S. Market Percentile	CRTO FY19 Realizable Pay
Base Salary	$555	50%	$555
Total Cash	$1,109	55%	$995
Equity Value	$8,146	75%	$5,425
Target Total Pay	$9,255	75%	$6,420

CFO
in thousands of U.S. dollars unless indicated otherwise
	CRTO FY19 Target	U.S. Market Percentile	CRTO FY19 Realizable Pay
Base Salary	$448	50%	$448
Target Total Cash	$784	75%	$715
Equity Value	$3,806	>75%	$2,535
Target Total Pay	$4,590	>75%	$3,249
For illustrative purposes only, we have also included realizable pay for 2019 for each of our current Chief Executive Officer, former Chief Executive Officer and Chief Financial Officer, which includes, in each case, (1) base salary, (2) total cash including actual earned cash bonus for 2019 under our EBP (as disclosed in the Summary Compensation Table) and (3) the actual intrinsic value, as of December 31, 2019, of the equity awards granted to the executive in 2019. For PSUs, this amount is an aggregate of $1,806,231 for both Messrs. Rudelle and Fouilland because only 50% of the PSUs awarded in 2019 were earned. For RSUs, this amount is an aggregate of $8,338,953 for both Messrs. Rudelle and Fouilland. For Ms. Clarken’s stock options, this amount reflects the spread between our closing stock price on December 31, 2019, and the exercise price of such options multiplied by the number of Ordinary Shares underlying such options. For 2019, this amount is $0 for Ms. Clarken, our only named executive officer to receive stock options in 2019, because all of the stock options granted during 2019 had an exercise price that was higher than the fair market value of the ordinary shares and thus were “out-of-the-money” at year-end. For more information on realizable pay, please see “—Realizable Pay for 2019.”
Prior Year Say-On-Pay Results
Our executive compensation program received significant shareholder support and was approved, on a non-binding advisory basis, by 92.7% of the votes cast at the 2019 Annual General Meeting. We value feedback from our shareholders on our executive compensation program and corporate governance policies and welcome input, as it impacts our decision-making. We believe that ongoing engagement builds mutual trust with our shareholders and we will continue to monitor feedback from our shareholders and may solicit outreach on our programs, as appropriate. At the 2016 Annual General Meeting, shareholder votes expressed a preference for the say-on-frequency proposal to hold an advisory vote to approve executive compensation on an annual basis. In light of this vote, the Company’s board of directors determined that the Company will continue to hold an advisory vote to approve executive compensation on an annual basis until the next required say-on-frequency vote, which will be held at the 2022 Annual General Meeting.
In 2019, Criteo’s management team continued to frequently engage with the investment community, hosting and participating in almost 300 in-person meetings, including during roadshows and conferences as well as phone calls. Shareholders we spoke to jointly represented approximately 68% of floating shares as of December 31, 2019. In such engagements, Criteo’s executive compensation program was a common discussion topic and investors’ feedback and suggestions on such program were regularly heard and taken into consideration. In our shareholder outreach specific to the 2019 Annual General Meeting, Criteo’s management team spoke directly with 50% of its top-40 shareholders, jointly owning approximately 50% of shares. Based on feedback from our shareholders, our compensation committee and board of directors will consider potential shareholders’ concerns and take them into account in future determinations concerning compensation of our named executive officers.
Elements of Executive Compensation Program
In 2019, as in prior years, our executive compensation program consisted of three principal elements:

•	Base salary

•	Annual incentive bonus

•	Long-term incentive compensation

Base Salary
Base salary is the principal fixed element of an executive officer’s annual cash compensation during employment. The level of base salary reflects the executive officer’s skills and experience and is intended to be on par with other job opportunities available to such executive officer. Given the industry in which we operate and our compensation philosophy and objectives, we believe it is important to set base salaries at a level that is both competitive with our peer group in order to retain our current executives and reasonable, and to hire new executives when and as required. However, our review of the competitive market data is only one factor in setting base salary levels. In addition, the compensation committee also considers the following factors:

•	individual performance of the executive officer, as well as overall performance of the Company, during the prior year;

•	level of responsibility, including breadth, scope and complexity of the position;

•	years and level of experience and expertise and location of the executive officer;

•	internal review of the executive officer’s compensation relative to other executives to take into account internal fairness considerations; and

•
in the case of executive officers other than those holding the positions of chairman and Chief Executive Officer, the recommendations of the individuals holding the positions of chairman and Chief Executive Officer.

Base salaries for our executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually based on the factors described above.
2019 Base Salaries
The base salaries of the named executive officers for 2018 and 2019, each in local currency and converted into U.S. dollars (on a constant currency basis for 2019), and the rationale for any base salary adjustment are set forth below:

Name	Position(1)	2018 Base Salary (in local currency)	2019 Base Salary (in local currency)	2018 Base Salary (in USD)(2)	2019 Base Salary at Constant Currency (in USD)(2)	Rationale for Adjustment
Megan Clarken	Chief Executive Officer	N/A	$650,000	N/A	$650,000
Ms. Clarken began serving as our Chief Executive Officer on November 25, 2019. The amounts shown reflect the compensation she would have received if she had served for the full year.

Ms. Clarken’s remuneration is solely for her role as Chief Executive Officer of Criteo Corp.

Jean-Baptiste Rudelle	Former Chief Executive Officer	€23,299 (services to Criteo S.A. as executive chairman, pro rated) $27,290 (services to Criteo Corp. as executive chairman, pro rated) €340,619 (services as Chief Executive Officer, pro rated)	€495,323	$457,087	$584,989
Until April 25, 2018, Mr. Rudelle served as executive chairman of the Company, which is reflected in the amounts shown in the table. In connection with Mr. Rudelle’s transition from executive chairman to Chief Executive Officer on April 25, 2018, his base salary was increased from $175,123 to €495,323 (or approximately $584,989) to reflect the change in role. Mr. Rudelle’s base salary was not increased from 2018 to 2019.

Benoit Fouilland	Chief Financial Officer	€350,000	€400,000	$413,359	$472,410	Base salary increase to recognize strong performance.
Ryan Damon	Executive Vice President, General Counsel & Corporate Secretary	$415,000	$415,000	$415,000	$415,000	Mr. Damon first became a named executive officer in 2019. Mr. Damon’s base salary was not increased from 2018 to 2019.
Mary Spilman	Former Chief Operating Officer	$500,000	$515,000	$500,000	$515,000
Ms. Spilman served as Chief Operating Officer until July 5, 2019. The amounts shown for 2019 reflect the compensation she would have received if she had served for the full year.

Base salary increase to recognize market movement and to maintain a competitive salary position.

Dan Teodosiu	Former Chief Technology Officer	€325,000	€335,000	$383,833	$395,644
Mr. Teodosiu served as Chief Technology Officer until September 30, 2019. The amounts shown for 2019 reflect the compensation he would have received if he had served for the full year.

Base salary increase to recognize market movement and to maintain a competitive salary position.

(1) Refers to such named executive officer’s position at the end of 2019.
(2) 2018 base salaries have been converted from euros to U.S. dollars at a rate of €1.00 = $1.181026, which represent average exchange rates for the year ended December 31, 2018. 2019 base salaries are presented on a constant currency basis, using the 2018 average exchange rates set forth in the preceding sentence, for comparative purposes.

Annual Incentive Bonus
The Company provides our executive officers with the opportunity to earn annual cash bonus awards pursuant to the Criteo Executive Bonus Plan (the “EBP”), which are specifically designed to motivate our executive officers to achieve pre-established Company-wide goals set by the board of directors and to reward them for individual results and achievements in a given year.
The EBP is intended to provide structure and predictability regarding the determination of performance-based cash bonuses. Specifically, the EBP seeks to:

(i)	help attract and retain a high quality executive management team;

(ii)	increase management focus on challenging yet realistic goals intended to create value for shareholders;

(iii)	encourage management to work as a team to achieve the Company’s goals; and

(iv)	provide incentives for participants to achieve results that exceed Company goals.
Pursuant to the EBP, the annual cash bonus opportunities for our executive officers are approved on an annual basis by the board of directors. The Company goals, their relative weighting, and the relative weighting for each of the individual performance goals of the executive officers, if applicable, are also established by the board of directors at the beginning of the year, upon recommendation of the compensation committee, shortly after the board of directors has approved our annual operating plan.
Under the EBP, the board of directors has the discretion to determine the extent to which a bonus award will be adjusted based on an executive officer’s individual performance or such other factors as it may, in its discretion, deem relevant. An executive officer’s bonus award may be adjusted downward to zero by the board of directors based on a review of individual performance. The board of directors is not required to set individual qualitative goals for a given year.
2019 Annual Bonus Incentive
The performance measures and related target levels for the 2019 EBP, which reflected performance requirements set at the start of the year in the Company’s annual operating plan, were developed by the compensation committee and approved by the board of directors at meetings held in March 2019. For 2019, the board of directors, on recommendation from the compensation committee, set two shared quantitative goals applicable to all of the named executive officers (weighted 80%, collectively) and individual qualitative goals for each of our named executive officers (weighted 20%).
Quantitative Goals
The quantitative measures selected for the 2019 EBP were (i) Revenue ex-TAC growth, measured at constant currency, from 2018 to 2019, and (ii) Adjusted EBITDA (on an absolute basis but adjusted to remove the impact of currency fluctuations) achieved during 2019. These measures were selected by the board of directors because Revenue ex-TAC and Adjusted EBITDA are the key measures it uses to monitor the Company’s financial performance. In particular, our strategy focuses on maximizing the growth of our Revenue ex-TAC on an absolute basis over maximizing our near-term gross margin, as we believe this focus builds sustainable long-term value for our business by fortifying a number of our competitive strengths, including access to advertising inventory, breadth and depth of data and continuous improvement of the Criteo AI Engine’s performance, allowing it to deliver more relevant advertisements at scale. In 2019 (as in 2017 and 2018), the Revenue ex-TAC metric and Adjusted EBITDA metric were given equal weight. In setting the payout scale for both the Revenue ex-TAC portion and the Adjusted EBITDA portion of the quantitative goals, our compensation committee took into consideration the known and perceived challenges for Criteo and the overall advertising technology industry for 2019, which has resulted in a flattening of our earnings expectations for 2019 as well as a need to reinforce executive retention efforts, while remaining in line with market practices.
The payout scale on the Revenue ex-TAC portion of the quantitative goals was as follows, with Revenue ex-TAC growth measured, in each case, on a constant-currency basis:
•If Revenue ex-TAC growth was positive by less than 5.4% in 2019 compared to 2018 (rounded up or down to the nearest tenth), the payout on the Revenue ex-TAC portion of the quantitative goals was between 50% and 100% of target;
•If Revenue ex-TAC growth was positive by between the 5.4% target and the “stretch” 7.7% target, the payout on the Revenue ex-TAC portion of the quantitative goals was between 100% and 150% of target;
•If Revenue ex-TAC growth was positive by more than the 7.75% stretch target but less than 10%, the payout on the Revenue ex-TAC portion of the quantitative goals was between 150% and 200% of target; and
•If Revenue ex-TAC growth was positive by 10% or more, our executives could achieve the maximum payout on the Revenue ex-TAC portion of the quantitative goals, which was 200%.
The payout scale on the Adjusted EBITDA portion of the quantitative goals was as follows, in each case calculated on an absolute basis and excluding currency impacts:
•If Adjusted EBITDA for 2019 was between $237 million and the $299 million target, the payout on the Adjusted EBITDA portion of the quantitative goals was between 50% and 100% of target;
•If Adjusted EBITDA for 2019 was between the $299 million target and a $335 million “stretch” target, the payout on the Adjusted EBITDA portion of the quantitative goals was between 100% and 150% of target;
•If Adjusted EBITDA for 2019 was above the $335 million stretch target but less than $370 million, the payout on the Adjusted EBITDA portion of the quantitative goals was between 150% and 200% of target; and
•If Adjusted EBITDA for 2019 was $370 million or above, our executives could achieve the maximum payout on the Adjusted EBITDA portion of the quantitative goals, which was 200%.

The quantitative goals set forth herein and the achievement levels for such goals were designed to ensure proper alignment between our executive bonus plan provisions and the internal 2019 financial plan supporting the guidance that we published at the beginning of fiscal year 2019.
The chart below sets forth the quantitative goals for 2019 and the achievement levels for such goals, as well as actual Company performance for 2019 against which executive performance was measured. As shown below, year-over-year Revenue ex-TAC growth was 0.3% at constant currency, resulting in a 52.8% payout for the Revenue ex-TAC portion of the quantitative goals, and Adjusted EBITDA was $293.7 million, resulting in a payout of 95.7% on the Adjusted EBITDA portion of the quantitative goals.

Performance Measure	Weight	50%	100%	150%	200%	Actual
2019 Revenue ex-TAC growth at constant currency	40%	0%	5.4%	7.75%	≥10%	0.3%
2019 Adjusted EBITDA on an absolute and constant currency basis	40%	$237 million	$299 million	$335 million	≥$370 million	$293.7 million

Qualitative Goals
In addition, the board of directors selected individual qualitative goals for each of the named executive officers that were aligned to strategic performance objectives for those individuals. The qualitative goals were weighted 20% for each named executive officer and were subject to a maximum payout of 200% of the applicable portion. Some variation applied from named executive officer to named executive officer and from goal to goal. These qualitative goals for 2019 were set in March 2019, and the compensation committee develops these goals with the intent to be rigorous and difficult to achieve. The qualitative goals for 2019 included: (i) for Mr. Rudelle, making self-service the center of our product and go-to-market strategy, growing our new products to diversify outside of retargeting, and promoting operational excellence, making Criteo smarter and faster; (ii) for Mr. Fouilland, ensuring robust forecasting and budget management, safeguarding delivery of the self-service initiative through adequate program governance and close monitoring, and enabling the execution of the operational excellence program in S&O and the activation of productivity levers in R&D; (iii) for Mr. Damon, building a legal operations function and implementing contracts management processes, updating internal legal policies and procedures, show at least one tangible success from the government affairs team, and become a more business-focused, results-oriented legal team; (iv) for Mr. Teodosiu, ensuring objectives, key results and staffing are aligned with product priorities, increasing speed of delivery and efficiency, and showing returns on investment from Criteo AI Lab by the end of the year and defining its 2020 mission and structure and (v) for Ms. Spilman, an accelerated rollout of new products, a self-service transformation and updates to the Retail Media business. Ms. Clarken did not have qualitative goals for 2019, as she joined the Company on November 25, 2019. In connection with Ms. Clarken’s recruitment to Criteo, Ms. Clarken’s management agreement provided that her annual bonus payment for 2019 would be no less than her target bonus, prorated for the period of 2019 following her effective date.
2019 Annual Cash Bonus Payouts
The board of directors approved annual incentive bonus awards for each named executive officer under the 2019 EBP as follows:

Name	Bonus Target as % of Base Salary(1)	Quantitative Goals Achievement (80%)	Qualitative Goals Achievement (20%)	Funding Multiplier as % of Target	Actual Payout Amount(2)
Jean-Baptiste Rudelle	100%	74.3%	100%	79.44%	$470,505
Megan Clarken	100%	N/A	N/A	N/A	$65,890
Benoit Fouilland	75%	74.3%	100%	79.44%	$284,969
Ryan Damon	50%	74.3%	100%	79.44%	$164,838
Mary Spilman(3)	100%	N/A	N/A	N/A	N/A
Dan Teodosiu(3)	60%	N/A	N/A	N/A	N/A

(1) Bonus targets as a percentage of base salary for the named executive officers did not change from 2018 to 2019.
(2) Certain amounts have been converted from euros to U.S. dollars at a rate of €1.00 = $1.119574, which represents the average exchange rate for the year ended December 31, 2019.
(3) Ms. Spilman and Mr. Teodosiu did not receive annual incentive payouts in respect of 2019.

Long-Term Incentive Compensation
Long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber in the technology industry and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity in 2019 was provided in the form of long-term equity awards (92% of total compensation for Ms. Clarken, and 86% on average for Messrs. Rudelle and Fouilland). We use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives.
Historically, the board of directors only granted stock options to employees. However, following a change to the tax treatment of RSUs under French law (the enactment of the Loi Macron, in 2018 the board of directors, after careful review by the compensation committee, decided to add RSUs to the Company’s equity compensation program for certain employees, including executive officers at the discretion of the board of directors, and PSUs to the Company’s equity compensation program for executive officers and managers and certain other employees. In October 2015, the Company’s shareholders approved: (i) a general plan (as such plan has been amended, the “Amended and Restated 2015 Time-Based RSU Plan”) providing for the grant of time-based RSUs to employees of the Company, and (ii) a performance-based plan (as such plan has been amended, the “Amended and Restated 2015 Performance-Based RSU Plan”) providing for the grant of PSUs, subject to the achievement of performance goals and time-based vesting, to the executive officers and certain other members of management and employees of the Company, as determined by the board of directors.
In 2019, we granted RSUs and PSUs to our executive officers, as well as, in the case of Megan Clarken, stock options. Stock options provide our executive officers with realizable value over time only if our shareholders also realize value after the date the options are granted. RSUs and PSUs provide an appropriate balance between addressing retention objectives and driving corporate performance.
In addition to the initial equity award that each executive officer receives upon being hired, the board of directors also grants some or all of our executive officers additional equity awards each year as part of our annual review of our executive compensation program. The eligibility for, and size of, any additional equity award to each of our executive officers are determined on a discretionary basis taking into account the following factors:

•	each executive officer’s individual performance assessment, the results and contributions delivered during the year, as well as his or her anticipated potential future impact;

•	delivering equity values that are competitive, yet reasonable, when compared to the equity values delivered by the companies in our peer group to their executives with similar responsibility;

•	the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of additional awards;

•	the size of each executive officer’s total cash compensation opportunity;

•	the Company’s overall performance relative to corporate objectives; and

•	the Company’s overall equity pool for the year.

Based on the foregoing factors, the board of directors, upon recommendation of the compensation committee, determined that the regular 2019 long-term incentive compensation to be granted to each of our executive officers should consist of a mix of RSUs and PSUs. In addition, the board of directors determined to grant stock options to Megan Clarken as part of her inducement equity grant when she joined the Company in the fourth quarter of 2019. As in prior years, a significant portion of the compensation awarded to our named executive officers will remain performance based, although an exception was made in connection with the initial inducement awards granted to Ms. Clarken in connection with her recruitment.
The table below sets forth the equity awards granted by the board of directors to our named executive officers in 2019:

Name	Shares Issuable Upon Exercise of Stock Options Granted in 2019	Shares Issuable Upon Vesting of PSUs Granted in 2019(1)	Shares Issuable Upon Vesting of RSUs Granted in 2019
Jean-Baptiste Rudelle	–(2)	111,458	257,291
Megan Clarken	375,467	–(3)	143,308
Benoit Fouilland	–(2)	52,083	120,208
Ryan Damon	–(2)	–(4)	–(4)
Mary Spilman	–(2)	–(5)	–(5)
Dan Teodosiu	–(2)	–(5)	–(5)

(1) The amounts of PSUs set forth in this column show the amounts originally granted to our named executive officers. As set forth below, only 50% of the shares subject to 2019 PSU awards to our named executive officers were earned.

(2) In connection with her recruitment to Criteo, Ms. Clarken was the sole named executive officer to receive an award of stock options during 2019.
(3) Ms. Clarken did not receive an award of PSUs in 2019, as she joined the Company in November 2019.
(4) Mr. Damon did not receive an equity grant in 2019.
(5) The PSU and RSU awards granted to Ms. Spilman and Mr. Teodosiu in 2019 were forfeited upon their termination of employment with the Company.
Vesting of Stock Option Grants
To aid in retention, Ms. Clarken’s stock option awards have a four-year vesting period, with one quarter of the award vesting on the first anniversary of the date of grant and the remainder vesting in 12 equal quarterly installments thereafter, subject to the recipient’s continued employment with the Company.
Performance Conditions and Vesting of PSU Grants
Our Ordinary Shares subject to the PSUs granted to the named executive officers were to be earned contingent upon the attainment of 2019 Gross Revenue and Free Cash Flow goals set by the board of directors in the first quarter of 2019.
Achievement in Gross Revenue and Free Cash Flow are important metrics used by the board of directors to measure the Company’s financial performance and creation of shareholder value given our current development stage, the significant growth opportunities ahead of us and the significant impact that high Gross Revenue and Free Cash Flow can have on the Company’s profitability and cash generation given the scalability of our operating model. As a result, given the increased focus that the Company is putting on profitability and cash flow generation, the compensation committee and board of directors determined that growth in these two metrics, with a 50% weighting on Gross Revenue and a 50% weighting on Free Cash Flow, was, unlike in prior years, the appropriate performance measure for the 2019 PSU awards. Our compensation committee and board of directors believe that setting a one-year performance measurement period was appropriate at this stage in the Company’s development, due to the historically steep trajectory of our top-line revenue growth and the risk of setting inappropriate targets if we were to project more than one year in advance. This approach was balanced by the four-year vesting schedule to which any earned PSUs are subject, as discussed below. Our 2019 Free Cash Flow target, described below, represents an approximately 40% conversion rate of the Adjusted EBITDA target for the year, generally in line with the average conversion rate for prior years.

The following table sets forth the 2019 Gross Revenue goal for the 2019 PSU awards.

2019 Gross Revenue	Percentage of PSUs Earned(1)
$2,286 million	50% (Threshold)
$2,410 million	100% (Target)
(1) Achievement is linear for Gross Revenue growth between tranches, and paid to one decimal point. Achievements below the threshold and above the maximum are rounded up or down accordingly, and capped at 100%.

The following table sets forth the 2019 Free Cash Flow goal for the 2019 PSU awards.

2019 Free Cash Flow	Percentage of PSUs Earned
$60 million	50% (Threshold)
$113 million	100% (Target)
Actual 2019 Gross Revenue was $2,262 million, which was below the Gross Revenue threshold for the year. As a result, 0% of the Ordinary Shares subject to our named executive officers’ 2019 PSU awards based on Gross Revenues were earned. Actual 2019 Free Cash Flow was $124.9 million, which was in excess of the Free Cash Flow target for the year. As a result, 100% of the Ordinary Shares subject to our named executive officers’ 2019 PSU awards based on Free Cash Flow were earned, and a total of 50% of the Ordinary Shares subject to our named executive officers’ 2019 PSU awards for both Gross Revenues and Free Cash Flow were earned.
Our compensation committee and board of directors also believe that a time-based vesting requirement for any earned PSUs is important to provide additional retention incentives and longer term alignment with our shareholders. The PSUs earned with respect to 2019 are subject to a four-year vesting schedule, with half of any earned PSUs vesting on the second anniversary of the grant date and the remainder vesting in eight equal quarterly installments thereafter, which quarterly vesting would be subject to the recipient’s continued employment with the Company. As a result, none of the PSUs granted to the named executive officers for 2019 will vest until April 2021 at the earliest.
Vesting of RSU Grants
Our standard RSU grants have a four-year vesting schedule, with 50% of the award vesting on the second anniversary of the date of grant, and the remainder vesting in equal quarterly installments thereafter over the subsequent two-year period.
Retention Efforts in 2019
In light of several perceived challenges and changes for Criteo and the overall advertising technology industry in recent years, we have placed additional emphasis on the retention of our senior executives, who offer unique and insightful experience in both the industry and in Criteo specifically. To aid in retention of our executives during this challenging time, certain of our 2019 RSU grants to certain named executive officers had a four-year vesting schedule, with 70% of the award vesting on the second anniversary of the date of grant, and the remainder vesting in equal quarterly installments thereafter over the subsequent two-year period.
To enhance our retention of Mr. Teodosiu and promote corporate performance, Mr. Teodosiu was granted a retention award in July 2018 that generally provided for the lump-sum payment of €200,000 (equivalent to $223,914.80 at a rate of €1.00 = 1.119574, which represents average exchange rates for the year ended December 31, 2019), payable on October 31, 2019, subject to continued employment through such retention date. We mutually agreed with Mr. Teodosiu to accelerate payment of this retention award in connection with his separation from the Company in September 2019.

Share Ownership and Equity Awards
As discussed above, long-term incentive compensation in the form of equity awards is an important tool for the Company to attract industry leaders of the highest caliber in the global technology industry and to retain them for the long term. The majority of our named executive officers’ target total direct compensation opportunity in 2019 was provided in the form of long-term equity awards (92% of total compensation for Ms. Clarken, and 86% on average for Messrs. Rudelle and Fouilland). We use equity awards to align our executive officers’ financial interests with those of our shareholders by motivating them to assist with the achievement of both near-term and long-term corporate objectives.
As a result, each of our named executive officers accumulates substantial exposure to our stock price, which, when coupled with time- and performance-based vesting, we believe results in strong alignment of our executives’ interests with those of our shareholders. Furthermore, our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons.
Share Ownership Requirements
On December 11, 2019, our board of directors adopted share ownership guidelines for the chairman of our board of directors and our Section 16 executive officers, under which (i) our Chief Executive Officer is required to acquire and own securities in an amount equal to the lesser of (a) 200,000 shares or (b) five times her annual base salary, (ii) all other Section 16 executive officers are required to acquire and own securities in an amount equal to the lesser of (a) 45,000 shares or (b) two times their annual base salary and (iii) the chairman of our board of directors is required to acquire and own securities in an amount equal to two times his annual cash remuneration, including directors’ fees. The chairman and Section 16 officers are required to meet the applicable ownership requirements within five years of becoming subject to them. If required share ownership is not satisfied within five years, the individual must retain 100% of any shares resulting from exercised options or vested restricted stock units, net of any amounts required to pay taxes and exercise prices, until the guidelines are met.
In addition to these share ownership guidelines, our board of directors require that 1% of the shares resulting from the exercise of stock options or received upon the vesting of RSUs or PSUs by our chairman (if applicable), Chief Executive Officer and Deputy Chief Executive Officers (“directeurs généraux délégués”) be held by such persons until the termination of their respective offices. For 2019, Mr. Rudelle was our chairman of our board of directors and, until November 25, 2019, our Chief Executive Officer. From November 25, 2019 through the end of the year, Ms. Clarken was our Chief Executive Officer. Mr. Fouilland was our Deputy Chief Executive Officer.
The table below shows the total exposure that each of our named executive officers (other than Mr. Teodosiu and Ms. Spilman) had to Criteo’s stock as of March 31, 2020, including both vested and unvested equity awards.

Name	Ordinary Shares and ADSs (1)	Securities underlying option awards (2)	Securities underlying RSU and PSU awards (3)	Total
Jean-Baptiste Rudelle	59,337	830,361	373,342	1,263,040
Megan Clarken	—	375,467	143,308	518,775
Benoit Fouilland	55,211	449,034	179,056	683,301
Ryan Damon	—	65,500	111,434	176,934

		Total for all named executive officers:		2,642,050

(1) The amounts shown in this column reflect securities beneficially owned by each of our named executive officers, determined in accordance with the applicable rules of the SEC, other than (i) Ordinary Shares issuable upon the exercise of share options and warrants that are immediately exercisable or exercisable within 60 days after March 31, 2020 (which are included in the “Securities underlying equity awards” column), and (ii) Ordinary Shares issuable upon the vesting of RSUs or PSUs within 60 days after March 31, 2020 (which are included in the “Securities underlying RSU and PSU awards” column). For more information about the beneficial ownership of our securities, please see “Ownership of Securities.”

(2) The amounts shown in this column reflect stock options that have vested and are exercisable, as well as those that have not yet vested. For more information on grant dates, vesting schedules, exercise prices and expiration dates of option awards held by our named executive officers as of December 31, 2019, please see “Compensation Tables—Outstanding Equity Awards at 2019 Fiscal Year End.”

(3) The amounts shown in this column reflect RSUs, as well as PSUs that have been determined by our board of directors to have been earned by the applicable named executive officer pursuant to the applicable performance criteria. For more information on the PSUs held by each of our named executive officers as of December 31, 2019, please see “Compensation Tables—Outstanding Equity Awards at 2019 Fiscal Year End.” For more information on the performance criteria applicable to PSU awards, please see “—Long-Term Incentive Compensation.”

Other Compensation Information
Employee Benefit Programs
Each of our executive officers is eligible to participate in the employee benefit plans available to our employees in the country in which they are employed, including medical, dental, group life and disability insurance, in each case on the same basis as other employees in such country, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan for U.S. employees is a tax-qualified 401(k) retirement savings plan (the “401(k) Plan”), pursuant to which all employees, including any named executive officer employed by our U.S. subsidiary (Criteo Corp.), are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Code. In 2019, we provided a 100% matching contribution on employee contributions up to the first 3% of eligible compensation and a 50% matching contribution for the next 2% of eligible compensation. Mr. Damon and Ms. Spilman were the only named executive officers to participate in the 401(k) Plan in 2019.
Perquisites and Other Personal Benefits
We provide limited perquisites to our named executive officers. For more information on the perquisites and other personal benefits provided to our named executive officers, please refer to footnote (10) to the Summary Compensation Table in “Executive Compensation – Compensation Tables” included elsewhere in this proxy statement.
Timing of Compensation Actions
Compensation, including base salary adjustments, for our named executive officers is reviewed annually, usually in the first quarter of the fiscal year, and upon promotion or other changes in job responsibilities.
 Equity Grant Policy
We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information or any plan to reprice or extend any outstanding option awards.
Short Sale and Derivatives Trading Policy
As noted in more detail above under the caption “Anti-Hedging/Pledging Policy,” our insider trading policy prohibits short sales, trading in derivative instruments and other inherently speculative transactions in our equity securities by our employees and related persons.
Executive Compensation Recovery (“Clawback”) Policy
In April 2018, we adopted a “clawback” policy with respect to certain compensation earned by or paid to our executive officers after the effective date of the policy, which, to the extent permitted by applicable law, will allow us to recoup performance-based equity awards and cash bonuses from our Chief Executive Officer and certain other executive officers (including our named executive officers) if (i) the amount of any such incentive payments was based on the achievement of financial results that were subsequently the subject of an amendment or restatement, and the applicable incentive payment would not have been made to the executive officer based upon the restated financial results, or (ii) the executive engaged in misconduct.
Risks Related to Compensation Policies and Practices
As part of the board of directors’ risk oversight role, our compensation committee at least annually reviews and evaluates the risks associated with our compensation programs. The compensation committee has reviewed our compensation practices as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. In making this determination, the compensation committee considered the following:

•	the Company’s use of different types of compensation vehicles to provide a balance of short-term and long-term incentives with fixed and variable components;

•
the granting of equity-based awards that are earned based on performance (in the case of executive officers) and subject to time-based vesting, which aligns employee compensation with Company performance, encouraging participants to generate long-term appreciation in equity values;

•
the Company’s annual bonus determinations for each employee being tied to achievement of Company goals, which goals seek to promote retention on behalf of the Company and to create long-term value for our shareholders; and

•
the Company’s system of internal control over financial reporting and code of business conduct and ethics, which among other things, reduce the likelihood of manipulation of the Company’s financial performance to enhance payments under any of its incentive plans.

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
James Warner (Chair)
Edmond Mesrobian
Rachel Picard

COMPENSATION TABLES
Summary Compensation Table
The following Summary Compensation Table sets forth, for the three years ended December 31, 2019, 2018 and 2017, respectively, the compensation earned by (i) each individual who served as our Chief Executive Officer or Chief Financial Officer, (ii) our additional executive officer serving as of December 31, 2019 and (iii) two additional former executive officers who would have been among the three most highly compensated executive officers of the Company other than the Chief Executive Officer and Chief Financial Officer had they continued to serve as of December 31, 2019 (collectively, our named executive officers).

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(7)(8)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)(10)	Total ($)
Jean-Baptiste Rudelle (2)	2019	554,551	—	8,136,029	—	440,536	111,575	9,242,691
Former Chief Executive Officer	2018	457,086	—	2,823,625	2,819,652	241,279	281,340	6,622,982
	2017	62,468	—	245 352	248,844	51 099	75,612	683,375
Megan Clarken (3)	2019	65,890	300,000	2,514,156	2,429,699	65,890	75,000	5,450,635
Chief Executive Officer
Benoit Fouilland	2019	447,830	—	3,801,406	—	266,817	12,405	4,528,458
Chief Financial Officer	2018	413,359	—	1,298,861	1,168,348	203,125	17,752	3,101,445
	2017	387,207	—	1,128,620	1,144,683	237,552	14,617	2,912,679
Ryan Damon (4)	2019	415,000	—	—	—	164,838	139,190	719,028
General Counsel	2018	173,959	100,000	531,500	534,950	48,291	—	1,388,700
Mary Spilman (5)	2019	262,438	—	3,801,406	—	—	10,481	4,074,326
Former Chief Operating Officer	2018	500,000	—	1,468,280	1,320,741	277,600	10,250	3,576,871
	2017	480,000	—	883,268	895,839	416,640	10,650	2,686,397
Dan Teodosiu (6)	2019	280,522	—	2,849,924	—	—	909,765	4,040,211
Former Chief Technology Officer	2018	383,833	—	1,298,861	1,168,348	127,863	1,903	2,980,808
	2017	352,923	—	981,409	995,376	179,567	565	2,509,840

(1)
All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. Certain amounts payable to Messrs. Rudelle, Fouilland and Teodosiu were paid in euros. The average exchange rate used for the purpose of the Summary Compensation Table, and, unless otherwise noted, the supporting tables that follow, for the three years ended December 31, 2019, 2018 and 2017 is as follows:

Date	Euro to U.S. Dollar Conversion Rate
12/31/19	1.119574
12/31/18	1.181026
12/31/17	1.129354

(2)
From April 25, 2018 until November 25, 2019, Mr. Rudelle served as chairman and Chief Executive Officer of the Company. Mr. Rudelle ceased serving as our Chief Executive Officer on November 25, 2019. Mr. Rudelle received his base salary through December 31, 2019 until a new compensation arrangement was established in light of the change in his role.

(3)
Ms. Clarken became our Chief Executive Officer on November 25, 2019. Ms. Clarken received a sign-on bonus equal to $300,000, and received a relocation allowance of $75,000 in connection with her relocation from New York, NY to Paris, France.

(4)	Mr. Damon first became a named executive officer of the Company in 2019. In 2018, Mr. Damon received a sign-on bonus equal to $100,000.

(5)	Ms. Spilman ceased serving as our Chief Operating Officer effective July 5, 2019.

(6)	Mr. Teodosiu ceased serving as our Chief Technology Officer effective September 30, 2019.

(7)
The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 20 of our Annual Report on Form 10-K as filed with the SEC on March 2, 2020. The amounts reported for 2017 and 2018 in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, for awards granted in 2017 and 2018, please refer to Note 18 of our Annual Report on Form 10-K as filed with the SEC on March 1, 2018, and Note 19 of our Annual Report on Form 10-K as filed with the SEC on March 1, 2019, respectively.

(8)	The amounts reported in the “Stock Awards” column represent the grant date fair value of the 2017, 2018 and 2019 PSU awards at target, which also reflects the maximum award.

(9)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amount of the cash incentive bonus earned by our named executive officers for performance for the three years ended December 31, 2019, 2018 and 2017 under the EBP. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Incentive Bonus” for a discussion of the annual cash incentives earned by each named executive officer in respect of 2019.

(10)
The amounts reported in the “All Other Compensation” column for 2019 include unemployment insurance premiums and tax preparation and planning services for Mr. Rudelle and the benefits set forth in the table below. The incremental cost to the Company is based on premiums paid, amounts reimbursed by the Company to the executive and the cost to the Company of mobility benefits and severance-related payments.

Named Executive Officer	Unemployment Insurance Premiums ($)(a)	Life Insurance and Disability Benefit Plan Contributions ($)(b)	Defined Contribution Plan Contributions ($)(c)	Tax Reimbursements ($)(d)	Tax Preparation and Planning Services ($)(e)	Mobility Benefits ($)(f)	Relocation Allowance ($)(g)	Severance Payments ($)(h)
Jean-Baptiste Rudelle	33,723	—	—	—	77,852	—	—	—
Megan Clarken	—	—	—	—	—	—	75,000	—
Benoit Fouilland	—	6,932	—	5,473	—	—	—	—
Ryan Damon	—	—	6,095	53,399	—	79,697	—	—
Mary Spilman	—	—	10,481	—	—	—	—	—
Dan Teodosiu	—	—	—	—	—	—	—	909,765

(a)
As the chairman and former Chief Executive Officer of the Company, Mr. Rudelle was not entitled to receive state-provided unemployment benefits in the event of termination pursuant to French law. The amount listed in this column represents the cost to us of the premium payments in respect of the unemployment insurance policy obtained by us on Mr. Rudelle’s behalf to provide similar benefits to the state-provided unemployment benefits that Mr. Rudelle would have otherwise been eligible to receive, were he not the executive chairman or Chief Executive Officer, as applicable, in the event of a termination of his employment and $15,721.76 in social charges remitted to France by us pursuant to French law. See “—Potential Payments upon Termination or Change of Control” for a discussion of the severance benefits payable to Mr. Rudelle upon termination of employment.

(b)	Represents the cost to us in respect of Mr. Fouilland’s life insurance and disability plan, which consists of premium cost.

(c)
Represents the cost to us of our employer contributions to the 401(k) plan accounts of Mr. Damon and Ms. Spilman, who were the only eligible named executive officers who elected to participate in our 401(k) plan.

(d)	Represents Company-paid taxes in respect of Mr. Fouilland’s health and disability plan, and in respect of Mr. Damon’s taxable mobility benefits, respectively.

(e)
Represents the costs to us of tax preparation and planning services provided to Mr. Rudelle. We cover these costs to Mr. Rudelle due to the complex nature of his taxes, resulting in part from Mr. Rudelle’s relocation to multiple different countries as Criteo expanded in past years and due to the heavy equity component of Mr. Rudelle’s remuneration.

(f)	Represents mobility benefits paid by us to Mr. Damon. Mobility benefits include certain benefits that are available to international assignees in France.

(g)	Represents a $75,000 relocation allowance paid by us to Ms. Clarken in connection with her relocation from New York, NY to Paris, France.

(h)
Represents (i) $479,457 in severance paid to Mr. Teodosiu in connection with his termination with the Company, (ii) a $206,393 mutual agreement indemnity in settlement of all outstanding claims relating to the termination of Mr. Teodosiu with the Company and (iii) a retention bonus equal to $223,915.

Grants of Plan-Based Awards Table 2019
The following table sets forth the grants of plan-based awards to the named executive officers during the year ended December 31, 2019.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price on Date of Grant ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean-Baptiste Rudelle	—	—	554,551	1,109,102	—	—	—	—	—	—	—	—
	4/24/19	—	—	—	27,865	111,458	111,458	—	—	—	—	2,459,195
	4/24/19	—	—	—	—	—	—	257,291	—	—	—	5,675,835
Megan Clarken(6)	—	—	65,890	131,780	—	—	—	—	—	—	—	—
	12/11/19	—	—	—	—	—	—	—	375,467	17.54	17.54	2,429,699
	12/11/19	—	—	—	—	—	—	143,308	—	—	17.54	2,514,156
Benoit Fouilland	—	—	335,872	671,744	—	—	—	—	—	—	—	—
	4/24/19	—	—	—	13,021	52,083	52,083	—	—	—	—	1,149,152
	4/24/19	—	—	—	—	—	—	120,208	—	—	—	2,652,253
Ryan Damon	—	—	207,500	415,000	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
Mary Spilman	—	—	261,402	522,803	—	—	—	—	—	—	—	—
	4/24/19	—	—	—	13,021	52,083	52,083	—	—	—	—	1,149,152
	4/24/19	—	—	—	—	—	—	120,208	—	—	—	2,652,253
Dan Teodosiu	—	—	154,703	309,406	—	—	—	—	—	—	—	—
	4/24/19	—	—	—	10,417	41,667	41,667	—	—	—	—	919,335
	4/24/19	—	—	—	—	—	—	87,500	—	—	—	1,930,588

(1)
The amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent each named executive officer’s annual cash incentive that could have been earned in respect of the annual cash incentive established in 2019 under the EBP. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program—Annual Incentive Bonus” for a discussion of the annual cash incentives earned by each named executive officer for 2019.

(2)
On April 25, 2019, the named executive officers (other than Ms. Clarken and Mr. Damon) received a grant of PSUs under the Amended and Restated 2015 Performance-Based RSU Plan. Since the 2019 Revenue ex-TAC performance threshold was achieved but the target was not achieved, 50% of the PSUs were earned. Ms. Spilman and Mr. Teodosiu each forfeited their PSUs when their respective employment with the Company was terminated. See “Executive Compensation–Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2019.

(3)
On April 25, 2019, the named executive officers (other than Ms. Clarken and Mr. Damon) received a grant of RSUs under the Amended and Restated 2015 Time-Based RSU Plan, 70% of which will vest on the two-year anniversary of the grant date, and the remainder will vest in equal portions at the end of each year during the two-year period thereafter. On December 11, 2019, Ms. Clarken received a grant of RSUs, 50% of which will vest on the two-year anniversary of the grant date, and the remainder will vest in equal portions at the end of each year during the two-year period thereafter. Ms. Spilman and Mr. Teodosiu each forfeited their RSUs when their respective employment with the Company was terminated. See “Executive Compensation-Compensation Discussion and Analysis-Elements of Executive Compensation Program-Long-Term Incentive Compensation” for a discussion of the terms of the RSUs granted in 2019.

(4)
Ms. Clarken received a grant of stock options under the 2016 Stock Option Plan on December 11, 2019, as described in “Executive Compensation–Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation.” 25% of the stock options will vest on the first anniversary of the date of grant and the remainder will vest in 16 equal quarterly installments thereafter, based on continued employment. Pursuant to our 2016 Stock Option Plan, the exercise price of a stock option is set at the higher of (i) the closing price on the day prior to the grant date, and (ii) 95% of the average closing price during the 20 trading days prior to the grant date. This pricing formula may result in an exercise price that is greater than or less than the closing price on the date of grant. The column titled “Closing Price on the Date of Grant” is provided pursuant to SEC disclosure requirements, where the exercise price of a stock option is less than the closing price of the underlying stock on the date of grant.

(5)
Represents the grant date fair value, measured in accordance with ASC Topic 718, of stock option awards, PSU awards and RSU awards made in 2019. Grant date fair values are calculated pursuant to assumptions set forth in Note 20 of our Annual Report on Form 10-K as filed with the SEC on March 2, 2020.

(6)	The annual bonus granted to Ms. Clarken was prorated at target for her period of service during 2019, as shown in the Summary Compensation Table.

Executive Employment Agreements
We have entered into an offer letter agreement or employment agreement with each of the named executive officers, the material terms of which are described below. Each of the agreements with our named executive officers is for an indefinite term. The provisions of these arrangements relating to termination of employment are described under “Potential Payments Upon Termination or Change of Control” below. See “Executive Compensation–Compensation Discussion and Analysis–Elements of Executive Compensation Program” for a discussion of the elements of compensation of each of the named executive officers for the year ended December 31, 2019.
Ms. Clarken
Criteo S.A. and Criteo Corp. have entered into a management agreement with Ms. Clarken, as amended, in connection with her recruitment to Criteo. The management agreement, as amended, provides that Ms. Clarken will receive an annual base salary of $650,000 and will be eligible to receive a target annual bonus opportunity equal to 100% of her base salary, and a maximum annual bonus opportunity equal to 200% of her base salary. The annual bonus opportunity pursuant to the Criteo Executive Bonus Plan will be based on the financial performance of Criteo S.A. and Criteo Corp. and the assessment by the board of individual performance; provided that, Ms. Clarken’s annual bonus payment with respect to Criteo’s 2019 fiscal year would be no less than her target bonus, prorated for the period of such year following her start date. Ms. Clarken’s remuneration is in respect of her role as Chief Executive Officer of our wholly-owned subsidiary, Criteo Corp.
The management agreement also provided that Ms. Clarken would receive a sign-on bonus equal to $300,000 on the first regularly scheduled payroll date following her start date. Ms. Clarken will be required to repay to the Company the sign-on bonus if she voluntarily resigns other than for Good Reason (as described below in “—Potential Payments upon Termination or Change of Control”) or her employment is terminated by Criteo Corp. for Cause, in either case, during the 12-month period immediately following her start date.
In connection with her relocation from the United States to Paris, France, Criteo Corp. agreed to reimburse Ms. Clarken for certain expenses up to $75,000, in accordance with the Company’s relocation policy approved by the board and revised by it during its meeting held on March 3, 2020, including airfare for Ms. Clarken and her spouse, furniture and household moving expenses, incidentals and the cost of temporary housing for up to two months. The Company also agreed to provide Ms. Clarken with (i) reasonable tax assistance services, (ii) reasonable immigration assistance services for Ms. Clarken and her spouse, (iii) the cost of airfare for Ms. Clarken and her spouse for up to three visits to Ms. Clarken’s home country per calendar year and (iv) a monthly housing allowance equal to $5,000 per month (or the equivalent amount in euros) after taxes. No amounts were paid under the arrangement during 2019.
Additionally, Ms. Clarken received an initial inducement grant of (i) 143,308 time-based RSUs and (ii) 375,467 stock options.
Pursuant to the management agreement, Ms. Clarken is subject to customary restrictive covenants provided by Criteo Corp.’s protective covenants agreement, including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of 12 months after termination of employment.
Mr. Rudelle
Mr. Rudelle is not party to an employment agreement with Criteo S.A. Prior to August 1, 2014, Mr. Rudelle served exclusively as the Chief Executive Officer and chairman of Criteo S.A. Effective August 1, 2014, and in addition to continuing to serve as our chairman and Chief Executive Officer, Mr. Rudelle became the Chief Executive Officer of Criteo Corp., our wholly-owned U.S. subsidiary. In connection with his appointment to the position of Chief Executive Officer of Criteo Corp., we entered into an at-will offer letter agreement with Mr. Rudelle. Under the terms of his offer letter agreement, for the year ended December 31, 2014, Mr. Rudelle was entitled to receive an annual base salary of $270,000 and a target annual bonus opportunity equal to 100% of his base salary, capped at 125% of the target amount, each subject to periodic review and adjustment. As of January 1, 2016, Mr. Rudelle transitioned from his role of Chief Executive Officer and chairman of the board of directors of Criteo S.A. and Chief Executive Officer of Criteo Corp. to the role of executive chairman. Mr. Rudelle again assumed the role of Chief Executive Officer effective April 25, 2018 until November 25, 2019. From November 25, 2019 through the remainder of fiscal year 2019, Mr. Rudelle served only as chairman of the board of directors of Criteo S.A. However, Mr. Rudelle continued to receive his Chief Executive Officer salary through December 31, 2019, during which time he assisted in the onboarding of Ms. Clarken.
Our board of directors determined that for the year ended December 31, 2019, Mr. Rudelle would receive an annual base salary of €495,323 (equivalent to approximately $554,550.75, converted into U.S. dollars pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table) and a target annual bonus opportunity equal to 100% of his base salary.
Mr. Fouilland
We entered into an employment agreement effective as of March 1, 2012 with Mr. Fouilland, our Chief Financial Officer. Under the terms of his employment agreement, for the year ended December 31, 2012, Mr. Fouilland was entitled to receive an annual base salary of €270,000, and an annual target bonus opportunity that was initially equal to 30% of his annual base salary.

In accordance with the periodic review and adjustment of base salary and target bonus opportunity set forth in Mr. Fouilland’s employment agreement, our board of directors determined that for the year ended December 31, 2019, Mr. Fouilland would be entitled to receive an annual base salary of €400,000 (equivalent to approximately $447,829.60, converted into U.S. dollars pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 75% of his annual base salary.
Mr. Damon
We entered into an employment agreement effective as of August 1, 2018 with Mr. Damon, our General Counsel & Corporate Secretary. Under the terms of his employment agreement, for the year ended December 31, 2018, Mr. Damon was entitled to receive an annual base salary of $415,000, and an annual target bonus opportunity that was initially equal to 50% of his annual base salary.
Mr. Damon’s base salary adjustments and target bonus opportunities for the year ended December 31, 2019 were decided by Mr. Rudelle in his former role as Chief Executive Officer. Mr. Rudelle determined that for the year ended December 31, 2019, Mr. Damon would be entitled to receive an annual base salary of $415,000, and an annual target bonus opportunity equal to 50% of his annual base salary. Beginning in 2020, Mr. Damon’s base salary adjustments and target bonus opportunities will be reviewed and decided by our board of directors.
Ms. Spilman
From July 30, 2014 until July 5, 2019, Ms. Spilman served as our Chief Operating Officer. Prior to July 30, 2014, Ms. Spilman served as our Chief Revenue Officer. Under the initial terms of her employment agreement, Ms. Spilman was entitled to receive an annual base salary of $450,000 and an annual target bonus opportunity equal to 100% of her annual base salary, with a maximum annual bonus opportunity equal to 200% of her annual base salary.
In accordance with the periodic review and adjustment of Ms. Spilman’s salary set forth in Ms. Spilman’s employment agreement, our board of directors determined that, for the year ended December 31, 2019, Ms. Spilman would be entitled to receive an annual base salary of $515,000 and a target annual bonus opportunity equal to 200% of her annual base salary, with a maximum annual bonus opportunity equal to 100% of her annual base salary.
Ms. Spilman ceased serving as our Chief Operating Officer effective July 5, 2019.
Mr. Teodosiu
From May 2016 until August 16, 2019, Mr. Teodosiu served as our Chief Technology Officer. We entered into an employment agreement effective as of November 20, 2012 with Mr. Teodosiu. Under the terms of his employment agreement, for the year ended December 31, 2013, Mr. Teodosiu was entitled to receive an annual base salary of €210,000, and an annual target bonus opportunity equal to 60% of his annual base salary.
In accordance with the periodic review and adjustment of base salary and target bonus opportunity set forth in Mr. Teodosiu’s employment agreement, our board of directors determined that for the year ended December 31, 2019, Mr. Teodosiu would be entitled to receive an annual base salary of €335,000 (equivalent to approximately $375,057.29, converted into U.S. dollars pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table), and an annual target bonus opportunity equal to 60% of his annual base salary.
Mr. Teodosiu ceased serving as out Chief Technology Officer effective September 30, 2019. For a discussion of the arrangement for Mr. Teodosiu relating to his termination of employment, see the narrative under the caption “—Potential Payments Upon Termination or Change of Control, Named Executive Officers” below.

Outstanding Equity Awards at 2019 Fiscal Year End
The following table sets forth the number of securities underlying outstanding equity awards held by the named executive officers as of December 31, 2019.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)(2)
Jean-Baptiste Rudelle	4/30/12	77,773	—	—	7.87	4/30/22	—	—	—	—
	07/30/14	329,281	—	—	30.82	07/30/24	—	—	—	—
	10/29/15	110,000	—	—	39.00	10/29/25	—	—	—	—
	6/28/16	50,998	7,285 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	19,168	4,424 (2)	—	41.99	7/28/26	5,718 (4)	99,093	—	—
	6/27/17	8,189	4,911 (2)	—	48.61	6/27/27	936 (4)	16,221	—	—
	3/16/18	28,656	36,844 (2)	—	30.40	3/16/28	—	—	—	—
	6/26/18	57,312	95,520 (2)	—	33.57	6/26/28	—	—	—	—
	4/25/19	—	—	—	—	—	257,291 (5)	4,458,853	111,458 (4)	1,931,567
Megan Clarken	12/11/19	—	375,467 (2)	—	17.54	12/11/19	143,308 (5)	2,483,528	—	—
Benoit Fouilland	3/20/12	100,221	—	—	7.82	3/20/22	—	—	—	—
	9/3/13	60,000	—	—	15.95	9/3/23	—	—	—	—
	10/29/15	60,000	—	—	39.00	10/29/25	—	—	—	—
	6/28/16	42,431	6,061 (2)	—	42.68	6/28/26	—	—	—	—
	7/28/16	15,948	3,680 (2)	—	41.99	7/28/26	4,758 (4)	82,456	—	—
	6/27/17	37,664	22,596 (2)	—	48.61	6/27/27	4,312 (4)	74,727	—	—
	3/16/18	43,940	56,493 (2)	—	30.40	3/16/28	—	—	—	—
	4/25/19	—	—	—	—	—	120,208 (5)	2,083,205	52,083 (4)	902,598
Ryan Damon	10/25/18	16,375	49,125 (2)	—	20.48	10/25/28	25,000 (4)	433,250	—	—
Mary Spilman	—	—	—	—	—	—	—	—	—	—
Dan Teodosiu	—	—	—	—	—	—	—	—	—	—

(1)	Refer to “—Potential Payments upon Termination or Change of Control” below for circumstances under which the terms of the vesting of equity awards would be accelerated.

(2)	The stock options will generally vest as to 25% of the grant on the first anniversary of the date of grant and in 16 equal quarterly installments thereafter, based on continued employment.

(3)	The applicable exchange rate for the exercise price of the stock option and employee warrant awards shown in the Outstanding Equity Awards at Fiscal Year End table are as follows:

Date	Euro to U.S. Dollar Conversion Rate
12/11/19	1.1077
10/25/18	1.1389
6/26/18	1.1700
3/16/18	1.12340
6/27/17	1.1294
7/28/16	1.0991
6/28/16	1.0998
10/29/15	1.1086
1/29/15	1.1343
7/30/14	1.3429
9/3/13	1.3207
4/18/13	1.3129
2/7/13	1.3528
10/25/12	1.2942
4/30/12	1.3229
3/20/12	1.3150

(4)	The PSUs will generally vest as to 50% of the earned amount on the second anniversary of the date of grant and in eight equal quarterly installments thereafter, based on continued employment.

(5)	The RSUs will generally vest as to 70% on the two-year anniversary of the grant date, and the remainder will vest in equal portions at the end of each year during the two-year period thereafter.

(6)	Determined with reference to $17.33, the closing price of an ADS on December 31, 2019.

(7)
Reflects the total amount of PSUs granted to our named executive officers. Because the 2019 Revenue ex-TAC performance threshold was met but the target was not met (as determined by the board of directors), 50% of the PSUs granted to our executives were earned. Ms. Spilman and Mr. Teodosiu forfeited their 2019 PSUs when their respective employments with the Company terminated. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation Program—Long-Term Incentive Compensation” for a discussion of the terms of the PSUs granted in 2019.

Option Exercises and Stock Vested in 2019
The following table summarizes for each named executive officer the stock option exercises and shares vested from outstanding stock awards during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean-Baptiste Rudelle	—	—	20,693	435,706
Megan Clarken	—	—	—	—
Benoit Fouilland	—	—	19,806	392,429
Ryan Damon	—	—	—	—
Mary Spilman	—	—	7,245	140,621
Dan Teodosiu	3,000	26,530	12,097	236,293

Potential Payments upon Termination or a Change of Control
Individual Agreements
We have entered into employment agreements and non-compete agreements, as described below, which require us to provide specified payments and benefits to certain of our executive officers as a result of certain terminations of employment, including following a change of control. Each of the employment agreements with our named executive officers (except Ms. Spilman), discussed above in “Executive Compensation—Compensation Tables—Executive Employment Agreements,” provide for severance, non-compete or change of control payments.
Ms. Clarken

Ms. Clarken’s employment agreement provides for a potential severance payment in the event of termination of employment with Criteo Corp. If Ms. Clarken’s office as Chief Executive Officer of Criteo Corp. is terminated by Criteo Corp. other than for Cause (as defined in her employment agreement) and other than due to her death or disability, or by Ms. Clarken for Good Reason (as defined in her employment agreement) (each, an “involuntary termination”), subject to Ms. Clarken’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Clarken will be entitled to receive (i) a lump sum cash amount equal to the sum of (A) Ms. Clarken’s annual base salary rate as then in effect (without giving effect to any reduction in base salary amounting to Good Reason), (B) an annual bonus for the calendar year during which the involuntary termination occurs, calculated based on the annual bonus that would be paid to Ms. Clarken if her office had not terminated and if all performance-based milestones were achieved at the 100% level by both Criteo Corp. and Ms. Clarken, (C) all earned but unpaid bonus amounts for completed performance periods prior to the termination date (notwithstanding any requirement to remain in service through the payment date) and (D) up to $75,000 in reimbursement for certain expenses incurred by Ms. Clarken in connection with her relocation from Paris, France back to her home country, including airfare for Ms. Clarken and her spouse, and furniture and household goods moving expenses, (ii) the cost of COBRA premiums under Criteo Corp.’s group health insurance plans in the United States and the cost of premiums for medical, dental, life insurance and disability insurance in France, in each case, for the 12-month period following the termination date and (iii) continued vesting of outstanding unvested stock options, RSUs and PSUs as if Ms. Clarken remained in service for 12 months following the termination date (and in the case of PSUs, based on actual performance at the end of the applicable performance year, as determined by the board in its reasonable discretion). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms.
If Ms. Clarken’s office as Chief Executive Officer of Criteo Corp. is terminated due to an involuntary termination within one year following a Change in Control (as defined in her management agreement), subject to Ms. Clarken’s execution of a general release of claims in favor of Criteo S.A. and Criteo Corp. and continued compliance with the restrictive covenants set forth in her protective covenants agreement, Ms. Clarken will be entitled to receive immediate vesting of all outstanding unvested stock options, RSUs and PSUs based on achievement of the target level of performance, provided that no RSU or PSU granted within the one-year period prior to the date of Ms. Clarken’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Ms. Clarken remained in service for up to 12 months following the termination date). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms.
Any RSUs or PSUs that become vested pursuant to the terms of her employment agreement will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Ms. Clarken no earlier than the expiration of the required holding period.
Mr. Rudelle
Mr. Rudelle is party to a non-compete agreement with us that provides for a severance benefit equivalent to 50% of his total gross compensation (not including equity-based compensation) for the 12-month period preceding the date of his termination of employment, payable in a lump sum within 30 days following the date of termination of employment, subject to deduction of any amount that Mr. Rudelle may receive separately from us in remuneration for non-compete obligations under any other agreements. If we elect to waive the competitive restrictions in the non-compete agreements within 15 days following the date of termination of employment, however, we will not be required to make any such severance payments.
Mr. Fouilland
Mr. Fouilland’s employment agreement provides for a potential severance payment in the event of termination of employment within a period of six months following a change of control of the Company (as defined in the agreement), either by way of a dismissal by us, other than due to his gross negligence, or a resignation by Mr. Fouilland following a decrease of his compensation or responsibilities. Such severance payment is equivalent to one year’s total cash compensation, including the bonus for the year of termination, calculated based on the actual achievement of all objectives. In addition, Mr. Fouilland’s employment agreement includes restrictions on certain competitive activities during the one-year period following the date of his termination of employment, subject to payment by us of monthly compensation equal to 33% of the average monthly gross salary paid to Mr. Fouilland during the 12 months preceding his termination. We may choose to waive the competitive restrictions, in which case we will not be required to make the non-compete payment.
In addition, in April 2019, the board of directors approved an amendment to the terms of Mr. Fouilland’s outstanding equity awards, to provide that in the event that Mr. Fouilland is terminated by us without cause or resigns with good reason, in each case, upon or within 12 months following a change in control of the Company (as defined in the 2016 Stock Option Plan), his entire award will accelerate and become exercisable as of his termination date, provided that the PSUs will vest in the amount that would become vested assuming achievement of the target level of performance, and provided further that in all instances (x) the provisions of the Amended and Restated 2015 RSU Plan and the Amended and Restated 2015 PSU Plan which prohibit the acceleration or shortening of the minimum vesting period of one year will continue to apply, and (y) any PSUs or RSUs that may become so vested pursuant to these rights will be subject to a holding period until the second anniversary of the date of grant of the award, and the free shares relating to such vested RSUs or PSUs will be definitively acquired by him no earlier than the expiration of the required holding period. Additionally, Mr. Fouilland’s vested OSAs shall remain exercisable by him for the 12-month period following his termination date, but in no event later than the original expiration date of such OSAs.

Mr. Damon
Mr. Damon’s employment agreement provides for a potential severance payment in the event Mr. Damon is terminated by us without cause or resigns with good reason (as such terms are defined in his employment agreement). In such an event, Mr. Damon shall receive, on the 60th day following the termination date (as defined in the agreement), a lump sum cash amount (less applicable withholdings) equal to the sum of (i) the product of (x) six (or in the event of a change of control (as defined in the agreement) and a subsequent involuntary termination within 12 months following the date of such change of control, 12), and (y) Mr. Damon’s monthly base salary rate as then in effect (without giving effect to any reduction in base salary amounting to good reason (as defined in the agreement)), (ii) an amount equal to the product of (x) 50% (or in the event of a change of control (as defined in the agreement) and a subsequent involuntary termination within 12 months following the date of such change of control, 100%) and (y) Mr. Damon’s annual bonus for the calendar year during which the termination occurs, calculated based on the bonus that would be paid to Mr. Damon if his employment had not terminated and if all performance-based milestones were achieved at the 100% level by both the Company and Mr. Damon, such bonus to be, solely for the purpose of defining severance benefits, and (iii) all bonus amounts earned for completed performance periods prior to the termination date but which otherwise remain unpaid as of the termination date.
In addition, in the event that Mr. Damon is terminated by us without cause or resigns with good reason, in each case, upon or within 12 months following a change in control of the Company (as defined in the 2016 Stock Option Plan), his entire award will accelerate and become exercisable as of his termination date, provided that the PSUs will vest in the amount that would become vested assuming achievement of the target level of performance, and provided further that in all instances the provisions of the Amended and Restated 2015 RSU Plan and the Amended and Restated 2015 PSU Plan which prohibit the acceleration or shortening of the minimum vesting period of one year will continue to apply. Any RSUs or PSUs that become vested pursuant to the terms of Mr. Damon’s employment agreement will be subject to a holding period until the second anniversary of the date of grant of the award and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Mr. Damon no earlier than the expiration of the required holding period.
Treatment Under Equity Plans
Stock Option Plans
Each of our 2012 Stock Option Plan, 2013 Stock Option Plan, 2014 Stock Option Plan and 2016 Stock Option Plan provides that in the event of a change of control of the Company (as defined in the plans), a successor corporation shall assume all outstanding options or substitute outstanding options with equivalent options or rights. Pursuant to the stock option plans, in the event that the successor corporation does not agree to assume or substitute outstanding options, the options will accelerate and become fully vested and exercisable upon the change of control.
Upon termination of an option holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested option will generally remain exercisable for 90 days following the option holder’s termination.
If, at the date of termination, the option holder is not entitled to exercise all of his options, the shares covered by the unexercisable portion will be forfeited and revert back to the applicable stock option plan.
Employee Warrants (BSPCE)
Our employee warrants provide that an unvested warrant will only accelerate in the case of a change of control of the Company (as defined in the relevant grant agreement), if the acquirer or the successor corporation does not agree to assume or substitute equivalent rights for the outstanding unvested employee warrants. Upon termination of a BSPCE holder’s employment with us, unless a longer period is specified in the notice of award or otherwise determined by the board of directors, a vested BSPCE will remain exercisable for 90 days following the BSPCE holder’s termination.
Performance-Based Free Share (PSU) Plan
Pursuant to the terms of our Amended and Restated 2015 Performance-Based RSU Plan, in the event of a change of control of the Company, if a successor corporation does not agree to assume an unvested PSU award or substitute for the PSU award with an equivalent right, and the grant date of the PSU is at least one year prior to the date of the change of control, the restrictions and forfeiture conditions applicable to the PSU will lapse, and the PSU award will become vested prior to the consummation of the change of control, with any performance conditions being deemed to be achieved at target levels. If the grant date of the PSU award is less than one year prior to the date of the change of control of the Company and no such successor corporation agrees to assume or substitute an unvested PSU, the PSU will lapse.
In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Performance-Based RSU Plan), an unvested PSU will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and Restated 2015 Performance-Based RSU Plan), our board of directors has the discretion to determine whether some or all of the unvested PSUs will vest, subject to the limitations of the plan.

If an employee with outstanding PSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the PSUs under the Amended and Restated 2015 Performance-Based RSU Plan, if any, will terminate effective as of the date that such employee is no longer actively employed.
Time-Based Free Share (RSU) Plan
Pursuant to the terms of our Amended and Restated 2015 Time-Based RSU Plan, in the event of a change in control (as defined in the 2015 Time-Based RSU Plan), if a successor corporation or a parent or subsidiary of the successor corporation does not agree to assume or substitute outstanding RSUs, and only if the RSUs were granted at least one year prior to the date of the change in control, the restrictions and forfeiture conditions applicable to the RSUs will lapse and the RSUs will be deemed fully vested prior to the consummation of a change in control.
In the event of a recipient’s death or disability (as defined in the Amended and Restated 2015 Time-Based RSU Plan), any unvested RSUs will vest automatically. In the event of a recipient’s retirement (as defined in the Amended and Restated 2015 Time-Based RSU Plan), our board of directors has the discretion to determine whether some or all of the unvested RSUs will vest, subject to the limitations of the plan.
If an employee with outstanding RSUs terminates his employment, or we terminate the employee’s service with the Company or any of our affiliates, the employee’s right to vest in the RSUs under the Amended and Restated 2015 Time-Based RSU Plan, if any, will terminate effective as of the date that such employee is no longer actively employed.
Named Executive Officer Departures
Mr. Teodosiu
Effective July 26, 2019, we entered into a mutual agreement with Mr. Teodosiu, pursuant to which Mr. Teodosiu remained employed as a non-executive employee with the Company during a garden leave period commencing on August 16, 2019 and ending on September 30, 2019 (the “Garden Leave Period”) under the conditions provided for in the French Labor Code and the collective bargaining agreement applicable to Mr. Teodosiu. Mr. Teodosiu’s employment with the Company terminated on September 30, 2019.
Pursuant to the mutual agreement, during the Garden Leave Period, Mr. Teodosiu, subject to applicable withholding taxes (i) continued to receive his then-current base salary; (ii) remained eligible to participate in the Company’s standard employee benefit plans; and (iii) continued to vest in outstanding long-term incentive awards in accordance with the applicable plan documents and agreements, provided that Mr. Teodosiu was not eligible for any new long-term incentive grant in 2019 or thereafter. On September 30, 2019, the mutual agreement provided that Mr. Teodosiu became entitled to receive (i) a legal and mutual agreement indemnity equal to €184,350 ($206,393.47 pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table), as required pursuant to French law, and (ii) acceleration of a previously agreed upon retention bonus equal to €200,000 ($223,914.80 pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table).
Effective October 24, 2019, we and Mr. Teodosiu entered into a settlement agreement, pursuant to which we agreed, as a final and irrevocable settlement and waiver of all disputes relating to the termination of his employment with the Company, to provide to Mr. Teodosiu an additional severance equal to €428,249.38 in the aggregate ($479,456.87 pursuant to the exchange rate noted in footnote 1 to the Summary Compensation Table).
Mr. Teodosiu’s employment agreement includes restrictions on certain competitive activities during the one-year period following the date of his termination of employment, subject to payment by us of monthly compensation equal to 33% of the average monthly gross salary paid to Mr. Teodosiu during the 12 months preceding his termination. We were entitled to choose to waive the competitive restrictions, in which case we would not be required to make the non-compete payment. As part of the mutually agreed settlement agreement entered into between us and Mr. Teodosiu, we waived Mr. Teodosiu’s contractual non-compete obligations, such that he was not owed any financial consideration in this respect.
Ms. Spilman
The Company did not make any severance payments to Ms. Spilman upon her departure.
Estimated Payments and Benefits
The following table estimates the potential amounts payable to our named executive officers in connection with certain terminations of their employment or a change of control of the Company, under the circumstances described in more detail above. The table reflects estimated amounts assuming that the termination of employment or other circumstance, as applicable, occurred on December 31, 2019. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change of control can be determined only at the time of such event. For a description of the payments and benefits received by Mr. Teodosiu in connection with his termination of employment, refer to “—Potential Payments upon Termination or Change of Control” above.

POTENTIAL PAYMENTS UPON TERMINATION OR FOLLOWING A CHANGE OF CONTROL
	Termination Without Cause					Termination Without Cause or Resignation by the Executive With Change of Control
Name	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)	Non-Compete Payments ($)(1)	Continued Insurance Coverage ($)(2)	Total ($)	Severance Pay ($)	Accelerated Vesting of Equity Awards ($)(3)	Non-Compete Payments ($)(1)	Continued Insurance Coverage ($)(2)	Total ($)
Jean-Baptiste Rudelle	—	—	—	—	—	—	—	—	—	—
Megan Clarken	1,350,000	620,882	—	19,283	1,990,165	1,350,000	2,483,528	—	19,283	3,852,811
Benoit Fouilland	—	—	147,784	—	147,784	783,702	157,183	147,784	—	1,088,669
Ryan Damon	311,250	—	—	27,944	339,194	622,500	433,250	—	27,944	1,083,694

_________

1.	Assumes we did not elect to waive the competitive restrictions in the relevant non-compete clause.

2.	Amount shown is an estimate based on the monthly cost of life and disability insurance and health insurance coverage as of the end of 2019.

3.
The value shown includes the value of equity awards held by the executive that would become vested under the applicable circumstances. The value of stock options and employee warrants, to the extent applicable, is based on the excess, if any, of $17.33, the closing price of an ADS on December 31, 2019, over the exercise price of such options or warrants, multiplied by the number of unvested stock options or employee warrants held by the executive that would become vested under the applicable circumstances. For 2019, the value of such stock options held by Messrs. Rudelle and Fouilland, and Ms. Clarken, is $0, because $17.33, the closing price of an ADS on December 31, 2019, is less than the exercise price of the unvested stock options that would become vested under the applicable circumstances. The exchange rate used to convert the exercise price of the options or warrants from euros into U.S. dollars is 1.119574. The amount shown represents the value of the equity awards that would vest upon a change of control under the additional assumption that outstanding equity awards are not assumed or substituted in the change of control transaction, as described above in the “Potential Payments Upon Termination or Change of Control—Treatment Under Equity Plans” narrative.

PAY RATIO DISCLOSURE
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that total compensation for Ms. Clarken, our current Chief Executive Officer, for 2019 was $6,485,215, and the median of the total compensation of all of our employees (excluding Ms. Clarken) for 2019 was approximately $81,524. Accordingly, we estimate the ratio of Ms. Clarken’s total compensation for 2019 to the median of the total compensation of all of our employees (excluding Ms. Clarken) for 2019 to be approximately 80 to 1.
We selected December 31, 2019, which is a date within the last three months of fiscal 2019, as the determination date to identify our median employee. To find the median of the annual total compensation of all our employees (excluding Ms. Clarken), we used the amount of salary, wages, overtime and bonus from our payroll records as our consistently applied compensation metric. In making this determination, we annualized the compensation for those employees who were hired during fiscal 2019 as permitted under SEC rules. We did not make any cost-of-living adjustments in identifying the median employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for Ms. Clarken’s annual total compensation in the Summary Compensation table for fiscal year 2019.
Since two individuals served in the role of Chief Executive Officer during 2019, we have elected to present information for Ms. Clarken, who took over the role in November 2019. For 2019, the total compensation as reported in the “Total” column of the “Summary Compensation Table” above for our Chief Executive Officer, Ms. Clarken, was $5,450,635. Since Ms. Clarken was appointed as our Chief Executive Officer effective as of November 25, 2019, we calculated her total annual compensation for pay ratio purposes by (i) annualizing her base salary, (ii) annualizing her annual incentive award and applying a payout percentage based on 100% achievement of company and personal objectives, (iii) adding the total value of the sign-on bonus and all of the share-based awards she received in fiscal year 2019 (which are comprised of the inducement awards in connection with her appointment as Chief Executive Officer as described in “Compensation Discussion and Analysis” above) and (iv) adding the total value of the relocation allowance she received in connection with her move from New York, NY to Paris, France. This calculation resulted in the assumed total annual compensation for Ms. Clarken in fiscal year 2019 of $6,485,215 for purposes of the pay ratio calculation above.
In accordance with SEC rules, we excluded all employees in certain non-U.S. jurisdictions that, in each case, constituted less than 0.87% of our total headcount. The excluded employees were located in Canada (1 employee), Australia (13 employees), China (12 employees), the Netherlands (15 employees), Sweden (12 employees) and Turkey (12 employees). The 65 excluded employees constituted 2.29% of our total number of 2,757 U.S. and non-U.S. employees as of December 31, 2019.

CRITEO

Limited company with €1.648.944,85 equity

Registered office : 32 rue Blanche, 75009 Paris

484 786 249 R.C.S. (Company and Trade Register) Paris

Management report from the Board of Directors on the statutory annual accounts and the consolidated financial statements

Fiscal year ending December 31, 2019

In accordance with the law and the articles of incorporation, Criteo has called you to a General Meeting to approve the annual and consolidated financial statements for the fiscal year ended December 31, 2019.

Criteo presents you with the management report on the activities of the Company and the Group during the fiscal year that began January 1, 2019 and ended December 31, 2019, and we submit the annual and consolidated financial statements for your approval.

We also propose to proceed with the net income allocation for the fiscal year ended December 31, 2019 and the examination of the agreements covered by Articles L. 225-38 *et seq.* of the French Commercial Code.

Pursuant to Article L. 225-37 paragraph 6 of French Commercial Code, this report includes the corporate governance report (section II).

Please note that the statutory auditors' reports and the board of directors' reports and the statutory and consolidated financial statements, which have been prepared in accordance with applicable law and regulations have been made available at the registered office for your consultation.

Table of Contents

I. MANAGEMENT REPORT 3
1. PRESENTATION OF THE CRITEO GROUP AND CRITEO S.A. OPERATIONS 3
A. GROUP'S OPERATIONS DURING THE LATEST FINANCIAL YEAR 3
B. ACTIVITY OF SUBSIDIARIES AND CONTROLLED COMPANIES 4
2. FINANCIAL INFORMATION AND CONSOLIDATED RESULTS OF THE GROUP AND CRITEO S.A. 4
A. THE GROUP'S CONSOLIDATED RESULTS 4
B. CRITEO S.A. RESULTS 6
C. GROUP'S AND COMPANY'S RESULTS OVER THE PAST FIVE YEARS: 7
3. SIGNIFICANT EVENTS 8
A. AT GROUP LEVEL 8
B. AT THE CRITEO S.A. LEVEL 9
4. SUBSEQUENT EVENTS 10
5. MAIN RISKS AND UNCERTAINTIES 10
6. RESEARCH AND DEVELOPMENT ACTIVITIES 13
A. MAIN INVESTMENTS IN 2018 13
B. R&D ACTIVITIES 13
7. FORESEEABLE CHANGES AND OUTLOOK 14
8. NET INCOME ALLOCATION 14
A. COMPANY NET INCOME ALLOCATION 14
B. NON-DEDUCTIBLE TAX EXPENSES 14
C. INFORMATION ON DIVIDENDS PAID 14
D. LOANS OF LESS THAN TWO YEARS AGREED BY THE COMPANY 14
9. COMPANY'S SHARE CAPITAL 14
A. EMPLOYEE SHARE OWNERSHIP 14
B. EMPLOYEE SHARE OWNERSHIP 15
10. INFORMATION ON PAYMENT TERMS 16
11. EMPLOYEES 16
A. ALLOCATION OF GROUP EMPLOYEES 16
B. NON-FINANCIAL PERFORMANCE REPORT 17
II. REPORT EN THE CORPORATE GOVERNANCE OF THE COMPANY 18
1. INFORMATION ABOUT CORPORATE OFFICERS 18
A. LIST OF MANDATES HELD BY CORPORATE OFFICERS 18
B. COMPANY'GENERAL GOVERNANCE 19
2. RELATED-PARTY TRANSACTIONS (ARTICLE L. 225-38 OF THE FRENCH COMMERCIAL CODE) 20
3. AUTHORIZATIONS TO INCREASE THE COMPANY'S SHARE CAPITAL 20
Appendix A 1 – Five Year Company's Financial Results 22
Appendix A 2 – Five Year Group Financial Performance Summary 23
ANNEXE B – Information on payment terms 24
Appendix C - Table of authorizations granted to the board of directors with respect to capital increases 26
Appendix D – Non-financial performance report 30

2

I.	Management report

1.	Presentation of the Criteo Group and Criteo S.A. operations

a)	Group’s operations during the latest financial year

Criteo began selling elements of its offering in France in 2007 and has since expanded its business into other countries in Europe. In 2009, Criteo extended its activities into North America and entered the Asia-Pacific region in late 2010. In November 2016, Criteo acquired HookLogic, Inc. ("HookLogic"), a New York-based company that developed a performance marketing exchange connecting consumer brand manufacturers with retail ecommerce sites via sponsored product ads sold by ecommerce retailers. Criteo offers HookLogic's products under the "Criteo Retail Media " name.

Criteo is a global technology company providing marketers with impactful and trusted advertising. It helps commerce companies and brand manufacturers acquire, convert and re-engage their customers independently via the Criteo platform, using users shopping data, predictive technology and large consumer reach. Criteo's advertising campaigns enable its clients to generate sales, website visits, mobile application installations and increase brand awareness on a large scale. Criteo Retail Media also allows retailers to generate advertising revenue from brands. Its data is pooled among its clients and offers deep insights into consumer intent and purchasing habits. To offer impactful and trusted advertising, Criteo activates its data assets through proprietary machine-learning algorithms and respecting user privacy to engage consumers in real time through the pricing and delivery of highly relevant digital advertisements, across devices and environments. By pricing its offering on a cost-per- click and measuring its value based on post-click sales, Criteo makes the return on investment transparent and easy to measure for its clients.

Criteo's mission is to provide marketers, brands, commerce companies, publishers, content creators and agencies worldwide with impactful and trusted advertising. Criteo's platform enables its clients to achieve their various marketing objectives, from conversion to brand awareness.

Over the past fourteen years, Criteo has built its market position by focusing on three pillars: actionable commerce data, predictive technology to activate the data and generate sales, and large consumer reach. Criteo continuously improves its technology and broadens its reach, and leverages and strengthens Criteo Shopper Graph, a highly differentiated group of data collectives built through collaboration and data pooling within its open ecosystem of commerce and brand clients.

Historically, the Criteo model focused solely on converting its clients' website visitors into customers (“Conversion”) through its historical solution “Criteo Dynamic Retargeting”. Since then, Criteo has broadened its portfolio of solutions to include additional marketing goals (including “Awareness” and “Consideration”) for commerce companies and consumer brands across web, apps and stores. This has required substantial investment by Criteo.

Driving consideration for an advertiser's products or services means attracting prospective new consumers to engage with and/or to buy its products or services.

To develop “Awareness”, Criteo aims in particular to expose a brand to consumers who have not been in contact with it before.

In addition to achieving these different marketing objectives through the "Criteo Marketing Solutions" offer, “Criteo Retail Media” enables merchants to generate advertising revenue from brands by monetizing their data and their audiences.

In accordance with Article L. 225-100-1. I. 5 of the French Commercial Code, all the internal control and risk management procedures relating to the preparation and processing of accounting and financial information have been implemented.

b)	Activity of subsidiaries and controlled companies

The following table presents the results of the Company’s subsidiaries for the fiscal year ended December 31, 2019.

Subsidiaries	% of ownership	Revenue 2019 (€)	Net Income/loss 2019 (€)
Criteo France S.A.S. (France)	100%	141,328,676	(102,705)
Criteo Ltd (UK)	100%	91,261,891	(2,415,959)
Criteo GmbH (Germany)	100%	241,159,240	4,389,736
Criteo B.V. (Netherlands)	100%	49,823,183	1,846,352
Criteo Corp. (USA)	100%	771,498,519	11,603,027
Criteo do Brasil Desenvolvimento De Serviços De Internet LTDA. (Brazil)	100%	42,256,599	(422,075)
Criteo Australia Pty Ltd (Australia)	100%	24,801,441	(252,725)
Criteo K.K. (Japan)	66%	308,430,058	15,184,492
Criteo Srl (Italy)	100%	57,074,145	78,090
Criteo Singapore PTE. LTD. (Singapore)	100%	42,321,405	(736,119)
Criteo LLC (Russia)	100%	31,532,788	1,193,425
Criteo España, S.L. (Spain - Madrid)	100%	36,049,529	(795,215)
Criteo Europa MM, S.L. (Spain - Barcelona)	100%	0	883,934
Criteo MEA FZ – LLC (Dubai)	100%	29,166,580	(47,047)
Criteo Reklamcilik Hzimetleri ve Ticaret A.Ş. (Turkey)	100%	16,724,648	(20,488)
Criteo Canada Corp. (Canada)	100%	22,083,236	(547,174)
Criteo India Private Limited (India)	99.90%	10,649,775	(168,442)
Criteo Finance S.A.S. (France)	100%	25,129,095	(77,546)
Storetail Marketing Services S.A. (France)	100%	4,287,457	(4,501,218)
Criteo Korea Ltd (Korea)	100%	59,638,924	(4,733,372)
Criteo Nordics AB (Sweden)	100%	30,713,656	289,480
Mad Yourself (United States)	100%	124,157	124,157
Condigolabs (France)	40%	0	(38,000)

In addition, the Company no longer had branches as of December 31, 2019.

2.	Financial information and consolidated results of the Group and Criteo S.A.

a)	The Group’s consolidated results

The consolidated financial statements for the financial year that ended on December 31, 2019 have been prepared in compliance with the standards set by IFRS (International Financial Reporting Standards), as adopted by the European Union. The main accounting methods, as well as the critical judgment and estimates are detailed in note 3.
The scope of consolidation as of December 31, 2019 is detailed in note 2 to the consolidated financial statements.

Consolidated statement of income

The revenue of the Group for the 2019 financial year amounted to €2,020.1 million (+3.6% compared to 2018).

Operational income amounted to €125.2 million and the net consolidated income amounted to €81.7 million.

The €9.4 million financial expense for the period ended December 31, 2019 was mainly driven by i) the interests on leases liabilities further the application of IFRS 16 Leases from January 1, 2019, ii) the non- utilization costs and upfront fees amortization incurred as part of our available RCF financing and iii) the recognition of a negative impact of foreign exchange reevaluations net of related hedging.

Income tax expense amounted to €34.1 million. This is mainly the result of €21.5 million in current taxes and in deferred taxes for €12.6 million. The main elements of the Group's taxes are presented in note 11 of the notes to the consolidated accounts.

The consolidated net profit attributable to the Criteo S.A. shareholder is a profit of €77.1 million (+2.4% compared to 2018); the minority interests’ share is €4.6 million.

Consolidated statement of position (balance sheet)

The total amount of the consolidated balance sheet was €1,590.6 million at the end of 2019 and is comprised of:

Non-current assets amounted to a total of €703.7 million, including €677.9 million in fixed assets.

Current assets amounted to €887.0 million and were in essence constituted by external accounts receivable for €425.6 million and cash for a sum of €372.8 million.

Group equity amounted to €893.3 million, including the Group’s profit for the period for €77.1 million.

Current liabilities amounted to €542.4 million and were mainly comprised of payables to external suppliers, for an amount of €347.6 million and lease liabilities for €40.9 million further the application of IFRS 16 Leases from January 1, 2019.

Non-current liabilities amounted to €127.6 million and were mainly comprised of leases liabilities further the application of IFRS 16 Leases from January 1, 2019.

Consolidated cash position and funding

Cash and cash equivalents include liquid assets and interest-bearing current accounts. These elements classified under cash are used to fund the Group's operations.

As of 31 December 2019, the Group’s cash and cash equivalents were €372.8 million. The Group had no bank overdraft as of December 31, 2019.

The variations and main elements of the cash and cash equivalents are presented in note 20 of the notes to the consolidated financial accounts.
Since 2012, we have taken several loans from financial institutions in order to fund tangible assets (equipment, in particular). In September 2015, we also agreed a renewable multi-currency line of credit enabling to draw €250 million or the equivalent amount in other currencies to fund the Group's general requirements, including external growth operations. On March 29, 2017, this agreement was amended by, among other things, increasing the amount of facility from €250.0 million to €350.0 million and extending the term of the contract from 2020 to 2022. As of December 31, 2017, the $75.0 million (€68.3 million) drawing executed in 2016 was fully repaid. The amount of the financial debt as of December 31, 2019 was €1.9 million. The breakdown of this debt into current and non-current financial liabilities is presented in note 25 of the notes to the consolidated financial statements.

We are also party to short-term credit lines and overdraft facilities with HSBC plc, BNP Paribas and LCL. We are authorized to draw up to a maximum of €21.5 million in the aggregate under the short- term credit lines and overdraft facilities. As of December 31, 2019, we had not drawn on any of these facilities. Any loans or overdraft under these short-term facilities bear interest based on the one month EURIBOR rate or three month EURIBOR rate.

As these facilities are exclusively short-term credit and overdraft facilities, our banks have the ability to terminate such facilities on short notice.

All of these credit facilities are unsecured and contain customary events of default but do not contain any affirmative, financial or negative covenants, with the exception of the €350.0 million. At December 31, 2019, we were in compliance with the required conditions.

Commitments and contingencies

As of December 31, 2019, we had €6.0 million of other non-cancellable contractual obligations, primarily related to software licenses, maintenance and €0.9 million bandwidth for our servers.

b)	Criteo S.A. results

The annual financial statements for the financial year ended December 31, 2019, which we are submitting for your approval, including the balance sheet, the income statement, and the accompanying notes to the financial statements, have been prepared in accordance with the French standards following group principles and methodology and in line with the presentation rules and appraisal methods provided by current regulations.

Income statement
During the financial year that ended on December 31, 2019, the Company generated net revenues of
€25.8 million compared to €90.7 million in the previous financial year.
Other operating incomes amounted to €482.7 million compared to €482.3 million in the previous financial year.
Operating charges amounted to €451.9 million compared to €510.3 million in the previous financial year. The operating income was a gain of €87.4 million compared to a gain of €93.3 million in the previous financial year.
Financial proceeds and financial charges amounted to €94.3 million and €64.7 million, respectively, compared to €121.1 million and €74.2 million for the previous financial year. This led to a financial profit of €29.7 million compared with a €46.9 million profit for the 2018 financial year.
Consequently, the profit from ordinary operations before taxes amounted to €117.1 million compared to the profit from ordinary operations before taxes of €140.2 million in the previous financial year.
Exceptional income was €7.4 million in 2019 compared to €0.1 million in 2018. Exceptional expenses amounted to €0.7 million compared to €1.6 million in the previous financial year.
The financial year ended on December 31, 2019 ended with a net income of €135.8 million compared to €123.6 million in the previous financial year.

Balance sheet

As of December 31, 2019, the Company’s total balance sheet was €1,208.6 million compared to
€1,100.8 million in the previous financial year.

Net intangible fixed assets were €28.2 million compared to €24.2 million in the previous financial year. Net tangible fixed assets were €102.2 million compared to €91.7 million in the previous financial year. Long-term investments were €537.8 million compared to €495.9 million in the previous financial year. Net current assets were €528.9 million compared to €471.3 million in the previous financial year.
As of December 31, 2019, the share capital was €1.7 million compared to €1.7 million in the previous financial year, and additional paid-in capital was €285.7 million compared to €315.8 million in the previous financial year.

Liabilities were €318.5 million for the year-ended December 31, 2019 compared to €303.9 million in the 2018 financial year, and were comprised of the following:

Loans and various financial debts(1)    €226.3 million
Accounts payable to suppliers and related accounts    €44.3 million
Accounts payable for taxes and social security    €35.3 million
Accounts payable for financial institutions    €1.6 million
Financing from financial institutions    €1.6 million
Other accounts payable    €9.3 million
(1) comprised mainly of intra-company accounts payable for €226.3 million, partially offset by intra- company accounts receivable for €110.4 million.

c)	Group’s and Company’s results over the past five years:

The tables referred to in Article R. 225-102 of the French Commercial Code are attached to this report as Appendix A-1 and A-2, showing the Group's and the Company's results over the past five years.

3.	Significant events

a)	At Group level

Change in estimated useful life of servers and other data center equipment

During the first quarter of 2019, the Group revised the estimate of the useful life of all servers and other equipment used in our data centers from three to five years. This change in estimate was determined based on a revised commissioning plan which extends the period equipment from three to five years. This resulted in an increase in income from operations of €37.5 million and an increase in net income of €32.0 million, or €0.50 per share.

Share repurchase program

On October 25, 2018, Criteo's Board of Directors authorized a share repurchase program of up to
$80.0 million of the Company’s outstanding American Depositary Shares. As of December 31, 2018,
3.5 million shares were held as treasury shares. We completed this share repurchase program in 2018.

On February 8, 2019, the Board of Directors authorized the reduction of capital resulting in the formal retirement of 1.6 million treasury shares.

On July 26, 2019, Criteo's Board of Directors authorized a share repurchase program of up to
$80.0 million of the Company's outstanding American Depositary Shares. As of December 31, 2019,
3.2 million shares were held as treasury shares as part of the share repurchase program authorized on July 26, 2019.

As of December 31, 2019, we have 3.9 million treasury shares remaining which may be used to satisfy the company's obligations under its employee equity plans upon RSU vestings in lieu of issuing new shares, and for M&A.
On October 7, 2019, in connection with the new organization structure, the Company announced a plan to restructure its R&D activities with the closing of its R&D operations in Palo Alto, United States. The company incurred net restructuring costs of €0.6 million in “Research and Development” including employee costs (€5.0 million) partially offset by gains from forfeitures of share based compensation expense (€4.4 million). The amount of current liability amounted to €5.0 million as of December 31, 2019.
Offices right sizing policy

In part of its cost management efficiency, the Company decided to implement an office right sizing policy. The Company incurred net restructuring costs of €10.9 million comprising of costs for impairment of right of use assets net of lease liability release (€9.0 million) and termination of facilities (€1.9 million). This restructuring cost was recorded in “Research & Development expenses” (€0.6 million), “Sales & Operations expenses” (€7.8 million) and “General & administrative expenses” (€2.5 million). The amount of current liability amounted to €0.7 million as of December 31, 2019.

New organization structure

As part of a new organization structure designed to best support its multi-product platform strategy and accelerate execution, the Company incurred net restructuring costs of €0.6 million comprising of employee costs (€3.5 million) partially offset by gains from forfeitures of share based compensation expense (€2.9 million). The amount of current liability amounted to €0.5 million as of December 31, 2019.

Companies’ combination

On November 4, 2019, Criteo Espana absorbed its fully-owned subsidiary, Storetail Marketing Services Spain S.L.

b)	At Criteo S.A. level

Share repurchase program

In the accounts of Criteo S.A., the transactions were accounted for as follows:
In addition, a provision for risks has been recognized for €22.4 million to cover free share allocations.

External financial investment

Acquisition and merger of Adspirit Software

In 2019, Criteo S.A. acquired Adspirit Software SAS (RCS Paris 844 226 456), specialized in the creation, development and commercialization of software allowing the automatization and setting up of animated, complex and innovating advertisements for a purchase amount of €4,767,283. Adspirit Software was then merged into Criteo S.A. on May 27, 2019, with no retroactive effect.
Investment in Condigolabs

On September 4, 2019, Criteo S.A. subscribed to a share capital increase decided by the shareholders of Condigolabs (RCS Paris 853 064 095) which purpose is to propose to publishers a content monetization platform financed by user-centric native advertising, for an amount of approximately
€1 million. Further to the completion of this share capital increase, Criteo held 40% of Condigolabs’ share capital and voting rights. This investment was financed by available cash resources.

Internal financial investments

–	Singapore :

Criteo S.A. decided to improve the net equity in its subsidiary in order for Criteo Singapore to no longer be under-capitalized Therefore, the capital of Criteo Singapore has increased by €17.3 million through the debt-to-equity conversion.

–	United Kingdom :

Criteo S.A. granted a 6-year loan to Criteo Limited for a total amount of €15.26 million as of July 29, 2019, by conversion of short-term debt.

–	Korea :

Criteo S.A. granted a 5-year loan to Criteo Korea for a total amount of €11.0 million as of November 20, 2019.
This loan allows the new subsidiary to acquire the net assets of the branch.

Filialization of Korean and Swedish branches

The Swedish branch was transformed into a wholly-owned subsidiary of Criteo S.A. on January 1, 2019. The Korean branch is expected to become a wholly-owned subsidiary of Criteo S.A. as of April 1, 2019.

4.	Subsequent events

On January 2, 2020, Manage.com Group, Inc. was merged into Criteo Corp.

5.	Main risks and uncertainties

Business-related risks
The Group’s business is based on the use of internal predictive algorithms which, together with knowledge about the user’s buying habits, enable it to display customized advertising banners that are relevant to the user. The optimal functioning of this tool is essential to the Group’s revenues.
The decision by some browsers to delete third-party cookies or to limit their use by default may limit its ability to collect the data necessary for the optimal functioning of these algorithms. This could have a significant impact on the Group’s business and revenues.
In this dynamic environment, in order to meet customers’ needs, the Group must be able to develop, improve or acquire new products and adapt its organization. This will enable it to market new products, meet current needs and anticipate future needs.
The Group’s ability to generate revenue is based on the optimization of massive amounts of data collected from various sources. The collection of such data could be hindered by restrictions from market players concerning consumer habits or legal or regulatory technology changes.
Most of the revenue comes from advertisements placed on third party media sites. It does not own or control the available advertising space that it accesses through different channels. Contracts regulating such access generally do not include a long-term obligation, so cyclical changes may increase the costs borne by the Group.
Several advertising space aggregators (publishers) used by the Group belong to companies that are in competition with it for the same space for their own customers. Competitive pressure may encourage them to limit access to the available advertising space via their platforms. Moreover, there are a limited number of publishers in respect of the available advertising space. If one of the companies no longer allows the Group to access this space, this could have a negative impact on its ability to disseminate advertisements on the Internet and thus adversely affect its operating results and financial position.
In order to develop its customer base, the Group must have access to new advertising space. To acquire or maintain such space, the Group may have to accept less favorable conditions than in the past.

Risks of integrating Group acquisitions
Achieving profit targets depends on integrating effectively businesses, products and/or technologies that the Group has acquired or plans to acquire.

Risks related to the competitive environment
The arrival of new technologies and new players will intensify competition in the future.
The ability of the Group to effectively resist this new competition could significantly affect its results if (i) competitors develop, market and sell competitive and valuable products or services or (ii) a competitor acquires one of the existing competitors or forms a strategic alliance with it.
With significant growth and evolving in a constantly changing market and environment, the Group may not be able to maintain its current profitability margin or achieve its long-term goals.

Risks related to the international environment
The Group operates in many countries and intends to continue its expansion, which exposes it, in particular, to the following risks:

–	compliance with, in particular, various tax, anti-corruption, money laundering, and data protection laws;

–	sudden changes in laws, regulatory requirements, tariffs, export quotas, customs duties or other trade restrictions;

–	changes in the political or economic situation of a country or region;

–	effective recruitment and management, in each country, of the necessary personnel and implementation of appropriate systems, policies, benefits and programs;

–	changes in exchange rates and the free circulation of foreign currencies;

–	property restrictions for foreigners and investments;

–	restrictions on the repatriation of profits, etc.

Internet privacy protection risks
The evolution of regulations concerning the protection of privacy on the Internet could impact the Group’s business.
The United States, Europe, and other countries have enacted, are reviewing, or are considering legal or regulatory changes that could significantly limit the ability of the Group to collect, process, use, transfer, and share data collected from consumers and/or their devices.
In Europe, the General Data Protection Regulation (GDPR) could reduce the amount of data that the Group can collect or process.
The Group’s business involves the use, transmission and storage of confidential information from various stakeholders and the lack of adequate protection of this information could significantly damage its reputation, impact its liability and also have monetary consequences.

Employee-related risks
The success of the Group and its future development depends on its managers and its ability to continue to attract, retain and motivate employees who are highly qualified in their areas of expertise.
The departure of these managers or key employees could affect the proper functioning of the Group and the pursuit of its objectives.

Risks related to data protection of intellectual property rights
Many domain names, trademarks, patents or other intellectual property rights have been registered in the United States and other countries. It is possible that one of them may not provide sufficient protection for the Group’s current activities or may be challenged or invalidated by a court.
The Group cannot guarantee that its competitors will not infringe the rights mentioned above, or that it will have the necessary resources to assert its rights. Moreover, in some countries, the Group cannot protect, in a satisfactory manner, its technology against copying or counterfeiting, which could adversely affect its competitive position.
Despite its efforts, the Group cannot prevent third parties from infringing or misappropriating its intellectual property rights, which could have an adverse effect on its business. The Group could also be affected if it turns out that its technology, or another aspect of its business, infringes on the intellectual property rights of others.

Risks related to the rapid transformation of the Group
As part of its rapid transformation, the Group must maintain its existing reputation as it strives to grow its business. Its rapid transformation requires to constantly adapt its operating model. As a result, the various functions of the company must constantly be reviewed and adapted to support effectively its transformation.

Customer-related risks
Due to its expansion, the number of medium-sized customers has increased significantly and is expected to continue to increase. Such customers generally represent an increased risk of financial instability and their monitoring consumes additional resources.

Risks related to earnings forecast assumptions
The Group’s earnings and cash flow are the result of its ability to meet or create the needs of the market.
Therefore, the Group’s earnings are also subject to its customers’ seasonal variations. The quarterly operating results fluctuate due to a number of factors, including the seasonal nature of some customers’ expenses, which makes future results difficult to predict. Due to these significant seasonal fluctuations, operating cash flow can vary significantly from one period to another.
In addition to the corrective maintenance performed on its products, the Group must make significant investments in R&D. The dynamic ecosystem to which Criteo belongs implies continuous innovation requiring significant human and financial resources which account for a significant proportion of its profitability. As a result, it is difficult to predict the amount of future revenues and expenses and operating results may, from time to time, be lower than the Group’s estimates or the expectations of analysts and investors.

Exchang-rate fluctuation risks
The Group incurs expenses and generates revenues in currencies other than the euro and is exposed to the risk of exchange-rate fluctuations.
To cover this risk, the Group carries out hedging transactions in order to minimize the impact of exchange rate fluctuations, but is unable to predict the impact of such fluctuations on its financial position, its operating results and cash flows.

Risks related to taxes and duties
As a multinational organization, the Group is taxed in several countries with tax laws of increasing number and complexity. The amount of taxes paid in certain countries could increase significantly as a result of local changes in the applicable tax principles, whether of legal, regulatory, case law or conventional origin. Such changes could have a significant adverse effect on the Group’s liquidity and operating result.

6.	Research and development activities

a)	Main investments in 2019
The Group invested €63.0 million in tangible assets. The increase in tangible assets mainly relates to the acquisition of servers by the French and American subsidiaries, where the Group's data centers are located.

b)	R&D activities
The Group’s research and development efforts were accelerated to improve the performance of its digital marketing products and to preserve the technological lead that is the Group’s strength in this market to sustain its growth. The efforts were based on the development of new algorithms, especially with respect to:

–	optimization of the conversion rate on sales.

–	optimization of the basket value during a conversion.
The Group thus continued to largely invest in research and development through the recruitment of engineers to maintain its technological lead. The Group's workforce exclusively dedicated to the research and development activities was 681 employees at the end of 2019 (or 24.7% of the Group's work force), of which 504 are employed by Criteo S.A.

7.	Foreseeable changes and outlook

The Group’s strategy is based on strengthening its core business and accelerating the development of its existing and future new solutions.

8.	Net income allocation

a)	Company net income allocation
We propose to allocate the €135,833,395 profit for the year ended December 31, 2019, as follows:
-    €135,833,395 to retained earnings.

b)	Non-deductible tax expenses
Pursuant to Article 223 quater of the French General Tax Code, please note the absence of any sumptuary expenditures or non-deductible expenses as defined in Article 39-4 of such Code.

c)	Information on dividends paid
In accordance with applicable law, the Company has not paid out any dividends for the past three fiscal years.

d)	Loans of less than two years agreed by the Company
We inform you that the Company did not agree any loans of less than two years, indirectly related to its principal activity, to any very small, small or medium size companies with which it has a commercial relationship to justify such loans.

9.	Company’s share capital

a) Employee share ownership

As of the last day of the fiscal year:
–the proportion of capital represented by shares owned by employees of the company or of affiliated companies within the meaning of article L. 225-180 of the French Commercial Code, subject to PEE or FPCE joint management, calculated pursuant to Article L. 225-102 of the French Commercial Code, was nil.
–free shares held directly by employees pursuant to Article L. 225-197-1 of the French Commercial Code (free shares or Restricted Stock Units (RSUs)) represented 1.48% of the share capital.
In accordance with its profit sharing program, the company has continued to issue options, free shares and employee warrants.
Stock options

In accordance with Article L. 225-184 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of the provisions of Articles L. 225-177 to
L. 225-186 of the French Commercial Code involving grants of options to subscribe for or purchase shares.

Free shares (or Restricted Stock Units (RSUs)

In accordance with Article L. 225-197-4 of the French Commercial Code, the board of directors informs you in its special report of transactions carried out by virtue of Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code involving grants of free shares or Restricted Stock Units (RSUs).

Non-employee warrants (BSA)
During the fiscal year 2019, the board of directors used the authorizations that it was granted by the Combined General Meetings of May 16, 2019.
The supplementary reports of the board of directors and of the statutory auditors, prepared at the time the BSAs were issued, have been made available to you and will also be made available to you at the Shareholders’ Meeting called to approve the financial statements for the most recent fiscal year.

a)	Employee share ownership

Purchase of its own shares by the Company

Purchase of shares in accordance with article L. 225-208 of the French Commercial Code

In accordance with the provisions of article L. 225-211 al 2 of the French commercial code, we hereby report the purchase by the Company of its own shares in accordance with the provisions of article
L. 225-208 of the French Commercial Code during fiscal year 2019, for the purposes of stock options (in accordance with the provisions of article L. 225-177 of the French Commercial Code) and/or restricted stock units (RSUs) (in accordance with the provisions of article L. 225-197-1 to L. 225-197-3 of the French Commercial Code) granted (or to be granted) the Company to the employees and/or officers within the group.

–	Number of shares purchased: 1,743,223

–	Average purchase price: $17.2774 (corresponding to €15.5963) 1

–	Amount of the negotiation fees: $17,432.23 (corresponding to €15,736.04)1

–
Number of shares registered in the name of the Company as at December 31, 2019: 1,652,967 shares with a nominal value of €0.025 each, representing 2.5% of the share capital as at December 31, 2019 and of a total accounting value of $28,571,854.03 (corresponding to

€25,791,760.201), according to an average purchase price of $17.2852 (corresponding to
€15.6033)1.

Purchase of shares in accordance with article L. 225-209-2 of the French Commercial Code

In accordance with the provisions of article L. 225-211 al 2 of the French Commercial Code, we hereby report the purchase by the Company of its own shares in accordance with the provisions of article
L. 225-209-2 of the French Commercial Code during fiscal year 2019, for their allocation, within two (2)

[1]	On the basis of an average exchange rate of 1.10779 during the purchase period
2 On the basis of an average exchange rate of 1.10526 during the purchase period years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction.

–	Number of shares purchased: 1,498,709

–	Average purchase price: $18.9745 (corresponding to €17.1675)2

–	Amount of the negotiation fees: $14,987.09 (corresponding to €13,559.79)2

–
Number of shares registered in the name of the Company as at December 31, 2019: 1,498,709 shares with a nominal value of €0.025 each, representing 2.27% of the share capital as at December 31, 2019 and of a total accounting value of $28,437,189.33 (corresponding to

€25,728,959.10)2, according to an average purchase price of $18.9745 (corresponding to
€17.1675)2.

10.	Information on payment terms
In accordance with Article L. 441-6-1 of the French Commercial Code, the Appendix B presents the information on payment terms for trade payables and trade receivables.

11.	Employees

a)	Allocation of Group employees

As of December 31, 2019, the Group had a total of 2,764 employees. The headcount by geography is as follows:

b)	Non-financial performance report

The non-financial performance report presented in Appendix D of this management report takes into account the significant contribution of the Labor Act of August 8, 2016, which, in its article 37, enriched the CSR report in social matters by inserting a state Collective agreements concluded in the company and their impact on the economic performance of the company as well as on the working conditions of the employees.

II.	Report of the corporate governance of the company

1.	Information about corporate officers

a)	List of mandates held by corporate officers
In accordance with the provisions of Article L. 225-37-4 of the French Commercial Code, the following table lists the offices and functions held by corporate officers in any company during the 2019 fiscal year:

Names	Positions	Other mandates
Megan Clarken	Chief Executive Officer (*directeur-général*) as of November 25, 2019[2]	None
Jean-Baptiste Rudelle	Chairman of the board of directors and Chief Executive Officer until November 24, 2019 included	Criteo KK, Director The Gallion Project (non-profit organization), Chairman Rocabella SAS, president Zenon Research, president
Hubert Dubosc de Pesquidoux	Director	HDP Consulting, sole shareholder Mavenir Systems (formerly Xura, Inc.), Executive Chairman Premiere Global Services, Inc., Executive Chairman Radisys, Director and Chairman of the audit committee Rimor LLC (US LLC), Manager Sequans Communications, Director and Chairman of the audit committee Transaction Network Services, Director Siris Capital, Executive partner
James Warner	Director	Ansira Inc., Director Talix, Inc., Director
Sharon Fox Spielman	Director (until April 25, 2019)	Castanea Partners, Operating Partner

[2] The Board of Directors of Criteo SA appointed Megan Clarken as Chief Executive Officer of Criteo SA as of November 25, 2019 and for an indefinite term, in replacement of Jean-Baptiste Rudelle who resigned from this position.

Pursuant to Articles L. 225-185 paragraph 4 and L.225-197-1, II paragraph. 4 of the French Commercial Code, the board of directors has set at 1% the percentage of (i) shares resulting from the exercise of stock options and (ii) free shares (RSUs) granted by the Board of Directors, which shall be kept in registered form by the corporate officers under such an obligation (i.e., Chairman of the Board, Chief Executive Officer and Deputy Chief Executive Officer(s)) until the termination of their office.

b)	Company’s general governance

Mr. Jean-Baptiste Rudelle having notified its intention to resign from his position as Chief Executive Officer of Criteo S.A. while still being the Chairman of the board of directors, the board of directors, during its meeting dated October 24, 2019, appointed Megan Clarken as Chief Executive Officer (directeur général) of Criteo S.A. as of November 25, 2019 and for an indefinite term.
Hence, as of November 25, 2019, the duties of the Chairman of the board of directors and of the Chief Executive Officer (directeur général) are separated.
Ms. Megan Clarken is assisted in her duties by one Deputy Chief Executive Officer (directeur général délégué), Mr. Benoit Fouilland.

2.	Related-Party Transactions (Article L. 225-38 of the French Commercial Code)
The auditors’ report on related-party transactions (within the meaning of Article L. 225-38 of the French Commercial Code) has been made available to you.
This report must list the agreements (other than those entered into at arm’s length) entered into, directly or indirectly:

–	between the Company and the Chief Executive Officer (directeur général), Deputy Chief Executive

Officer (directeur général délégué), one director or a shareholder holding more than 10% of the Company’s voting rights;

–	between the Company and a company controlled by it within the meaning of Article L. 233-3 of the French Commercial Code.

The agreements entered into prior to 2019 but which still produce effects during the year 2019 are listed below:

–
Indemnification Agreement entered into between Mr. Benoit Fouilland, as Deputy Chief Executive Officer (directeur général délégué) of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Mr. Benoit Fouilland in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Indemnification Agreement entered into between Mr. Jean-Baptiste Rudelle, as Deputy Chief Executive Officer (directeur général) and Chairman of the board of directors of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Jean-Baptiste Rudelle in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Indemnification Agreement entered into between Ms. Sharon Fox Spielman, as director of the Company, dated December 6, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Sharon Fox Spielman in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Indemnification Agreement entered into between Mr. James Warner, as director of the Company, dated du December 11, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of James Warner in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Indemnification Agreement entered into between Ms. Rachel Picard, as director of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Rachel Picard in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Indemnification Agreement entered into between Mr. Edmond Mesrobian, as director of the Company, dated December 12, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Mr. Edmond Mesrobian in connection with any matters that arise out of his service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Indemnification Agreement entered into between Mr. Hubert de Pesquidoux, as director of the Company, dated du December 6, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Mr. Hubert de Pesquidoux in connection with any matters that arise out of his service to the Company, and

(ii) reimbursement of expenses in relation so such service.

–	Indemnification Agreement entered into between Ms. Madame Nathalie Balla, as director of the
Company, dated December 13, 2018. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Nathalie Balla in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service.

The agreements entered into during the year 2019 are listed below:

–
Indemnification Agreement entered into between Ms. Marie Lalleman, as director of the Company, dated April 26, 2019. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Marie Lalleman in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Indemnification Agreement entered into between Ms. Megan Clarken, as Deputy Chief Executive Officer (directeur général) of the Company, dated December 12, 2019. This agreement provides, to the extent permitted by applicable laws and regulations, (i) indemnification and insurance coverage of Ms. Megan Clarken in connection with any matters that arise out of her service to the Company, and (ii) reimbursement of expenses in relation so such service.

–
Consultancy Agreement entered into with Rocabella, an advisory company manager by Mr. Jean-Baptiste Rudelle, Chairman of the board of directors of the Company, dated December 12, 2019. Pursuant to this agreement, Rocabella will provide the Company with corporate affairs-related services to the Company with public bodies, professional organizations, institutions and regulators, at domestic, European Union and international levels

3.	Authorizations to increase the Company’s share capital
In accordance with the provisions of Article L. 225-100 of the French Commercial Code, the table in Appendix C summarizes the delegations of authority and powers granted by the General Shareholders’ meeting to the board of directors for capital increases pursuant to Articles L. 225-129-1 and L. 225-129- 2 of said Code.
.

_______________________
The Board of Directors

Appendix A 1 - Five Year Company’s Financial Results

Euros	2015	2016	2017	2018	2019
Year-end capital					
Company capital	1,561,772	1,599,456	1,652,128	1,688,784	1,651,009
Number of ordinary shares	62,470,881	63,978,204	66,085,097	67,551,344	66,040,322
Number of shares with priority dividends					
Maximum number of shares to create:					
- by converting bonds					
- by subscription rights					
Operations and results					
Sales revenue (excluding taxes)	53,801,577	70,227,477	91,367,442	90,716,124	25,840,575
Earnings before taxes, profit-sharing, allocations for amortization, depreciation, and provisions	76,693,434	81,738,921	191,584,054	189,172,253	183,623,751
Tax on profits	3,265,280	- 278,949	12,080,657	14,673,864	- 12,176,599
Profit-sharing with employees	499,354	1,082,181	804,538	477,557	73,717
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	60,721,469	55,308,222	110,939,023	123,630,110	135,833,395
Distributed earnings					
Earnings per share					
Earnings after taxes, profit-sharing, before [sic] allocations for amortization, depreciation, and provisions	1	1	3	3	3
Earnings after taxes, profit-sharing, allocations for amortization, depreciation, and provisions	1	1	2	2	2
Dividends paid					
Personnel					
Average number of employees	634	710	849	943	930
Amount of payroll	46,844,814	60,831,986	72,398,917	79,233,963	83,032,647
Amount paid out in company benefits (Soc. Sec. Works) net of transferred social expenses	25,536,624	37,947,935	38,631,805	43,572,404	42,039,386

Appendix A 2 - Five Year Group Financial Performance Summary

Summary of consolidated revenue and net income (loss)

Appendix B - Information on payment terms

Appendix C - Table of authorizations granted to the board of directors with respect to capital increases

Resolution	Purpose of the delegation	Expiry date	Use by the board of directors in 2019
Authorizations granted by the CGM of June 28, 2017			
CGM of 06.28.2017 (fifteenth resolution)	*Authorization to be granted to the board of directors to grant options to subscribe to new Company shares (OSAs) or options to purchase Company shares (OAAs).*	**08.28.2020** (38 months as from the CGM)	The board of directors used this authorization during its meetings held on June 25, 2019, and December 11, 2019. See special report of the board of directors.
CGM of 06.28.2017 (sixteenth resolution)	*Authorization to be granted to the board of directors to grant free shares (RSUs) to employees of the Company and its subsidiaries.*	**08.28.2020** (38 months as from the CGM)	The board of directors used this authorization during its meetings held on March 1, 2019, April 25, 2019, June 25, 2019, July 25, 2019, October 24, 2019 and December 11, 2019. See special report of the board of directors.
CGM of 06.28.2017 (seventeenth resolution)	*Authorization to be granted to the board of directors to grant performance-based RSUs to executives and certain employees of the Company and its subsidiaries.*	**08.28.2020** (38 months as from the CGM)	The board of directors used this authorization during its meeting held on April 25, 2019. See special report of the board of directors.
CGM of 06.28.2017 (twenty-third resolution)	*Delegation granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other amounts, within the limit of a nominal amount of €159,946.*	**08.28.2019** (26 months as from the CGM) This delegation expired on May 16, 2019, since a new delegation with the same	The board of directors did not use this authorization during the past fiscal year.

object has been voted.	
Authorizations granted by the CGM of June 27, 2018			
CGM of 06.27.2018 (fourteenth resolution)	*Delegation of authority to be granted to the board of directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of persons meeting predetermined criteria.*	**12.27.2019** (18 months as from the CGM) This delegation expired on May 16, 2019, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.27.2018 (sixteenth resolution)	*Delegation of authority granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right and carrying out a public offering.*	**08.27.2020** (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.27.2018 (seventeenth resolution)	*Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders' preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code.*	**08.27.2020** (26 months as from the CGM) This delegation expired on May 16, 2019, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.

CGM of 06.27.2018 (eighteenth resolution)	*Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to share capital while preserving shareholders' preferential subscription rights.*	**08.27.2020** (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.27.2018 (nineteenth resolution)	*Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right for the benefit of a determined category of persons who meet predetermined criteria.*	**12.27.2019** (18 months as from the CGM) This delegation expired on May 16, 2019, since a new delegation with the same object has been voted.	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.27.2018 (twentieth resolution)	*Delegation of authority to be granted to the board of directors in order to increase the number of securities to be issued as a result of a share capital increase with or without preferential subscription right completed by virtue of the delegations granted under resolutions 16 to 19.*	**08.27.2020** (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of 06.27.2018 (twenty-second resolution)	*Delegation granted to the board of directors in order to increase the share capital by issuing shares and securities giving access to the Company's share capital to employees who have joined a company savings plan.*	**12.27.2019** (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
Authorizations granted by the CGM of May 16, 2019			
CGM of May 16, 2019 (twenty-first resolution)	*Delegation of authority to be granted to the board of directors in order to issue and to allocate non-employee warrants (BSAs) in favor of a range of*	**11.16.2020** (18 months as	The board of directors used this authorization during its meeting held on October 24, 2019.

persons meeting predetermined criteria.	from the CGM)	See the special reports from the board of directors and from the auditors.
CGM of May 16, 2019 (twenty-third resolution)	*Delegation of authority to be granted to the board of directors in order to increase the share capital via an issuance of ordinary shares or any securities giving access to the share capital, with removal of the shareholders' preferential subscription right for the benefit of a determined category of persons who meet predetermined criteria.*	**11.16.2020** (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of May 16, 2019 (twenty-fourth resolution)	*Delegation of authority granted to the board of directors in order to increase the share capital by way of issuing ordinary shares or any securities giving access to the share capital with removal of the shareholders' preferential subscription right in the context of an offering made to the benefit of qualified investors or to a restricted group of investors mentioned at the II of Article L. 411-2 of the French Monetary and Financial Code.*	**07.16.2021** (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of May 16, 2019 (twenty-fifth resolution)	*Delegation of authority to be granted to the board of directors in order to increase the number of securities to be issued as a result of a share capital increase with or without preferential subscription right completed by virtue of the above-referenced delegations.*	**11.16.2020** (18 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.
CGM of May 16, 2019 (twenty-sixth resolution)	*Delegation granted to the board of directors in order to increase the share capital via the capitalization of premiums, reserves, profits, or other amounts, within the limit of a nominal amount of €164,894.*	**07.16.2021** (26 months as from the CGM)	The board of directors did not use this authorization during the past fiscal year.

Appendix D - Non-financial performance report
(déclaration de performance extra-financière)

Message from the CEO
“In our mission to power the world’s marketers with trusted and impactful advertising, we are also committed to leverage our company’s assets in favor of our society and planet.
Our Corporate Social Responsibility report is a living proof of Criteo’s culture. Our people advocate diversity and find purpose in giving back, as they are aware of their surrounding society and the environment.
The positive numbers reflected in this report are an achievement of our strongest stakeholder - our employees. I am very proud of them and we will continue to empower each and every one to drive the change we all want to see in our world.
I am looking forward to another year full of employee-led grass-root initiatives and aligning our business even more to our social and environmental responsibilities. I feel more than confident that we will be able to do so. This is the foundation which is also part of our company values: together and by keeping an open mindset, we can have the positive impact that we all want to have.”
Megan Clarken CEO, Criteo

Business model
We are a global technology company building the leading advertising platform for the open Internet. We strive to power the world’s marketers with trusted and impactful advertising.
Key Focus Areas:

–
Investing in substantial Research & Development (R&D) resources in order to conduct fundamental research on new advertising models and technology, enhancing the algorithms in the Criteo AI Engine, developing new features and products, conducting quality assurance testing, improving our core technology and enhancing our technology infrastructure.

–
Attracting, retaining and motivating highly skilled employees, particularly AI experts, software engineers and other employees with the technical skills that enable us to deliver effective advertising solutions, client sales and publisher partnership representatives with experience in digital advertising, in particular in Display Advertising. More broadly, hiring employees that are highly qualified in their areas of expertise to support and grow our operations.

–	Privacy-by-design best practices that ensure that all our ads are designed with rigorous privacy standards while providing the best experience for each user.

Corporate Social Responsibility (CSR) risks and materiality analysis
In 2018, Criteo performed its first CSR-related risk assessment. A list of sustainability-related risks based on benchmarks from our business sector was identified and surveys were conducted with internal stakeholders who work in CSR leading departments. These stakeholders classified the risks in order to achieve a priority list of areas of potential impact. Based on this analysis, Criteo selected five categories with eight focus areas1.
In 2019, Criteo further developed the conversation on CSR by interviewing 12 more internal stakeholders from several departments: People Management, Talent Acquisition, Talent Management, Compensation & Benefits, Workplace, Internal IT, Legal and Investor Relations. They were asked to assess the importance and relevance of the CSR topics considered during the 2018 risk analysis and completed a few additional topics that were also relevant to Criteo’s activities2.
Combining the results of those interviews and of the risk assessment, we established our first materiality analysis. We consider this work a major step in further structuring our CSR approach. We intend to keep relying on it in future years to collect stakeholders’ expectations on those topics.

1 List of main CSR risks identified: Talent acquisition and retention, Training and human capital development, User data privacy and protection, Energy consumption, Carbon footprint, Supply chain, Gender equality, Diversity and equity.
2 List of the topics considered: Talent acquisition and retention; Gender equality; Diversity and equity; Training and human capital development; Employee well-being; Occupational Health & Safety; Energy consumption; Carbon footprint; Climate change adaptation; Circular economy; Cooling water consumption; E-waste management; Food waste; User data privacy and protection; Client satisfaction; Responsible business and marketing; Innovation; Supply chain; Local impact and philanthropy; Corruption; Food security; Animal welfare; Tax evasion; Respect of Human Rights.

III.	Investing in headcount and talent initiatives

Criteo operates in all corners of the globe and has 29 offices across the Americas, Europe, Middle East and Africa (EMEA) as well as Asia Pacific (APAC). The company’s rapid growth over the last 10 years is spurring Criteo to invest in smart and talented people. Consequently, Criteo has implemented an ambitious talent acquisition policy. To support the teams, Criteo has created a strong corporate culture favoring the personal and intellectual development of its diverse workforce of nearly 2,800 employees, 64% of whom are under 34 years old.

A.	Headcount

As of December 31, 2019, Criteo had 2,793 employees globally. Compared with 2,744 at the end of December 2018, Criteo’s workforce remained stable during the year 2019 (an increase of 2%). This figure includes all of Criteo’s active employees on December 31 (permanent and non-permanent employees).
The workforce-related figures presented in this report only refer to Criteo’s largest global legal entities,
i.e. those with more than 50 employees. Legal entities that joined Criteo’s financial scope during year N are included in the CSR scope in year N+1. As of December 31, 2019, the entities included in the CSR scope accounted for 91% of Criteo’s total headcount, i.e. 2,538 employees (compared to 2,521 at the end of 2018).

Criteo also acquired two new entities in 2018, manage.com and Storetail Marketing Services S.A., that were included in the CSR scope in 2019.
As at December 31, 2019, the 986 women in our headcount represented nearly 39% of the total workforce of 2,538. Young people account for the majority of Criteo’s employees, which is to be expected in a high-tech company relying on a workforce with skills in the latest trending technologies.

B.	Recruitments and terminations

Attracting top talent is key at Criteo and the company invests significantly into talent acquisition.

Continuous improvement of our recruitment processes
In order to continuously improve the quality of our hiring process, we implemented a global candidate experience survey. All candidates who enter our hiring process are given the opportunity to provide feedback.
Furthermore, every employee involved in recruiting activities pursues a dedicated training program, which was strengthened in 2019. This program gives them support in carrying out interviews and ensures the compliance of the recruitment process with regulations and Criteo’s standards such as GDPR, non-discrimination, etc. It includes, for instance, a module about unconscious bias that started being rolled out across some of our teams.
Other programs are being implemented to help recruiters and interviewers target new candidate groups. For example, in 2019, an event program specifically geared to increase the recruitment of female candidates was run in Japan.
With the aim of ensuring consistency with the management of recruitment activity, in 2019, Criteo decided to implement a Talent Candidate Relationship Management (CRM) to manage external talent pools e.g. interns in a more efficient, consistent and compliant way to ultimately increase the number of hires. This Talent CRM is effectively in use as of January 2020.

Focus on the R&D team
While talent acquisition is a major focus area for all of Criteo’s activities, we pay close attention to our R&D teams, where candidates are tech engineers with specific profiles and our recruiting processes need to be adapted.
Criteo has made recruitment for the R&D team a high business priority, and for this reason, it is entrusted to a specific R&D Talent Acquisition Team who’s working hard on selecting and attracting future talents. The R&D team is continuously partnering with the Tech Hiring Group, whose purpose is to assess technical skills consistently throughout the role. This group has onboarded and trained about 200 people in 2019.
The team is striving for the continuous improvement of its recruiting processes and tools. To this means, they are creating a new career platform to provide easier access to information about Criteo and the job positions we offer for candidates. This platform will be in use in 2020.
Some initiatives to improve candidate experience are conducted as part of the R&D Diversity & Inclusion Roadmap (see the section dedicated to measures taken for diversity and gender equality for more details). For example, Criteo is trying to have at least one female interviewer per interview - especially when the candidate is a woman. The wording of our job descriptions for R&D is also being revised to make them more inclusive and equally attractive to female and male candidates.

Criteo’s Campus Program for R&D
Our Campus program is how the R&D team targets candidates before they graduate. Criteo works with a network of various schools and regularly participates in career forums that connect companies and students. Those events allow us to promote our activities directly to students, to meet with candidates and collect resumes, and to organize future interviews. The Campus Program recently diversified its approach by increasing the focus on schools and universities where candidates present more diverse profiles, both socially and ethnically.

Hires and terminations
In 2019, 732 employees exited the company and 750 were hired across the globe.
Criteo is closely monitoring its attrition rate and puts in great efforts to better understand and reduce it, as much as possible. That is why the company has been building a data base with the aim of being able to analyze the reasons for departures. Those analytics are making it easier to predict attrition rates depending on geographic areas and populations. More importantly, they enable Criteo to anticipate the number of recruitments needed.

In the coming years, Criteo intends to find ways to attract more diverse talents and work on employee engagement to improve the retention rate.

C.	Compensation and benefits
In the tech sector, compensation is a critical differentiating factor if one wishes to attract and retain talent and to stand out from the competition.
Criteo set up a global Group Policy to ensure that compensation offered by the company is competitive compared to the market, depending on jobs and expertise levels, geographical areas, etc.
This policy is enforced by Criteo’s Compensation & Benefits team, who monitors the market and performs salary surveys for all components of employees’ remunerations. They conduct a yearly review of salary levels across the Group, ensuring notably that compensation abides by the Global Group
Policy. The Compensation & Benefits team also oversees practices across all of Criteo’s entities, taking into account country-level specificities with the help of local People teams.
In 2019, annual base and variable salary compensation payouts for the legal entities included in this CSR report were €243,901,688 - a 6% increase compared to €225,401,401 in 20181.
Criteo does not discriminate any category of employees through remuneration, and is currently working on tools to facilitate the monitoring of salary gaps across the company depending on gender, age, etc.
In 2019, as per French regulations, Criteo disclosed its Women-Men Equality Index for France - which reaches 92 out of 100.

D.	Training
In 2019, Criteo kept investing in its people-development programs, both in terms of resources and organization as well as processes and experiences, demonstrating the importance granted by the company to talent growth and management.
A Talent Development team was put in place to focus on the Sales and Operations (S&O) department, which makes up more than 1,700 Criteo employees. They are supported by the People team and two existing training teams, to deliver on new training objectives. Those teams include:

–	The Criteo go-to-market Operations team: in charge of giving our sales and operations people knowledge about our products and their evolutions or new launches.

–
The Global Learning & Management Development team: in charge of the digital learning strategy and implementation of resources, as well as the development of the Global Management & Leadership Development and Engagement.

Since 2016, a common training tracker is used by training managers, the Global Learning team and the People Experience team, for the instructor-led training sessions. This gives managers the opportunity to track the trainings of their teams.
Key initiatives can be translated into quantitative data.

–
Global Management and Leadership Development Curriculum: This curriculum is made up of three programs, which are designed to help our employees’ transition and grow throughout their career path. It represented 15% of the reported instructor-led training hours in 2019, or 4,530 hours. The impact of this course can positively be correlated to the Manager Effectiveness survey insight. Launched in 2019, the curriculum saw the launch of a new Development Culture Program that is on-going: this coaching course was rolled out in 2019 for the HR team and selected “champions”. It will be the foundation for the second stage that we intend to deploy in future years, in the form of an internal curriculum that will allow every employee in the company to be trained.

–
Discover: This behavioral tool is used within our Mid-Market EMEA team to encourage a culture of self-awareness and self-development as well as to improve communication in and out of Criteo. It is currently being used by S&O and is becoming a part of our company culture. This is enabled due to the growing amount of certified trainers such as training managers, people experience managers, global learning, etc.

–
Coaching Culture: The Mid-Market EMEA team helped its leaders develop advanced coaching skills and set up a coaching platform where leaders can volunteer to coach individual contributors based on their respective profiles. These contributors can sign up for an on-demand coaching conversation process. The emphasis is also placed on behavioral development, which has been implemented in the performance review.

–	On the R&D side, Diversity & Inclusion training for hiring managers were delivered to raise awareness of the topics and ensure that we incorporate them into the recruitment process.
Criteo’s go-to-market Operations team also started a new training program in February 2019 to facilitate the change induced for S&O teams by the shift in Criteo’s positioning on the market, from a ‘product-

1 Respectively $273,116,037 in 2019 and $266,626,994 in 2018
selling’ to a ‘service-selling’ company. This program consists of an ACC ‘blended’ training program with online & live sessions, Pitch Clinic Process, role-play sessions, Cascading Style Sheets (CSS) training program, etc.
Finally, training sessions answering compliance purposes are also carried out and improved every year, such as the training on the “Code of Conduct” which was reviewed in 2019.
Although this report focuses on formal training activities, whether instructor-led or online, much more is happening in the field and the office on a day-to-day basis, ranging from Criteo’s cross-functional teams and organizations, through peer-to-peer learning to social learning activities. These more informal and ad-hoc learning activities which are promoted and facilitated locally represent a large part of the learning experience and are a key part of Criteo’s learning culture.

In-class training highlights
In 2019, there has been a 24% increase of instructor-led training hours compared to 25,426 hours in 2018. This represents the company’s commitment to continue the actions and investment started in 2018.

–	The average number of instructor-led training hours per employee was 12.2 in 2019, an increase of 21% compared 10.1 hours per employee in 2018.

–
80% of employees benefited from instructor-led training, an increase of 24 percentage points compared to 56% in 2018, and those trained had an average of 15.2 hours of training compared to 18.2 hours in 2018.

–	The Development Culture program represented a total of 2,712 hours, 10% of the reported instructor-led training hours in 2019.

–	Criteo’s Global Management and Leadership Curriculum was implemented in 2018. It represented an average of 15% of the total training hours across all entities and 258 managers were trained.

–	Training Managers also continued to cover the development needs of small offices by leveraging virtual learning sessions.
Out of the reported 31,539 hours of instructor-led training, 13,751 hours are backed by attendance sheets or training certificates, which represent about 44% of these hours. This has been mainly driven by the continuous commitment and discipline of People Experience and training managers in France, APAC and Brazil, as well as the Global Management and Leadership Curriculum roll-out which systematically collects evidence of attendance.
Core on-line training highlights

Since the introduction of digital learning resources three years ago, its usage continues to grow globally with 11,584 hours in 2019, representing about 27% of the total training hours in 2019.

–	78% of these online training hours were performed on specific platforms for engineering and technologies,

data science, digital marketing, soft or business skills as well as language skills.

–	The other 22% were completed through our “Learning Zone” platform, on Criteo Products, Industry & Market trends, Sales transformation, Management & Leadership.
The shift toward digital learning is notably driven by new digital regulations and the competitiveness observed in this field. This is reflected by the increase of 16% of online training hours compared to 9,957 hours in 20182, which can be explained by;

–
The launch of a new partnership with LinkedIn Learning In 2019. All Criteo’s employees now have access to this training platform, and 60% of them activated their LinkedIn Learning license within the six months following the implementation of the platform. This activation rate can be considered outstanding in our sector, proving the popularity of this new digital training offer.

–	Improved communication and higher utilization rate regarding our Coursera courses, which account for an important share of the online training hours.

On top of the core on-line training hours reported above (skills development-driven), employees have completed further online training. This represents about 4,100 hours and covers Compliance modules (12% of these hours), FlyCriteo On-boarding modules (55%), Customer Relationship Management and Supplier Relationship Management tutorials (8%) and digital literacy or security with Criteo applications (25%).

E.	Peer-to-peer and social learning practices
As stated previously, peer-to-peer and social learning is part of Criteo’s learning culture and DNA. They represent a large part of the employee learning experience and whilst they are not being translated in formal training hours, they have a positive impact on the employee base.
This can be illustrated by a few examples:

–	Practices at a local level:

–
“9:30” or “lunch and learn” initiatives with an informal knowledge-sharing session from subject matter expert volunteers. In 2019, it was used also in the Retail Media product unit to share information across EMEA on the new retail media platform.

–	Criteo “Confident Communicator Club”, an internally-led initiative to help improve presentation skills.

–	Practices at department level:

–
“Train the trainer” in-house program or Certification for Casual Facilitators from Mid- Market, led by local training managers, for Customer Success and Innovation EMEA teams or for “Feedback” champions within the Global Services team.

–
“Machine-learning boot camp”: an in-house facilitated intensive program, open to developers. Offered twice a year, in Paris and Palo Alto, it is made up of two to three weeks of instructor-led sessions from a panel of internal experts and several weeks learning transfer practice through capstone projects or “Voyager” programs, rallying another R&D team for stretch assignments.

Criteo took steps in 2019 to become a Learning Organization with the creation of dedicated learning content, the boost of digital training programs, and the identification of learning champions and relevant tools. The company intends to further continue this transformation in the coming years.

1 Figures above 100% are explained by the fact that in some entities with a high turnover, an important number of the people trained during the year might have left the companies at the end of the year.
2 The methodology used to calculate online training hours have been revised in 2019. 2018 data has not been recalculated based on the updated methodology.

F.	Hackathon

At Criteo, we believe that innovation is part of everyone’s job and is critical for Criteo to stay ahead of the competition.
The “Hackathon” provides support and flexibility needed to turn employees’ ideas into reality. Employees are invited to submit their ideas related to product innovation, revenue generation, profit optimization, or business efficiency. This initiative is a great opportunity to acquire or leverage skills and knowledge “on the job” on topics that people are passionate about.

IV.	Wellbeing and diversity at work

Employee health and safety is a priority for Criteo. The company devotes time and effort across all its locations to provide positive working conditions, work-life balance and the healthiest office environment for its employees.

A.	Safety and wellbeing at work

a)	Working hours
While there is no explicit global policy for working remotely at Criteo, regional or country leadership teams are free to authorize it.
In the Americas, working remotely and on flextime are common practices. Employees who have long commutes or good reasons to work from home regularly use this option.
In EMEA, Criteo generally expects employees to be in the office during normal work hours. There is no formal remote working policy in place. However, employees are allowed to work outside the office occasionally after consulting their team/manager. Criteo also has a practice of allowing people to work from Criteo offices in other countries. In France, an agreement has been signed in February 2019 allowing people in the Paris office to work from home one day per week.
In APAC, Criteo offers flexible work hours to enable a healthier work-life balance. This is especially the case in Japan and India where employees have long commutes so they can arrange their work time to best avoid peak hours. In most APAC countries, this has been implemented on an informal basis, except for Japan where it is included in our policies.

b)	Safety at work
Although Criteo has not yet deployed a global safety policy, the company aims to ensure a safe workplace environment and provides its offices with all necessary safety measures, and generally surpasses local applicable regulations.
The safety of employees traveling for business is also important to Criteo. In 2016, Criteo launched a new International SOS Assistance tool to complement the existing employee emergency assistance with AXA healthcare. This tool acts as a 24/7 hotline for support on security issues, especially when traveling, and also tracks all Criteo travelers so that they can be identified and Criteo can reach out to them in an emergency.
The Workplace team’s objective is to establish a global, robust and effective Health and Safety Management System. To this aim, they have started working in 2019 on the implementation of a global Health and Safety standard for all of Criteo’s offices.

c)	Employee wellbeing
Criteo is committed to promoting employees’ physical and mental wellbeing. To this end, regions are allocated a budget, distributed between the offices, to encourage employees to exercise. Sport and physical activities are part of Criteo’s DNA and each region provides employees the opportunity to exercise with social and low-cost services by offering on-site wellness activities such as yoga, massages or sport subsidies to attend external sports clubs and gyms.
Moreover, most offices around the world provide standing desks to their employees without requiring a medical prescription or specific ergonomic seating, which requires a medical prescription. Based on individual needs, these special appliances enhance overall comfort in the workspace.
In addition, Criteo is sensitive to the mental wellbeing of its employees. It can be difficult for people to open up about mental health concerns, but Criteo is continuing to investigate options to roll out employee-assistance programs across all countries. For instance, to ensure a no-stress environment at the office and to be proactive on the subject, Criteo offers in a few countries an employee assistance service. This free and confidential external helpline service can be reached 24/7 for advice and support on a variety of issues. In other countries, employees can benefit from five free counseling sessions. Also, when a specific incident occurs, such as a terrorist attack, Criteo’s People and Workplace teams create tailor-made solutions as soon as necessary in order to support employees.

B.	Employee relations

Communication and transparency are areas of focus at Criteo.

a)	Internal communication
Criteo hosts a company-wide “Global All Hands” event twice per quarter, led by the CEO and members of the Leadership

Group to provide key business updates and allow employees to ask questions. Each department has regular functional “All Hands” to disseminate further information on key business priorities and performance metrics. Changes involving systems, processes or other issues impacting employees are communicated in face-to-face sessions to supplement emails on the topic, allowing employees to ask questions or raise concerns. In addition, many groups have Slack channels to communicate real-time updates and feedback to employees. Social Media channels are also used to inform both external and internal populations.
In 2019, Criteo focused on the automation of its Human Resources processes in order to increase the reach and efficiency of HR-related communication and actions.
A “People Portal” was set up by the People team: an HR intranet portal meant to allow employees to have easier access to HR-related information, including both global-level and country-level specific information. Since it opened in 2019, over 2,000 employees have been using the People Portal, with around 150-200 employees currently consulting it per day.
Criteo also implemented “AskPeople”, a user-friendly ticketing solution based on the Salesforce platform that is used by employees to ask their HR-related questions (policy, benefits, change requests, etc.). It’s also used as an internal tool within the People team to allocate and track work between different teams. The initiative has been completely rolled out and is proving successful with about 21,000 tickets logged by employees annually. About 65% of employees are now using this tool.
Finally, the company has been strengthening the global Onboarding program with a global buddy initiative for new joiners: we are now partnering newcomers with another employee in the same location to help their integration when they just arrived at Criteo.

b)	A culture of feedback
Criteo strives to create a culture of feedback and continuous learning. We, therefore, promote feedback at different levels of the organization and as an important part of our company culture: for example, the People team supports managers and employees through dedicated trainings to give and receive feedback in a constructive way. Also, in 2019, changes were made to the Performance Review process for the 2020 cycle to have more frequent feedback conversations between managers and employees.
We also regularly give employees the opportunity to share their feedback on different aspects of their employee experience in a more formal way through employee surveys. As one of the main initiatives, for the third year in a row, Criteo partnered with Glint to gather employee feedback and work on improving the employee experience.
This program is managed centrally by a program manager as part of the People team. First of all, it includes onboarding and exit feedback surveys, to get a good understanding of the onboarding experience at Criteo as well as an understanding of why people leave the organization and how we can improve as an employer. In some cases, face-to-face exit interviews with voluntary leavers are also used to pinpoint the main causes of turnover and better understand and address potential issues.
Moreover, once a year, Criteo runs a company-wide engagement survey as a sort of health check for the organization and to understand our main strengths and areas of improvement. The survey reviews scores from 29 questions and qualitative comments left by employees. In 2019, the participation rate reached a record 81%. Compared to the prior year, the global engagement score slightly dropped from
72 to 70 on a scale from 0 to 100, compared to an external industry benchmark of 74. 69% of respondents recommended Criteo as a great place to work. 66% of respondents said that they were happy working at Criteo.
The main strengths identified through the engagement survey were the following on a scale from 0 to 100:

–	Respectful treatment (84): the survey respondents declared that they feel treated with respect and dignity at work.

–	Teamwork (82): the survey respondents confirmed that they are satisfied with their work teams (the people they work with the most).

–	Manager (81): the survey respondents declared that they would recommend their direct manager to others.

–	Authenticity (81): the survey respondents confirmed that they feel comfortable being themselves at work.

–	Performance (77): the survey respondents say that they feel a high level of performance is expected from employees at Criteo.
Results are reviewed at different levels of the organization and all managers have immediate access to the feedback from their teams and are encouraged to have conversations with their teams about strengths and areas of improvement. Results are also reviewed by the People and the Management team, and at the department and organization level. At all levels, managers are encouraged to openly share and discuss the results and involve employees in making improvements. At the organization level, a plan for improvements was approved by the management team and communicated to employees through written communication and at the Global All Hands meetings.

Similar to previous years, in 2019, Criteo also used a manager survey, where employees provide feedback about their direct managers. Based on the results, managers can identify areas for professional development. Every manager gets a detailed report of the feedback provided by their teams. Results are reviewed and action plans defined for managers with the People Experience team. People Partners also conduct reviews of high-level results per function with Executives.

c)	Employee engagement
Spotlight is the new global recognition program, available for all employees within a platform. It launched in July 2019, and the goal is to reward every small or big thing employees are doing at Criteo.
To do so, we have put into the program a variety of rewards. Some are social recognitions (“Merci”) to recognize everyday great contributions, point-based recognitions (“Applause”) to reward great achievements performed during a month, and also a quarterly Standing Ovations exercise to reward exceptional achievements.
The platform also allow us to recognize great actions performed for Criteo Cares or even to celebrate employees’ Criteo anniversaries.
With more than a 95% activation rate, the platform is a success and is used across regions and departments.
Moreover, in November 2019 the Connect And Keep Engaging (CAKE) platform was rolled out globally for all Criteo employees.
CAKE is an employee advocacy tool implemented primarily to give access to Criteo’s employees to all the information they need about the company, and to provide an easy way to share this information both internally and externally. Employees can now stay up-to-date with the latest company news using one single platform, available everywhere, on desktop and mobile. The key objectives of CAKE are:

–	Building the Criteo Community by bridging internal and external communication.

–	Engaging our employees in social media, proudly representing the Criteo brand.

–	Breaking silos between our different departments and sharing news from different channels e.g. House of Deals, House of Tech, People Vibes, Criteo Cares events, etc.

–	Developing support for spreading our culture and values.

–	Attracting potential employees and future talents interested in joining Criteo.

–	Promoting our brand through success stories told by our employees.
Today, a third of Criteo’s employees are connected to the platform, with the objective to have 100% of them connected in the future. Beyond internal use, CAKE can also be rolled out with external stakeholders and we aim to share this platform with communities we work with.
Lastly, in 2019, Criteo maintained a high position on Glassdoor’s Best Place to work in France. As the market becomes increasingly competitive, we continue to seek opportunities to improve the way we attract, engage and retain the best global talent.

C.	Diversity and equal opportunities
At Criteo, employees are strong believers in promoting diversity and equal opportunities.

a)	Non-discrimination and prevention of harassment
Criteo’s Code of Business Conduct and Ethics is applied across all locations and includes the principle of non-discrimination.

Providing an inclusive work environment
Consequently, Criteo applies its equal opportunity policy (also called non-discrimination policy) which strictly forbids all forms of discrimination, whether at the recruitment stage or afterwards with regard to promotions, salary increases and benefits, and specifies that no employee may be discriminated against on the basis of gender, race, ethnicity, religious belief, disability, national origin, veteran status, marital status, or sexual orientation.
Today 86 nationalities are represented in Criteo’s global workforce. It is therefore very diverse, with a strong mix of local talent and people from different cultures and backgrounds.
While the majority of our workforce is less than 40 years old (83% of employees), we are careful to provide equal opportunities to all without discrimination on the basis of age, be it through external hires or internal promotions.

Criteo also recognizes the importance of freedom of speech for employees. Consequently, no opposition or discrimination is directed at employee representatives.
The company's internal regulations provide a policy and measures to prevent moral and sexual harassments in all of its locations, in compliance with local legal requirements. The principle of the harassment ban is also included in the company's Code of Business Conduct and Ethics.

Taking action against discrimination and harassment
To address harassment and discrimination issues at the recruitment stage and afterwards, Criteo:

–	Provides training and education to make sure everyone knows their rights and responsibilities - every newcomer is required to complete an e-learning module devoted to this topic.

–	Ensures an effective and fair hiring process.

–	Promotes appropriate standards of conduct at all times.

–	Provides means for employees to report potential violations in relation with the Code of Business Conduct and Ethics.
Over the course of 2019, Criteo delivered improved training for all our managers and interviewers offering online training to ensure all locations could participate. Training on the awareness of unconscious bias is included as part of the curriculum.
Intent on continuously improving our action against discrimination and harassment, Criteo has also launched this year a preventive training program against harassment. This program has been adapted to specific cultures, situations and risk areas identified in the countries where Criteo’s offices are located. It was rolled out to the majority of Criteo’s employees with the final groups to follow in 2020. Always seeking to provide an open, equal and fair assessment, Criteo will continue to refine this training in future years.

Alert mechanisms
Every Criteo employee has a right and responsibility to report potential violations or questions regarding Criteo’s Code of Business Conduct and Ethics (“the Code”) and obtain guidance when they are uncertain about what action they should take.
When appropriate, Criteo encourages employees to talk with their direct managers first, as they will often be able to resolve issues quickly. Alternatively, they can also raise these issues to their Human Resources representative, a member of senior management, the General Counsel or the Senior Compliance Officer. If for any reason, an employee does not want to raise his/her concerns through one of these channels, he/she may utilize the Criteo Whistleblowing Hotline, a confidential, 24/7 service managed by a third-party service provider, or send a confidential email to a defined email address or choose to submit a secure Whistleblowing form. The report will be sent directly to the Chairman of the Board’s Audit Committee, an independent director of the company who is neither an employee nor a manager. All reports are kept confidential as permitted under applicable law.

1 New information in 2019, not available for 2018.
Although Criteo employees may choose to remain anonymous when using any of these channels, Criteo strongly discourages anonymous reporting and prefers for employees to identify themselves in order to be able to assure proper follow-up and feedback to them. Criteo strictly prohibits any kind of retaliation against any employee who raises a good faith concern about a potential violation of the Code or participates, in good faith, in an investigation of a potential violation of the Code.
Furthermore, a new “Case Management Tool” named i-Sight was set up in 2019 to support the process of conducting formal investigations and/or handle formal people-related processes in case a situation is reported. This tool was put in place to improve Criteo’s ability to conduct investigations objectively and fairly and to archive accurate records for future reference if required. Those records are handled in line with local legislation.

a)	Measures implemented to promote gender equality
Criteo is taking steps towards gender balance and equality with an increase in female employees in both the general population of employees, as well as senior leadership positions.

Criteo aims to hire talent without gender discrimination and promote fair opportunity regardless of gender. In 2019, 39% of employees promoted were women, in line with the share of women employees in the company.

Diversity and Inclusion initiatives
At a global level, Criteo is leading several Diversity & Inclusion (D&I) key actions.
The company developed a specific Diversity & Inclusion training program to raise awareness against unconscious bias during the recruitment processes. As a first step, this training was deployed for all Criteo’s employees who belong to the People Leadership team, before being extended to all R&D managers and recruiters as diversity and inclusion is an R&D priority (see below).
Criteo also started to develop a Diversity & Inclusion network, where female employees are given opportunities to connect together, hold events, etc. For instance, in 2019 the company organized two speed-mentoring sessions in France, aimed at empowering women and encouraging them to pursue their careers in the tech sector. The women employees who participated could have a one-and-one discussion with a senior leader to talk about their future at Criteo.
Current initiatives are focused on changing the mindset of Criteo’s community. In future years, the company intends to set targets in terms of diversity recruitment, promotions, and training.

The R&D Diversity & Inclusion roadmap
Criteo’s R&D department, accounting for nearly 600 employees in France and the United States, identified gender equality as a priority issue in terms of talent acquisition and people management. For this reason, the department developed its own Diversity & Inclusion roadmap to complement Criteo’s global actions. In 2019, this roadmap included the following key actions:

–
The R&D team is reviewing its recruitment process for it to better adapt it to women. They notably started revising the wording of job descriptions to make them more inclusive and appeal more equally to female candidates. In future years, the team intends to implement a new process to collect feedback from interviewees and thus continue improving recruitment processes in line with candidates’ expectations.

–
All R&D managers and recruiters attended the Diversity & Inclusion training program focused on unconscious bias that was first designed for Criteo’s People Leadership team. This training program was delivered for 24 managers and recruiters over four sessions in October and December 2019, representing 168 hours of training, and Criteo wants to extend it next to all R&D Hiring managers and Recruiters.

–
Finally, the R&D team organized specific events to encourage women to engage with senior employees and tech leaders, such as networking sessions with external speakers “Criteo Talks D&I” or the “aujourd’hui je code” initiative.

Raising awareness in the Tech sector
To promote gender equality and support women in the Digital/Tech/Science field, Criteo regularly organizes initiatives to raise awareness both internally and externally, wishing to build a worldwide community of R&D Tech women engineers.
In 2017, Criteo launched Women in Engineering (WIE), a group which is open to everyone at Criteo, male or female, that aims to achieve more gender diversity in the company, to improve and increase retention, to develop and hire women in computing jobs such as Technical Solutions, Analytics, R&D, Internal IT and Product.
Several events were conducted again in 2019 following-up on 2018 actions to promote this group and its mission:

–
“Aujourd’hui je code”: in June and November 2019, we welcomed 90 high school students, mainly girls, to share the Computer Science culture and to show them that a career in this field is accessible. The days were organized around workshops led by our R&D teams.

–
“Grace Hopper Celebration Conference”: for the second year in 2019, Criteo sponsored and participated in this event. It enabled us to be part of a major movement dedicated to women in the Technology industry, to share knowledge, expand our network and recruit new talents, as well as, giving more visibility to our WIE group.

In 2019, an open diversity and inclusion meet-up called “Criteo talks D&I” was organized in Europe for the first time. The event was targeted for internal People Department & HR teams, but also open to external guests. Several speakers were invited, such as Caroline Ramade from 50intech, a member of the Board of the UN Women. The purpose of this first edition of “Criteo talks D&I” was to raise awareness within the leadership regarding these topics.
Moreover, Criteo still supports the Women in Machine Learning & Data Science (WIMLDS) initiative. The members of this community are dedicated to the support and promotion of women practicing, studying or interested in the fields of machine learning and data science. In 2019, Criteo hosted two events for this group in Paris and Ann Arbor.
In September 2014, Criteo signed a gender equality agreement for a three-year term to affirm its commitments on the matter in France. This agreement, which was renewed in February 2018 for another three years, aims to build awareness around gender equality matters and is a warranty of compliance with the principle of non-discrimination. It promotes equal pay, equal access to training and equal opportunities for career development and promotions. It also encourages diversity in recruitment processes. Certain measures have been put in place by Criteo in order to achieve these goals, such as prohibiting unjustified pay differentials, increasing the number of promotions granted to women to 30% of the total amount of promotions awarded by the company and increasing the proportion of women in all the different types of positions and pay ranges to at least 29% the first year, 31% the second year and 33% the third year.
Beyond gender equality, Criteo’s R&D team is also diversifying the pool of schools approached with the Campus Program to increase focus on universities and schools that have a higher percentage of socially and ethnically diverse students.
Finally, in France, the company is taking initiatives to increase its social diversity by mentoring students coming from underprivileged neighborhoods through partnerships with associations.

V.	Reduce Criteo’s environmental impact

At Criteo, people care about the environment. Although there is currently no formal global environmental policy in place, the company is conscious of its environmental footprint and aims to minimize it.
The nature of Criteo’s activities leads the company to implement tangible actions for several aspects such as management of the data centers and its data resources, promotion of green offices, and raising awareness among workers on sustainable practices that will prevent harmful consequences for the environment or society.
In addition, in compliance with the French law “Pacte Act”1, Criteo’s shareholders will be asked to vote the modification of the articles of association of the company so as to include that the Board shall take into account social and environmental aspects when defining the company’s strategic orientations.

A.	Data center and resources management

Criteo’s operations rely on large data center units and several smaller networking rooms, also known as Points of Presence (POPS). POPS are similar to small-sized data centers. In 2019, Criteo installed its servers in 14 data centers worldwide, all of which belong to external service suppliers. Among those 14 locations, 10 are data processing centers and the remaining four host network POPS. Criteo’s server infrastructure accounts for one of its largest environmental impacts.
In 2017, a team dedicated to capacity planning was created to ensure optimal allocation of infrastructure resources according to business objectives: this means that Human Resources are now dedicated full time to optimizing Criteo’s infrastructure usage regarding costs and power usage. As a result, robust growth forecasts have been implemented, establishing reliable budget and actions to reduce costs and energy consumption.
Criteo is working to enhance sustainable practices among vendors for both services (hosting and hardware recycling) and hardware procurement. For each new Criteo project, the company releases a Request for Proposal (RFP) to several potential partners, and one of the main criteria of the decision matrix is labeled as “Eco Responsibility”. This criterion encompasses various questions about the energy-saving processes, the source of energy of the data center, its Power Usage Effectiveness (PUE)2, which shouldn’t exceed a rate of 2, and other eco-related topics.

1 Law no. ° 2019-486, 22 mai 2019 - Plan d’Action pour la Croissance et la Transformation de l’Entreprise (Action Plan for the Growth and Transformation of Companies)
2 PUE is the ratio between the total electricity consumed by the data center and the electricity consumed specifically by the servers, meaning that if a data center has a PUE rate of 2, it consumes the same amount in auxiliary utilities (cooling, lighting, etc.) as the core consumption of computing devices.

The evolution in data center electricity consumption is due to the activity growth, leading to the implementation of new servers in our data centers and to the opening of a new data center in 2019. Comparatively, the decrease in emissions generated by data centers can be attributed to Criteo’s efforts in relying on renewable energy sources.
In 2018, thanks to the efforts made in the selection of data centers and a change in the methodology2, we were able to significantly increase the share of renewable energy in our data centers - up from 15% in 2017 to 75% in 2018.
In 2019, Criteo continued striving to improve the environmental impact of data centers and started to compensate for the emissions of two data centers. This initiative allowed Criteo to reach a new milestone in relying on renewable energy sources: currently, 84% of the data centers’ energy consumption is compensated by renewable energy certificates compared to 75% in 2018. The goal is to have 100% of our data center power energy compensated using renewable energy sources or certificates in the near future.

B.	Environmental impact of Criteo’s offices
At Criteo, people are concerned about climate change. Reducing greenhouse gases and, first and foremost, being able to understand its emission level is an objective for Criteo.

a)	Reduce energy consumption
While Criteo does not own the buildings that it occupies, there is a company-wide commitment to limiting energy consumption. As a result, energy-saving initiatives are crafted and implemented independently in each office. Criteo has undertaken numerous actions aimed at reducing energy consumption at both its offices and data centers.
In France, Amsterdam, Singapore and Tokyo offices, lighting is automatically switched off at night. Similarly, in a few offices, including the London and Singapore office, lighting is motion sensor activated. Highly energy-efficient LED lighting is installed across many locations where feasible. The default settings for all laptops are also configured to reduce energy consumption from employees’ IT equipment, by going into sleeping mode when the laptop is not used and into battery mode (lower energy consumption) when it is not plugged.

1 Regarding the calculation method of CO2 emissions, for data centers totally powered with renewable energy, the emission factor is considered to be zero, for the other data centers the local factor is used (for more details, see methodological note chapter 6 - CSR indicators).
2 Before 2018, the local country factor given by the ADEME was used. Since 2018, as more precise data is available on the percentage of renewable energy, the rate considered is the one claimed by the subcontractor.

Air conditioning is also a source of energy consumption that Criteo aims to monitor and control. For example, the air-conditioning system is automatically shut off during the evening directly after normal working hours in the London, Singapore and Japan offices, and is significantly reduced in the Paris office. Heating, ventilation and air conditioning in such major offices in the Americas and APAC as New York and Tokyo are set to run between reasonable working hours with adequately preset temperature.
In the Milan office, electricity is 100% provided by Lifegate, a green energy supplier, which also plants trees to compensate for energy transportation pollution.

Due to the complexity of obtaining data for small offices, actual electricity consumption has been collected only for offices with more than 50 employees. For other offices, accounting for 4% of electricity consumption, data is estimated based on a ratio per employee.
One of Criteo’s offices is also using natural gas for heating, however, based on an assessment performed by Criteo in 2019, the gas consumption is not significant and represents about 5% of our office energy consumption. For this reason it is not reported nor taken into account in the calculation of our carbon footprint.

b)	Carbon footprint
The most significant greenhouse gas emissions come from the electricity consumed in data centers (figure published above), offices and during business trips2.
In order to implement reasonable company-wide actions, Criteo is now aware of which emission sources the company can directly control, such as electricity use, and which sources the company can still influence through good practice and policies such as business trips.
Criteo tries to limit emissions by avoiding flights whenever possible, attending video conferences instead of physical meetings, and not offering company cars in employees’ compensation packages. Working from home is also allowed in several Criteo’s offices, either in accordance with local regulations and policies or depending on practices in the country for our sector of activity. For instance, in our Paris office, a teleworking agreement was signed in 2019 allowing employees to work from home one day per week.
Criteo is also looking at ways to minimize the use of individually owned private cars. Many of Criteo’s offices are located in areas easily accessible by public transportation and do not have a parking lot, therefore discouraging employees from commuting with their private cars. In many of Criteo’s offices, public transportation is subsidized to promote public transportation usage.

1 2018 data was updated for those indicators compared to figures disclosed last year in the 2018 CSR report.
2 According to the greenhouse gas protocol methodology, Criteo can classify its greenhouse gas emissions associated with electricity consumption and business trips respectively to scope 2 and scope 3.

The -13% decrease of air travel carbon footprint is driven by a decrease of business trips during the year, combined with a collective company effort to:

–	Travel only for a justified business purpose,

–	Use video conference whenever possible,

–	Require support from local Criteo staff rather than traveling whenever possible,

–	and to optimize the number of trips.
Employees have been made aware of these matters.
In addition to the concern about carbon emissions produced by electricity consumption and air travel, Criteo is also working on a way to monitor or estimate the emissions generated by leakages from refrigerant systems in data centers for upcoming years.

c)	Sustainable offices
Although Criteo does not have a procurement policy regarding sustainable buildings, the company always selects environmentally-friendly offices. Many of our offices were built according to high environmental quality norms for building, for example:

–	In Paris, the building housing Criteo’s headquarters is NF HQE1 certified,

–	The Singapore office is located in a building that has been awarded the prestigious Green Mark Platinum Award,

–	The Miami, Barcelona and Stockholm offices are located in a LEED2 Gold building property while the Boston office is part of a LEED Platinum building,

–	Criteo’s Los Angeles building was honored by Culver City’s City Council and local utility representatives as a Sustainable Business- Innovator,

–	Our London office is located in a BREEAM3 certified building.
In 2019, the equivalent of 61% of our offices is covered by a green certification based on offices areas in m².

d)	Green initiatives
Historically, Criteo has relied mostly on local, internal or external initiatives to promote environmental responsibility, led by individual offices or employees. For example, new employee training covers topics on printing best practices such as print on both sides in black & white, and various local initiatives such as clothes recycling and tree planting. To raise and maintain employees’ awareness Criteo has launched internal communication campaigns mostly on a local or regional basis.

1 NF HQE: Norme Française “Haute Qualité Environnementale”
2 LEED: Leadership in Energy and Environmental Design
3 BREEAM: Building Research Establishment Environmental Assessment Method
In 2018, “Criteo Eco” was launched to prioritize a positive environmental impact in Criteo’s operations and culture. The goal was to encourage environmentally-friendly behavior in operations and decision making as well as in communication campaigns. The first global campaign was launched in 2018 in the Americas on the theme of Zero-Waste (see more below).

e)	Circular economy

One of the main CSR ambitions at Criteo is the ability to measure its recycling effort, control the waste production of its activities, use alternative methods for waste collection and sorting, such as keeping waste out of landfills, and move towards a zero-waste business. The company intends to track its recycling rate in the coming years, for both e-waste1 and office waste.

E-waste
Since 2016, in order to reduce the amount of e-waste generated in the data centers, Criteo asked for a guarantee extension for the servers from three to five years.
The company works with a subcontractor to handle decommissioned equipment, which is operating in all the cities where Criteo’s offices are located except for Istanbul and Moscow. The majority of this equipment can be reused and is resold on a second-hand market, while the remainder is considered as waste, which can be partly reused.
In 2019, Criteo decommissioned four rooms in two data centers, as servers in those rooms had reached the end of their lifecycle. This lead to an exceptionally high amount of e-waste produced during the year:
1.tons compared to 12.9 tons of e-waste in 2018, a significant part of which was recycled by our provider. Those operations also ensure that old generation servers are replaced regularly by more efficient ones, with better performance and lower energy consumption.
Other e-waste from the workplace, such as employees’ phones, is not discarded at end-of-life but given back to a reseller. For instance, in 2019, the Paris office was refurbished requiring to renew all IT equipment in the meeting rooms, all of which was also sold to a reseller.

Office waste

All of Criteo’s offices sort and recycle waste whenever possible. Criteo has equipped most offices with waste recycling bins, and some even have battery recycling containers, as in the London offices. In addition, clear signs about waste classification procedures are on display in most of Criteo’s offices to ensure employee compliance. To limit waste, employees are encouraged to use mugs instead of disposable cups in several offices.

Criteo Eco’s “Zero Waste” campaign
In 2019, the campaign of the Criteo Eco global initiative launched in 2018 on the theme of “Zero Waste” was continued in the Americas. It is widely regarded as an employee-engagement vehicle involving key operational changes, as well as awareness communications campaigns in all our Americas offices for Phase 1.
After the audits of waste streams performed in 2018, the actions implemented at the beginning of the “Zero Waste” initiative have been further developed in 2019. Individual, non-sorted waste bins are now largely eliminated from employee desks in all our Americas offices while recycling bins were installed in all locations, and signage was introduced to ensure that employees were supported in making the correct decision when disposing of waste and recyclables. Composting solutions are available where buildings allow it: in the West Coast sites, in Ann Arbor through coordination with the City, and in the New York office in collaboration with the building owner.
1 Electronic waste, or commonly called “e-waste”, describes discarded electrical components or electronic devices.
The Criteo Zero Waste Campaign took the Zero Waste International Alliance (zwia.org) framework as a reference point for incentivizing landfill diversion in an effort to create a campaign that is broadly relevant across regions. The in-house team adapted a pyramidal hierarchy (similar to the zwia pyramid) whose stages include: “Refuse”; “Reduce”; “Reuse”; “Recycle” and “Rot”. During the campaign, disposable drinking containers, straws, cutlery and other food utensils were greatly eliminated across the region. In addition, Criteo continues to work with external caterers and providers to minimize disposables and excess packaging as well as food waste in their offerings. Lunch totes are offered to employees to avoid the use of plastic bags. Signage introduced in restrooms encourages employees to use a single paper towel at most to dry hands when air dryers are not available.
In addition to day-to-day operational modifications, the campaign emphasizes ongoing best practices to discourage employees from accepting disposable cups, plastic bags and excess food packaging as a part of their habitual behavior in the office. The objective is to create an office ecosystem entirely free from some of these “main offender” materials by raising awareness amongst employees and supporting their daily preference for reusable and washable items above single-use plastic cups, containers, packaging and bags. As part of this effort, branded reusable bottles, mugs, porcelain plates are our first choice in many offices and where that’s not possible, compostable/biodegradable ones are mostly used. Boston implemented a sparkling soda machine that has reduced our single-use plastic consumption by over 300,000 bottles a year.
Criteo is planning to extend this campaign to EMEA and APAC offices in future years, but local teams are already working on solutions to reduce and recycle waste. For instance, in the Seoul office, all individual trash bins were removed from desks so that employees will dispose of waste in the designated recycling bins, and food waste is being processed through a compost bin installed in the kitchen.

Resource consumption
Due to its office activity, Criteo’s main resources are paper, water and office equipment.
The nature of Criteo’s business allows employees to promote a paperless work environment and if printing is necessary, employees are advised to reuse one-sided printed paper or print double-sided when possible.
Regarding water, Criteo has deployed sustainable development practices in most offices by using sensor-equipped faucets and two-level flushing toilets.

C.	Managing climate risks

While tech companies may not be exposed to critical climate risks, we are aware of our need to address the consequences of climate change in future years.
Issues such as an increase in energy prices or a rise in extreme weather events which may affect data centers or our suppliers’ activities could, for instance, have a direct impact on our processes. From a business perspective, consumers’ behaviors are evolving toward more environmentally conscious habits, just as regulatory pressure to promote responsible consumption is starting to strengthen. Those trends could prefigure major changes in some of our markets, generating risks indeed but also presenting us with key business opportunities. Lastly, as our talents become increasingly aware of climate issues, Criteo must do its part to contribute to the global effort in reducing carbon emissions.
By strengthening our CSR approach and diffusing it across all our operations, we aim to improve our understanding of the challenges that climate change will hold for Criteo, and design suitable solutions to manage them.

VI.	Sustainable relationships with stakeholders

A.	Dialogue with stakeholders

Dedicated departments maintain relationships with internal and external stakeholders through a variety of channels, Criteo’s main stakeholders being:

–	Employees (see sections I. and II.)

–	Clients, prospective clients, and publishers (see section IV.B.)

–	Investors and shareholders (see section IV.C.)

–	Technology partners, suppliers and subcontractors, and in particular data-center operations (see section IV.D.)
The company engages with other categories of stakeholders through adequate actions and initiatives not detailed in this report, including: public authorities and regulatory bodies, start-up networks, industrial associations and professional networks, journalists and media influencers (including Youtubers and bloggers), research centers and labs, employee representatives and unions, banking partners, financial analysts and influencers, schools and job applicants, and partner non-profit organizations.

B.	Clients and publishers

Criteo’s Platform, Marketing and Operations team collaborates closely with Criteo’s clients and supply partners to deliver expert consulting, fast and smooth integration, and ongoing campaign management to ensure the optimal use of Criteo’s technologies and the attainment of the client’s business objectives. With over 1,200 professionals globally in Sales and Account Strategy, Creative Services, Analytics, and Technical Services teams, Criteo’s clients receive seamless, high-quality support and actionable insight, key factors in Criteo’s ability to maintain close to 90% client retention every quarter1 since 2011.
The Global Marketing team at Criteo is made up of regional field marketing, brand strategy, marketing analytics and insights, content, marketing operations, digital marketing and strategic planning. Together, these functions drive brand awareness, new customer acquisition, growth of existing client and partner business, and customer loyalty through a series of integrated programs that combine digital marketing, sales enablement, events, social media, and thought leadership activities.
Criteo provides unique inventory with unparalleled reach to its clients through the Supply Publisher and Platform Partnership Teams, who work with premium supply partners to directly integrate their systems with Criteo via header bidding or real-time bidding technologies. Criteo has spent $5.1B with publishers over the last five years and through our relationships and technical integrations, we’re able to help publishers across 102 countries distribute content and tools, supporting the free flow of information.
These direct connections allow partners to tap Criteo’s constant demand while Criteo’s clients receive access to the highest quality inventory across channels and formats to deliver the best possible campaign performance.

C.	Investors and shareholders
We are actively engaged with the investment community through a number of channels. Over the course of 2019, senior management and the Investor Relations team discussed our strategy and business development with institutional investors and analysts. We hosted various events for buy-side analysts and investors in Paris, New York, and Boston. Members of the Investor Relations team as well as senior management participated in more than 25 investor conferences in North America and in Europe. Investors can access a wide range of information about Criteo and its shares online. We webcast all key investor events at which our CEO or CFO speak, and we post all relevant presentations on the Investor Relations Web site. Shareholders can reach the IR team directly by sending an e-mail to investorrelations@criteo.com.

1 Quarterly retention rate represents the percentage of live clients during the previous quarter that continued to be live clients during the current quarter.

D.	Subcontractors and suppliers

Criteo aims to work with a network of reliable and responsible suppliers. To do so, the Procurement team has established several tools and processes over the years which aim to improve supplier selection and better monitor their performance through the definition of purchasing strategies, management of supplier quality, measurement of supplier performance, and supplier risk analysis. All of these new processes include Corporate Social Responsibility (CSR) criteria.
In April 2017, Criteo rolled out its global procurement policy including a statement related to CSR and the environmental policy of the bidders as a criterion that can be assessed in the scoring process whenever relevant. This statement is as follows:
“Although Criteo’s activities do not have a significant effect on the environment, the company will seek, through the selection of its partners, to:

–	Comply with relevant regulatory and legislative requirements, standards and codes of practice,

–	Take environmental effects into consideration when purchasing goods or services.”

When evaluating bidders’ responses to tenders or RFP, Criteo applies its own confidential criteria and weighting. The policy evaluation criteria is comprised of, but not limited to the following, which are not listed in any order of priority:

–	Compliance with specifications

–	Competitive pricing

–	Service delivery, capability and responsiveness

–	Quality product/service offering

–	Overall supplier quality

–	Range of services offered

–	Proposed method of operation (ordering, delivery, invoicing)

–	Availability and relevance of reports

–	Availability and quality of references and relevant experience

–	Financial stability

–	Pricing structure and controls offered

–	Ability to interface with existing infrastructure

–	Options/Costing in respect of charges and delivery
As already mentioned in the report, Criteo’s commitment to Health, Safety and the Environment is also made clear in the specific questions asked during the tender process for data center space rentals. In particular, the company expects potential suppliers to provide clear responses on their use of renewable energies, green procurement and certification.

E.	Criteo Cares
Criteo’s very own social responsibility program is called Criteo Cares. The program’s mission is to leverage the company’s unique assets for social and environmental good, while fostering a diverse workplace culture where all employees feel they belong and are cared for. The program rests on three pillars: Community Giving, Diversity, Inclusion & Belonging, and Environment. Global and regional committees have been created to help develop the program strategy and drive initiatives aligned with the program pillars.

In 2018, Criteo introduced the Volunteer Paid Time Off program (VPTO) to encourage all employees, through its Criteo Cares program, to volunteer their time and give back to their community.
VPTO is two days in which an employee volunteers their time to support CSR initiatives with non- government or non-profit organizations of their choice.
The purpose of the VPTO program is to:

–	Offer employees an opportunity to serve their local communities

–	Advocate for and support those in the community that need help the most

–	Build a stronger Criteo culture by encouraging employees to do good - together
Employees are encouraged to motivate and organize their own local events which are sponsored by Criteo Cares through a regional budget for partnerships and sponsorships. The strength of the program is its grass-root initiatives created from the passion and interests of the employees themselves, to mention a few; Employee Resources Groups such as Women@Criteo and LGBT+, a green guide to share local practices and recommendations for a more environmental friendly lifestyle. Furthermore, global social environmental awareness event celebrations are decided publicly with committees and through the Criteo Care’s Slack channel.
Thanks to the employee-led approach of the program, it received the Monster Innovation Prize in Paris 2019.
As an established program, Criteo Cares works as an advocate within its scope to influence and support different teams and projects such as; an environmentally friendly welcome package, advising for community giving team buildings, an environmentally friendly approach for a sustainable strategy for data centers, travels and office management, cooperation with the People team on diversity matters.

VII.	Compliance
Criteo has adopted a Code of Business Conduct & Ethics (the “Code”) setting out the policies and procedures that reflect our commitment to maintaining the highest standards of honesty, integrity and ethics when conducting Criteo's business. In February 2020, Criteo’s Board of directors also adopted a Human Rights Policy.
For additional information on those policies, please see our 2020 proxy statement.

A.	Data privacy
Criteo takes privacy protection and compliance very seriously. Processes and policies are put in place to protect and process data in compliance with applicable Privacy and Data Protection Laws. This includes GDPR (General Data Protection Regulation) that came into effect in May of 2018.
Since our first product offering in 2008, we have delivered the highest levels of security and data privacy across our portfolio of products, technologies and services - in line with the stringent European data privacy standards, that we have chosen to apply to our global operations and business practices.
Emphasizing the continued importance we place on data privacy, Criteo’s Data Privacy Officers rolled out a new privacy policy that covers all of Criteo’s products in September 2019. This new privacy policy is more user-friendly and more transparent for customers regarding their rights when it comes to data and how to exercise them, for example, about the right to be forgotten. The Policy is available on Criteo’s website.

a)	Privacy by design
Our Product teams develop every feature with privacy in mind; it’s the cornerstone of Privacy by Design, a sophisticated approach that ensures an industry-leading level of safety for marketers and consumers alike.
Privacy by Design is Criteo’s long-standing practice and commitment to ensuring industry-leading privacy, security and safety for consumers and marketers. It means that a senior team of privacy specialists is involved at every stage of the product development pipeline. We design products in challenging ourselves to collect as little as possible while also ensuring that our data collection practices do not allow direct identification of one individual. This is our data minimization commitment.
As a result, Criteo's personalized ads are not based on the collection of directly identifying information related to a specific user, but are usually based on the mere placement of a revocable cookie or mobile advertising ID on a user device, after collecting consent when requested by law.
Key elements of the Privacy by Design approach also include:

–	As required by the GDPR, since 2013, we have had a designated Data Privacy Officer along with a team of privacy experts.

–	These experts sit within the Product and R&D department. They perform ongoing Privacy Impact Assessments to monitor potential risks during the product lifecycle and proactively mitigate those risks.

–	The Data Privacy team delivers company-wide privacy training, enforces codes of conduct, and is integral to ensuring that we build best-in-class products and services.
We regularly review and document our internal policies, amend existing privacy policies as necessary, and enforce these policies with our partners and vendors.

b)	Strict security measures
As required by GDPR, Criteo already maintains strict security measures when collecting consumer data from our clients. We utilize modern pseudonymous methods, including MD5 and SHA-256 double-
hashing processes, which can be considered best practices under GDPR, and never willingly store any directly identifying personal information about individual consumers. For compliance and optimal performance, we store European consumer data within the European data center that is physically closest to them. Going beyond compliance, we chose to carry out all data processing activities in Europe, where regulations are stricter.

Also in accordance with GDPR requirements, Criteo implemented in 2018 a Privacy Compliance Management Software that allows the company to track down and record all data incidents and problems in terms of privacy. It is also an obligation for Criteo to notify the Commission nationale de l'informatique et des libertés (CNIL, the French regulatory body in charge of personal data protection) within 72 hours if any incident occurs that could induce major risks for people’s personal data. No such incident occurred in 2019.

c)	Transparency and control

Criteo has long recognized the need to balance relevant advertising experiences with privacy expectations while empowering consumers to control their experiences. While some consumers may understand this trade-off, we will do more to educate users on this.
We are a proponent of transparency and control, and we lead on industry and self-regulatory programs supporting these objectives. For example, we are fully committed to the AdChoices icon program led by EDAA, the FEDMA Code of Conduct, the IAB Transparency and Consent Framework, the IAB CCPA framework, the NAI Code of Conduct, or the Digital Advertising Alliance CCPA opt-out mechanisms.
The AdChoices program allows consumers, with a single click, to see exactly where Criteo is using data, and how we protect their privacy. When a consumer chooses to opt-out, we immediately stop tracking and retargeting. We then remove all identifiers from their browsers, making it impossible to target them in the future. Per European data protection regulations, collected consumer-level data is only kept for 13 months.
Also in accordance with GDPR, Criteo is maintaining a hotline available on the company’s website that can be used by all users, clients or partners if they have questions or have experienced any in issue in the way their data is managed. Criteo has an obligation to respond to such requests under 30 days.
All the self-regulatory programs Criteo subscribes to are complementary to applicable US, European and domestic laws. Many national-level governments explicitly support these initiatives though they do not provide for or infer legal compliance (including with GDPR or CCPA, the California Consumer Privacy Act), which businesses themselves are responsible for. These existing industry initiatives and self-regulations have succeeded so far in building up consumer trust. We strongly believe in the benefits of self-regulation, which enables us to meet customer privacy expectations in a fast-paced Internet environment.
We believe that this transparent, consumer-centric, and controllable approach to privacy empowers consumers to make better-informed decisions about our use of their data. We also actively encourage our clients and publishers to provide information to consumers about our collection and use of data relating to the ads we deliver and monitor. We believe our industry-leading privacy, security and safety standards for consumers and our commerce and brand clients are key competitive advantages on the market.

d)	Industry leadership
Regarding investment in Standards and Certifications Criteo has an extensive number of certifications in place that are reviewed annually by governing and standards bodies, including:

–	Network Advertising Initiative Standards

–	IAB Europe

–	Digital Advertising Alliance Self-Regulatory Principles for Online Behavioral Advertising

–	European Digital Advertising Alliance’s Self-Regulatory Principles

–	Digital Advertising Alliance of Canada’s Self-Regulatory Principles

–	TrustArc

e)	Data privacy at Criteo
The same level of protection is offered for the protection of employees’ personal data as for users’ data since it is subject to the same regulations. In particular, the subcontractor in charge of handling Criteo’s e-waste wipes out all confidential and personal information from laptops and such when they collect employees’ IT material.
Moreover, awareness-raising programs with regard to cyber-security are carried out for Criteo’s employees, and in 2019 new training contents were developed. The company also organized a “cyber day” in the Paris office in October 2019, aimed at making employees better informed of risks related to cyber-security and the way to prevent them through workshops, challenges, presentations by external speakers, etc.

B.	Tax evasion
Criteo’s management is committed to ensuring that all of their entities meet their tax obligations and comply with the relevant tax laws in each jurisdiction in line with their Code of Business Conduct and Ethics and OECD guidelines.
As a multinational organization, Criteo does not undertake artificial transactions for the sole purpose of minimizing tax expenses or incorporating entities in tax heavens where there are no commercial activities.
Criteo recognizes that by operating in multiple jurisdictions we are subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. All risks cannot be avoided, as an overly cautious approach could have a negative impact on shareholder value.
Criteo adopts a proactive approach to identifying, evaluating and monitoring tax risks and managing all identified risks.
For more details regarding tax management, please refer to our most recent Annual Report on Form10- K.

C.	Corruption
Criteo prohibits corruption of government officials and the payments of bribes or kickbacks of any kind, whether in dealings with public officials or individuals in the private sector. Criteo is committed to observing the standards of conduct set forth in the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, Loi Sapin II, French Anti-Fraud Act, as well as the applicable anti-corruption laws of all of the countries in which we operate.
To control the corruption risk, Criteo employees have to follow two main policies:

–
Criteo’s Code of Business Conduct & Ethics (updated Jan. 2017): Our Code of Business Conduct & Ethics, which includes a summary of our Global Anti-Corruption Policy, strictly prohibits our employees (or any third party acting on our behalf) from offering or accepting anything of value (including but not limited to gifts, meals/entertainment, money or services), directly or indirectly to a foreign government official, political official or private/commercial third party, for the purpose of influencing official acts, obtaining or retaining business or to secure an improper advantage.

–
Criteo’s Global Anti-Corruption Policy (updated April 2018): provides further details on our anti- corruption policies and procedures, including definitions and examples of situations that present corruption risk, and the responsibilities of employees and managers to comply with the policy and ensure their subordinates do so as well. It also details our anti-corruption due diligence policies and procedures with respect to agents, consultants and other third parties, and summarizes the anti-corruption laws and regulations in the various countries where Criteo conducts business.

All Criteo employees are required to complete an online anti-corruption course and sign an online acknowledgment that they have read the Code and related policies and agree to follow it during the course of their Criteo employment. An alert mechanism to report potential violations or questions regarding the Code is available for employees, and is presented with further details in the section ‘Diversity and equal opportunities’.
Moreover, higher risk employees, e.g. Sales team members in higher-risk countries for corruption, periodically receive mandatory in-person training on our Anti-Corruption Policy and procedures.
Criteo also has in place a global Whistleblowing Policy, which provides guidance on the reporting and handling of concerns regarding misconduct or unethical behavior. The Whistleblowing Policy applies to all Criteo employees, as well as Criteo’s directors, temporary workers, consultants and interns in the context of their professional duties.
In 2019, a new version of the training regarding the Code has been developed and deployed.
Criteo regularly assesses our corruption risks and our controls in order to ensure ethical conduct by all Criteo employees and to raise overall awareness. These efforts include an annual compliance risk mapping during which we review our corruption risks, and identify controls to address any gaps that are noted during the assessment.

Methodological note
Criteo’s CSR report follows dispositions of the transposition of the European directive 2014/95/UE of October 22, 2014 with regards to the disclosure of social and environmental information (July 19, 2017) in France, and of article R. 225-102-1 of the French Commercial Code.

Reporting period and scope

All information collected and highlighted in the CSR report covers the period from January 1, 2019 to December 31, 2019.
We aim to match the CSR reporting scope with our financial reporting scope. So far, due to the large number of offices and the problem likely to arise regarding exhaustive and reliable data collection of electricity consumption in some of the smaller offices, Criteo has made the decision to include only the largest offices during the collection of quantitative data.
Therefore, to ensure reliable quantitative data and boost continuous improvement, the Criteo CSR reporting scope for 2019 considers the major global legal entities with more than 50 employees at the end of 2019. For electricity consumption, only offices with more than 50 employees are taken into account, due to the information being complex to obtain for smaller offices.
Vigilance point: Legal entities that joined Criteo’s financial scope in year N should be included in the CSR reporting scope in year N+1.
Thus, for the financial year 2019, the reporting scope on quantitative data covers the following legal entities and offices, which represent 91% of the overall Criteo’s workforce for social information and environmental information:
Relevance of CSR indicators

Criteo’s choice of a panel of CSR indicators is based on:

–	A benchmark on CSR best practice among IT sector leaders

–	Workforce-related, environmental and social impacts and risks analysis of Criteo’s activity

–	Global Reporting Initiative (GRI) G4 guidelines

–	Specific indicators to Criteo’s Human Resources policy
Every year the list of CSR indicators is reviewed and updated based on feedback from Criteo’s CSR team, reporting contributors and proof-readers, taking into account new focus areas in the report and expectations from stakeholders.

Internal and external controls

Data collected during the CSR reporting process is controlled by “validation managers”. For each KPI, a dedicated person is in charge of data control and performs consistency tests listed within Criteo’s reporting procedure.
For instance, to avoid discrepancies during the KPI reporting process, each validation manager performs the following controls:

–	Lack of data: Verification of the presence of the overall data. Lack of data must be justified by the person in charge of the KPI.

–	Data consistency: Verification of data consistency compared to last year’s data. Significant annual variations must be justified and documented.
Since 2016, to ensure accurate and reliable information, Criteo has also mandated an independent third- party body to verify and validate the reliability of Criteo CSR information. A thorough control process is important. Data, together with methods of calculation and consolidation, must be externally verifiable. The nature of verification work conducted and external conclusions are available on demand.

CSR indicators - Calculation and estimation methods

•	Headcount:
The headcount figures include all Criteo employees on the last day of the year:

–	Permanent employees (whose work for Criteo is not limited to a fixed-term)

–	Non-permanent employees (fixed-term contracts, work-study contracts)

–	Employees who are momentarily on leave of absence and are therefore inactive (parental leave, sabbatical leave, long illness, etc.)

–	Employees of a legal entity seconded to another legal entity and expatriates

–	Employees leaving the company on the last day of the year

•	Training:
Training hours of employees who left the company during the reporting period are included in the calculation of training hours. Training hours of sub-contractors or consultants who have been trained by Criteo are not included in the calculation of training hours.
Face-to-face training hours
Are considered:

–
The number of training hours that employees attended (not the number of training hours that employees registered for) and which were reported by Human Resources business partners to the Global Learning & Management Development team

–	Individual coaching or state of the art co-development sessions
–Management and leadership development modalities Are excluded:

–	Seminars, conferences, working groups, open days

–	On-boarding training sessions and resources (FlyCriteo program)
Where face-to-face training hours are related to sessions running over two consecutive years, if the session represents more than 50 hours, the hours are accounted pro-rata temporis, otherwise, hours are included within year N figures.

E-learning training hours
Are considered:

–	Only theoretical hours, not the actual “on-line connection time”

–	Training content completed up to a certain point, with minimal (and if relevant maximal) duration thresholds set up depending on the type of course provided
Are excluded:

–	Time logged in The Learning Zone

–	Training content below the minimal duration or above the maximum duration

–	Training content started during the previous financial year

–	Training content only related to an assessment or quiz

–	Training content only based on “document reading” or “link to document”

–	Training content related to basic IT application tutorials for all employees such as expenses reports, Human

Resources Information System

–	Programs and content pushed/prescribed to all employees for compliance purposes or for IT application up skill

•
Business trips: Data from the business travel agency, EGENCIA, includes all Air Travel Scope except Korea, Japan, Brazil and Russia. Train trips are not included. Hence, the business trips considered in the CO2 emission calculation represent more than 90% of the travel spend.

•	Electricity consumption of offices: Where the value for one or several months is missing, an extrapolation is made based on the months available.

•	Electricity consumption of data centers: actual data is supplied by Criteo’s data room providers. Electricity consumption includes all data centers except POPS for which power need is negligible.

•	Amount of renewable energy consumed for data centers: The rate used is the Renewable Energy rate claimed by the owner of the data center.

•	Amount of renewable energy consumed for offices: the national renewable energy rates used are from the International Energy Agency (IAE).

•	CO2 emissions from electricity consumption of offices: Emission coefficients per country from ADEME 2019 database have been used for the calculation.

•
CO2 emissions from electricity consumption of data centers: For data center with a 100% rate of renewable energy, the emission coefficient is considered equal to 0. For the other data centers, emission coefficients per country from ADEME 2019 database have been used for the calculation, except for Hong Kong where a rate of 0.51 *10-3 teqCO2 has been used from CLP database (local electricity supplier).

Other information

Given the nature of its activity and business, Criteo does not produce any matter that may severely and directly affect the environment or violate Human Rights.
Consequently, this report does not contain disclosures on the following information mentioned under article R. 225-102-1 of the French Commercial Code:

–	“Human rights”

–	“Adaptation to climate change”

–	“Food waste”

–	“Food insecurity”

–	“Animal wellbeing”

–	“Responsible food choices”

Translation for information purposes

Société anonyme
Share capital of €1,651,008.05
Registered Office: 32 Rue Blanche, 75009 Paris
Registered under number: 484 786 249 R.C.S. Paris
__________________

RESOLUTIONS SUBMITTED TO THE COMBINED SHAREHOLDERS’ MEETING OF JUNE 25, 2020

Agenda for the Ordinary Shareholders’ Meeting

1.	renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director,

2.	renewal of the term of office of Mr. James Warner as Director,

3.	renewal of the term of office of Mr. Edmond Mesrobian as Director,

4.	renewal of the term of office of Ms. Marie Lalleman as Director,

5.	non-binding advisory vote to approve the compensation for the named executive officers of the Company,

6.	approval of the statutory financial statements for the fiscal year ended December 31, 2019,

7.	approval of the consolidated financial statements for the fiscal year ended December 31, 2019,

8.	approval of the allocation of profits for the fiscal year ended December 31, 2019,

9.	approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Indemnification agreement entered into with Ms. Marie Lalleman),

10.	approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Indemnification agreement entered into with Ms. Megan Clarken),

11.	approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Consultancy agreement entered into with the company Rocabella),

12.	delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code,

Agenda for the Extraordinary Shareholders’ Meeting

13.
delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code,

14.
authorization to be given to the Board of Directors to reduce the Company’s shares capital by cancelling shares acquired by the Company in accordance with the provisions of Article L. 225- 208 of the French Commercial Code,

15.	delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock,

16.
authorization to be given to the Board of Directors to grant OSAs (options to subscribe for new Ordinary Shares) or OAAs (options to purchase Ordinary Shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code without shareholders' preferential subscription right,

17.
authorization to be given to the Board of Directors to grant time-based restricted stock units (“Time-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right,

18.
authorization to be given to the Board of Directors to grant performance-based restricted stock units ("Performance-Based RSUs") to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code from time to time, without shareholders' preferential subscription right,

19.	approval of the maximum number of shares that may be issued or acquired pursuant to the authorizations and delegations pursuant to items 16 to 18 above,

20.
delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights,

21.
delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights,

22.
delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights,

23.
delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase with or without shareholders’ preferential subscription rights pursuant to items 20 to 22 above, and pursuant to the delegation adopted by the 24th resolution of the Shareholders’ Meeting held on May 16, 2019,

24.
delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d'épargne d’entreprise),

25.	approval of the overall limits on the amount of ordinary shares to be issued pursuant to items 20 to 22, item 24 above and to item 27 below,

26.
delegation of authority to the Board of Directors to decide on any merger-absorption, split or partial asset contribution pursuant to the provisions of Article L. 236-9 II of the French Commercial Code,

27.
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares or securities giving access to the Company’s share capital in the scope of a merger-absorption decided by the Board of Directors pursuant to item 26 above,

28.
amendment of Article 12 of the by-laws “Board of Directors’ meetings” to comply with the new legal provisions of the French Commercial Code to provide to the Board of Directors the faculty to take certain decisions by written consultation,

29.	amendment of Article 13 of the by-laws “powers of the Board of Directors” to comply with the new provisions of the “Loi Pacte” relating to the attribution of the Board of Directors,

30.
amendment of Article 19 of the by-laws “general shareholders’ meetings” to comply with the new legal provisions of the French Commercial Code relating to the methods of determination of the required majority for the adoption of resolutions by general shareholder’ meetings.

TEXT OF THE RESOLUTIONS

RESOLUTIONS WITHIN THE AUTHORITY OF THE ORDINARY SHAREHOLDERS’ MEETING

First resolution
Renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. Jean-Baptiste Rudelle expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. Jean-Baptiste Rudelle as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2021.

Second resolution
Renewal of the term of office of Mr. James Warner as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. James Warner expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. James Warner as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2021.

Third resolution
Renewal of the term of office of Mr. Edmond Mesrobian as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Mr. Edmond Mesrobian expires at the end of this Shareholders’ Meeting, renews the term of office of Mr. Edmond Mesrobian as Director for a two-year period, expiring at the end of the

Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2021.

Fourth resolution
Renewal of the term of office of Ms. Marie Lalleman as Director
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
noting that the term of office of Ms. Marie Lalleman expires at the end of this Shareholders’ Meeting, renews the term of office of Ms. Marie Lalleman as Director for a two-year period, expiring at the end of the Ordinary Shareholders’ Meeting convened to approve the financial statements for the fiscal year ended December 31, 2021.

Fifth resolution
Non-binding advisory vote to approve the compensation for the named executive officers of the Company
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
approves, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.

Sixth resolution
Approval of the statutory financial statements for the fiscal year ended December 31, 2019
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the management report on the Company’s activities and accounts for the fiscal year ended December 31, 2019 and the report of the Statutory Auditors on the performance of their duties for this fiscal year, approves the statutory financial statements of the Company for the fiscal year ended December 31, 2019, which show profits amounting to €135,833,395, as well as the transactions reflected therein and summarized in these reports, and notes that the annual financial statements show neither excess depreciation and other non-deductible amortization, nor the sumptuary expenses referred to in Article 39-4 of the General Tax Code.
Seventh resolution
Approval of the consolidated financial statements for the fiscal year ended December 31, 2019
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the management report for the Company and its subsidiaries for the fiscal year ended December 31, 2019 and the consolidated financial statements for that year, as well as the report of the Statutory Auditors thereon, approves the consolidated financial statements of the Company (prepared in accordance with IFRS) for the fiscal year ended December 31, 2019, as presented, as well as the transactions reflected therein and summarized in these reports.

Eighth resolution
Approval of the allocation of profits for the fiscal year ended December 31, 2019
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report:

–	acknowledges that the profits for the fiscal year ended December 31, 2019 amount to €135,833,395

–	decides to allocate the total profits to retained earnings.

It is noted that no dividends have been distributed for the last three fiscal years.

Ninth resolution
Approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Indemnification agreement entered into with Ms. Marie Lalleman)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L. 225-38 of the French Commercial Code,
approves, in accordance with Article L. 225-40 of the French Commercial Code, the indemnification agreement entered into between the Company and Ms. Marie Lalleman, director.

Tenth resolution
Approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Indemnification agreement entered into with Ms. Megan Clarken)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L. 225-38 of the French Commercial Code,
approves, in accordance with Article L. 225-40 of the French Commercial Code, the indemnification agreement entered into between the Company and Ms. Megan Clarken, chief executive officer.

Eleventh resolution
Approval of an agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code (Consultancy agreement entered into with the company Rocabella)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the special report of the Statutory Auditors concerning the agreements and undertakings referred to in Article L. 225-38 of the French Commercial Code,
approves, in accordance with Article L. 225-40 of the French Commercial Code, the Consultancy agreement entered into between the Company and the company Rocabella, hold at 100% by Mr. Jean- Baptiste Rudelle, Chairman of the Board of directors, and members of his family.

Twelfth resolution
Delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’ meetings, having reviewed the Board of Directors’ report, the report of the independent expert designated in accordance with Articles R. 225-160-1 et seq. of the French Commercial Code and the Statutory Auditors’ special report, in accordance with Article L. 225-209-2 of the French Commercial Code, authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in Article L. 225-209-2 of the French Commercial Code, decides that the purchase of these shares may be effected on one or more occasions, on the market or off market, including without limitation through an accelerated bookbuilding procedure (BB) or block trade, but this authorization shall however not be used by the Board of Directors during a public tender offer by a third party, decides that the authorization may be used and the shares so purchased may be allocated:

–
within two (2) years from their purchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution- in-kind transaction, or

–
within one (1) year from their purchase date, to serve stock option plans, free share plans, profit sharing plans and other allocations to employees and officers of the Company and of its affiliates; or

–	to any further purpose as may be authorized by the law when this delegation shall be used by the Board of Directors,

acknowledges that the maximum number of shares that may be purchased pursuant to this resolution for the purposes stated in this resolution shall at no time exceed 10% of the total number of shares of the Company outstanding, provided that if the shares are allocated as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased for that purposes shall at no time exceed 5% of the total number of shares of the Company outstanding, decides that all or part of the purchased shares, subject to the adoption of the Thirteenth resolution below, can be cancelled under the terms and conditions set forth in the said resolution, acknowledges that any shares not used for the above mentioned purposes within the relevant time period will be automatically cancelled, decides to set the minimum purchase price per share (excluding fees and commissions) at $5.89, or the then euro equivalent on the date on which this authorization is used, and the maximum purchase price per share (excluding fees and commissions) at $22.75, or the €10 equivalent on the date on which this authorization is used, in accordance with the report by the independent expert pursuant to Article L. 225-209-2 of the French Commercial Code, with an overall cap of $150,611,552; subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves, allocation of free shares, stock splits or reverse stock splits) that might occur during the term of this authorization, decides that the purchase price per share under this authorization shall be set by the Board of Directors, grants full powers to the Board of Directors, with the option to sub-delegate powers to the Chief Executive Officer or, with the agreement of the latter, to one or more Deputy Chief Executive Officers (directeurs généraux délégués), to implement this authorization, place stock market orders, enter into all types of agreements as permitted by law, carry out any formalities, procedures and filings with the French Autorité des Marchés Financiers and other competent bodies, and, in general, do whatever is necessary.
This authorization is granted to the Board of Directors for a period of 12 months from the date of this Shareholders’ Meeting, and supersedes the authorization for the same purpose granted by the Shareholders’ Meeting of May 16, 2019, provided that, if during the effective time of this authorization, the Company’s shares are admitted to trading on a regulated market or a multilateral trading facility within the meaning of the French Commercial Code, such authorization would automatically lapse.

RESOLUTIONS WITHIN THE AUTHORITY OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

Thirteenth resolution
Delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ special report, subject to adoption of the Twelfth resolution herein, authorizes the Board of Directors, in accordance with Article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares repurchased by the Company and to reduce the share capital accordingly, such cancellations not to exceed 10% of the share capital of the Company in the aggregate per twenty-four month period, decides that any potential excess of the purchase price of the shares over their par value will be charged on any available reserve account, including the legal reserves, provided that such legal reserve is not less than 10% of the share capital of Company after the completion of the capital reduction, grants full powers to the Board of Directors, with the option to sub-delegate as provided by law, to carry out all acts, formalities or declarations necessary to finalize the capital reductions that could be achieved pursuant to this authorization and for the purposes of amending the Company's by-laws as a result.
This authorization is granted to the Board of Directors for a period of 12 months from the date of this Shareholders’ Meeting and supersedes the authorization for the same purpose pursuant to the 19th resolution of the Shareholders’

Meeting of May 16, 2019.

Fourteenth resolution
Authorization to be given to the Board of Directors to reduce the Company’s share capital by cancelling the shares acquired by the Company pursuant provisions of Article L. 225-208 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the auditor’s report, acting in accordance with Articles L. 225-204 to L. 225-205 of the French Commercial Code,
authorizes the Board of Directors to carry out a share capital reduction not motivated by losses, on one or more occasions, up to a maximum amount of €165,507.20, by way of cancellation of a maximum of 6,620,288 Company’s shares with a par value €0.025 per share, acquired by the Company in accordance with Article L. 225-208 of the French Commercial Code, linked to purchase of options or free shares granted by the Company which have lapsed, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions provided by the law and under the conditions specified below, notably:

–
in the event of the opposition of one or more creditors of the Company within the deadline for opposition from creditors, which will start to run from the filing of the minutes of the current shareholders’ meeting and of the minutes of the Board of Directors implementing the current authorization, take any appropriate measure, set up any security or execute any court decision ordering the lodging of guarantees or the reimbursement of debts,

–	amend the Company’s by-laws accordingly and, more generally, do whatever is useful or necessary for the implementation of the current resolution decides that this authorization is granted to the Board of Directors for a period of 12 months from the date of this Shareholders’ Meeting and shall not be used during a public tender offer by a third party,

Fifteenth resolution
Delegation of authority to the Board of Directors to reduce the share capital by way of a buyback of Company stock followed by the cancellation of the repurchased stock
The Shareholders' Meeting, acting under the conditions of quorum and majority required for the extraordinary shareholders' meetings,

having reviewed the Board of Directors' report and the Statutory Auditors' report, in accordance with Articles L.225-204 and L.225-207 of the French commercial Code,

authorizes the Board of Directors to decide, as appropriate, at its own discretion, to carry-out, in one or more times, one or more repurchases of shares (or ADS) within the limit of a maximum number of 6,620,288 shares (representing approximately 10% of the share capital of the Company as of March 31, 2020) of a nominal value of €0.025 for the purposes of cancelling them and resulting in the Company's share capital reduction not arising from losses, of a maximum nominal amount of
€165,507.20, in accordance with the provisions of Article L. 225-207 of the French commercial Code;

decides that the Board of Directors shall have all powers, with the right to sub-delegate, under the conditions laid down by the law, to implement this delegation in accordance with applicable law and the by-laws of the Company, and in particular to:

•
set the final terms and conditions of the transaction, including in particular the number of shares to be repurchased and cancelled within the aforementioned limit and maximum repurchase price at $22,75 per share (or the equivalent in euros of this amount on the date of, use of this delegation), i.e., a maximum aggregate amount of $150,611,552;

•
in the event of opposition by one or more of the Company's creditors within the period of opposition by the creditors, which shall begin to run as from the filing at the Commercial Court registry of the present decision's minutes and of the Board of Directors' minutes implementing this delegation, take any appropriate measure, create any financial security or comply with any court decision ordering the creation of guarantees or the repayment of debts;

•	make to all shareholders a buyback offer by the Company;

•	in view of the results of the buyback offer, determine the final amount of the capital reduction and acknowledge the completion of the capital reduction;

•
if applicable, decide to deduct the difference between the repurchase value of the shares acquired and the nominal of the cancelled shares from any available reserves and premium accounts, or from a retained earnings account;

•	make any corresponding amendment to the Company's by-laws, and, in general, take any action and perform all formalities required to carry out this resolution;

decides that this authorization is granted to the Board of Directors for a period of 18 months from the date of this Shareholders' Meeting and may not be implemented in the event of a public tender offer by a third party.

Sixteenth resolution
Authorization to be given to the board of directors to grant OSAs (options to subscribe for new Ordinary Shares) or OAAs (options to purchase Ordinary Shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code without shareholders' preferential subscription right

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings,

having reviewed the Board of Directors’ report and the Statutory Auditors’ report,

authorizes the Board of Directors, pursuant to Articles L.225-177 to L.225-185 of the French Commercial Code, to grant, during periods authorized by the law, in one or several times, in favor of the corporate officers listed in Article L. 225-185 of the French Commercial Code and employees (or some of them) of the Company and companies and economic interest groups related to the Company under the conditions referred to in Article L.225-180-I of the French Commercial Code, options giving the right to subscribe or to purchase Ordinary Shares of the Company, provided that:

–
the number of shares that may be issued or acquired upon the exercise of options granted pursuant to this authorization shall be deducted from the overall limit set forth in the Nineteenth resolution below, and

–	the total number of shares to be issued on exercise of granted but unexercised OSAs may never exceed one third of the share capital,

decides that this authorization is granted to the Board of Directors for a period of 38 months from the date of this Shareholders’ Meeting and supersedes the authorization having the same purpose granted pursuant to the fifteenth resolution of the Shareholders’ Meeting dated June 28, 2017.

decides this authorization includes, in favor of the holders of OSAs, express waiver by shareholders of their preferential subscription right with respect to shares that may be granted as OSAs are exercised, and shall be implemented in accordance with the terms and conditions provided by applicable laws and regulations in force on the day the OSAs are granted, decides that the purchase or subscription price per share shall be fixed by the Board of Directors on the day the option is granted, by reference to the closing sale price of an American Depositary Share representing an ordinary share of the Company on the Nasdaq Stock Market on the day preceding the date of the Board of Directors’ decision to grant the options. However, the purchase or subscription price per share shall not, in any case, be less than 95% of the average of the closing sale price of an American Depositary Share representing one ordinary share of the Company on the Nasdaq Stock Market during the 20 days of trading preceding the day of the Board of Directors’ decision to grant options;

provided that, when an option allows its holder to purchase shares which have been previously purchased by the Company, its exercise price, without prejudice to the provisions above and in accordance with legal provisions in force, may not, in addition, be less than 80% of the average price paid by the Company for the purchase of the treasury shares by the Company;

decides the subscription or purchase price for the shares to which the options relate cannot be modified during the term of the options, provided that, if the Company were to carry out one of the transactions referred to in Article L.225-181 of the French Commercial Code, it shall take the necessary steps to protect the interests of the holders of the options under the conditions provided in Article L.228-99 of the French Commercial Code, decides that, in the event the adjustment referred to in Article L.228-99 3°of the French Commercial Code is necessary, the adjustment would be realized by applying the method provided in Article R.228- 91 of the French Commercial Code, provided that the value of the preferential subscription rights, as well as the value of the shares before detachment of subscription rights would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share used for the last transaction with respect to the share capital of the Company (capital increase, contributions-in kind of securities, sale of shares, etc.) during the six months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditor of the Company), decides that in the event of the issue of new shares or new securities giving access to the Company’s share capital or in the event of a merger or scission of the Company, the Board of Directors may suspend, if necessary, the exercise of options, sets the maximum the term of the options at nine years and six months from the date of the grant, or up to ten years in the event of the death or disability of the option holder with such nine year and six month term, and grants all powers to the Board of Directors, within the limits set out above, to:

–	determine the categories of option holders and the identity of holders of OSAs or OAAs, as well as the number of options to grant to each holder;

–
set, and as the case amend, the purchase and/or subscription price of the shares underlying the OSAs or OAAs, within the limits set forth above, provided that the subscription price per share shall be at least equal to the par value of the share;

–
ensure that the number of OSAs granted by the Board of Directors is set such that the total number of OSAs granted but not exercised does not give right to subscribe to a number of shares exceeding a third of the share capital;

–
determine the modalities of a OSA or OAA plan and set the conditions in which the options will be granted, including, in particular, the schedule of exercise of options granted, which may vary according to the holders; provided that these conditions may include clauses prohibiting immediate resale of all or part of the shares delivered upon exercise of the options, within the limits set by applicable law;

–	acquire shares of the Company, if any, as necessary for the allocation of any shares to which OAAs give right;

–	proceed with the adjustments referred to in article R.228-91 of the French Commercial Code, when applicable;

–
complete, with power to subdelegate, all acts and formalities in order to finalize the capital increases that may be effected pursuant to the authorization subject to this resolution and proceed with the subsequent amendment of the by-laws of the Company;

–
charge, if it deems necessary, fees of capital increases from the amount of premiums related to these increases and deduct from this amount the necessary sums to bring the legal reserve to a tenth of the new share capital following any increase;

–	and, generally, in accordance with applicable law, either itself or through a representative, take any action and execute any agreement that is necessary for the implementation of this authorization;

The Board of Directors will inform the Shareholders’ Meeting each year of the operations carried out within the framework of this resolution.

Seventeenth resolution
Authorization to be given to the Board of Directors to grant time-based restricted stock units (“Time-Based RSUs”) to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings,

having reviewed the Board of Directors’ report and the Statutory Auditors’ report,

authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, a grant of Time-Based RSUs either existing or to be issued by the Company, in favor of all, or certain of, the employees of the Company, or companies or economic interest groups in which the Company holds, directly or indirectly, at least 10% of the share capital or the voting rights at the date of grant of the relevant Time-Based RSUs, in France or abroad (taken together, the “Criteo Group”), as well as to the corporate officers listed in Article L. 225-197-1 II of the French Commercial Code (being, as of the date hereof, the chairman of the Board of Directors, the Chief Executive Officer and the Deputy Chief Executive Officers).

decides that the total amount of shares with a par value of €0.025 per share, which may be granted at no consideration by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the Nineteenth resolution below, and shall, in any case, not exceed the applicable limit set forth by French law of 10% of the share capital as of the date the Time-Based RSUs are granted by the Board of Directors, decides that the vesting period (the “Vesting Period”) for any grant of Time-Based RSUs pursuant to this authorization will be at least one year and that a minimum holding period of the shares delivered pursuant to the vesting of the Time-Based RSUs of one year from the vesting date shall apply to the grantees (the “Holding Period”), provided that the Board of Directors may reduce the duration of the Holding Period, or remove the Holding Period altogether, as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together, decides, notwithstanding the above, that in the event of the disability of a grantee ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code, the Time-Based RSUs shall vest on the date of disability and that the shares underlying the Time- Based RSUs delivered to the disabled grantee will be freely transferable as from the date of their vesting.
decides, notwithstanding the above, that in the event of the death of a grantee during the vesting period, the Time-Based RSUs shall vest at the date of the request for vesting duly made by his or her beneficiaries in the framework of the inheritance. The request for vesting of the Time-Based RSUs shall be made within six months from the date of death in compliance with Article L. 225-197-3 of the French Commercial Code.
decides that the duration of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits,

notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the grant involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively realized solely as a result of the vesting of the shares underlying the Time-Based RSUs to the grantees, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the grantees, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and grants to the Board of Directors all powers to:

–	acknowledge the existence of sufficient reserves and, at each allocation, to wire to a restricted reserve account the funds necessary for the issuance of new shares to be granted,

–	determine the categories and the identity of the grantees of the allocations, as well as the number of Time-

Based RSUs to be granted to each of them,

–	set and, as the case may be, amend the conditions and, if applicable, the criteria of vesting of the Time-Based RSUs,

–
acknowledge, either itself or through a representative, from time to time, the share capital increases as a result of the issuance of shares underlying the vested Time-Based RSUs, and proceed with the subsequent amendments of the by-laws of the Company,

–	complete any share acquisitions that may be necessary for the delivery of Time-Based RSUs,

–
adjust, if necessary, during the Vesting Period, the number of Time-Based RSUs granted resulting from any operation on the Company's share capital in order to ensure that the rights of the grantees are maintained, it being specified that the shares granted in application of these adjustments will be deemed allocated on the same day as the shares initially granted,

–	take any action necessary to ensure that grantees comply with the Holding Period, if any

–	and, generally, in accordance with applicable law, either itself or through a representative, take any action and execute any agreement that is necessary for the implementation of this authorization,

decides that this authorization is granted to the Board of Directors for a period of 38 months from the date of this Shareholders’ Meeting,

specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the sixteenth resolution of the Shareholders’ Meeting dated June 28, 2017.

The Board of Directors will inform the Shareholders’ Meeting each year of the operations carried out within the framework of this resolution.

Eighteenth resolution
Authorization to be given to the Board of Directors to grant performance-based restricted stock units ("Performance-Based RSUs") to employees and corporate officers of the Company and employees of its subsidiaries pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, without shareholders' preferential subscription right

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings,

having reviewed the Board of Directors’ report and the Statutory Auditors’ report,

authorizes, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code, the Board of Directors to make, on one or more occasions, at the times and on the terms it shall determine, a grant of Performance-Based RSUs either existing or to be issued by the Company, in favor of (i) the corporate officers listed in Article L. 225-197-1 II of the French Commercial Code (being, as of the date hereof, the chairman of the Board of Directors, the Chief Executive Officer and the Deputy Chief Executive Officers) and, as the case may be, (ii) certain named executive officers, members of executive management or employees, of the Criteo Group, as determined by the Board of Directors provided in, all cases, that they are employees of the Criteo Group, decides that the total amount of shares with a par value of €0.025 per share, which may be granted at no consideration by the Board of Directors pursuant to this authorization shall be deducted from the overall limit set forth in the Nineteenth resolution below, and shall, in any case, not exceed the applicable limit set forth by French law of 10% of the share capital as of the date a Performance-Based RSU is granted by the Board of Directors, decides that the acquisition of shares by the relevant grantees shall be expressly conditioned on the achievement of individual or company performance goals that will be set by the Board of Directors, potentially upon recommendation of the Compensation Committee, decides that the vesting period (the “Vesting Period”) for any grant of Performance-Based RSUs pursuant to this authorization will be at least one year and that a minimum holding period of the shares delivered pursuant to the vesting of the Performance-Based RSUs of one year from the vesting date shall apply to the grantees (the “Holding Period”), provided that the Board of Directors may reduce the duration of the Holding Period, or remove the Holding Period altogether, as long as it sets a total duration of at least two years for both periods (i.e., Vesting Period and Holding Period) taken together, decides, notwithstanding the above, that in the event of the disability of a grantee ranking in the second and the third of the categories referred to in Article L.341-4 of the French Social Security Code, the Performance-Based RSUs shall vest on the date of disability and that the shares underlying the Performance-Based RSUs delivered to the disabled grantee will be fully transferable as from the date of their vesting, decides, notwithstanding the above, that in the event of the death of a grantee during the vesting period, the Performance-Based RSUs shall vest at the date of the request for vesting duly made by his or her beneficiaries in the framework of the inheritance. The request for vesting of the Performance- Based RSUs shall be made within six months from the date of death in compliance with Article L. 225-197-3 of the French Commercial Code.

decides that durations of the Vesting Period and the Holding Period will be set by the Board of Directors within the above mentioned limits,

notes that, pursuant to the provisions of Article L.225-197-1 of the French Commercial Code, when the grant involves shares to be issued, the shareholders’ preferential subscription rights to the newly issued shares will be automatically waived pursuant to this authorization; the corresponding share capital increase shall be definitively completed solely as a result of the vesting of the shares underlying the Performance-Based RSUs to the grantees, notes that this decision entails, as necessary, waiver by the shareholders, in favor of the grantees, with respect to reserves, profits or premiums which, if applicable, will be used in the event of an issuance of new shares at the end of the Vesting Period, and grants to the Board of Directors all powers to:

–	acknowledge the existence of sufficient reserves and, at each allocation, to wire to a restricted reserve account the funds necessary for the issuance of new shares to be granted,

–	determine the categories and the identity of the grantees, as well as the number of Performance-Based RSUs to be granted to each of them,

–
set and, as the case may be, amend the criteria, performance goals and, if applicable, other metrics for the vesting of the Performance-Based RSUs and the timeframe for the determination of whether such criteria, goals and metrics have been met,

–
evaluate the achievement of the performance goals on which the vesting of the Performance- Based RSUs shall depend for some or all of the grantees, and add any conditions and criteria that it deems appropriate,

–
acknowledge, from time to time, either itself or through a representative, the share capital increases as a result of the issuance of the shares underlying the vested Performance-Based RSUs, and proceed with the subsequent amendment of the by-laws of the Company,

–	complete any share acquisitions that may be necessary for the delivery of Performance-Based RSUs,

–
adjust, if necessary, during the Vesting Period, the number of Performance-Based RSUs granted resulting from any operation on the Company's share capital in order to ensure that the rights of the grantees are maintained, it being specified that the shares granted in application of these adjustments will be deemed allocated on the same day as the shares initially granted,

–	take any action necessary to ensure that grantees comply with the Holding Period, if any,

–	and, generally, in accordance with applicable law, either itself or through a representative, take any action and execute any agreement that is necessary for the implementation of this authorization,

decides that this authorization is granted to the Board of Directors for a period of 38 months from the date of this Shareholders’ Meeting,

specifies, as appropriate, that this delegation, supersedes the authorization having the same purpose granted pursuant to the seventeenth resolution of the Shareholders’ Meeting dated June 28, 2017.

The Board of Directors will inform the Shareholders’ Meeting each year of the operations carried out within the framework of this resolution.

Nineteenth resolution
Approval of the maximum number of shares that may be issued or acquired pursuant to resolution 16 (authorization to grant options to purchase or to subscribe shares), resolution 17 (authorization to grant time-based free shares/restricted stock units/RSUs to employees and corporate officers of the Company and employees of its subsidiaries) and resolution 18 (authorization to grant performance-based free shares/restricted stock units/RSUs to employees and corporate officers of the Company and employees of its subsidiaries)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ reports, decides to set at 6,463,000 shares with a nominal value of €0.025 each, the maximum number of shares (i) which may be issued or acquired upon the exercise of options granted after this meeting pursuant to the Sixteenth resolution above, and (ii) that would be granted free of charge (PSUs/RSUs) granted after this meeting pursuant to the Seventeenth resolution and the Eighteenth resolution above; it being specified that (x) this global limit does not include any additional shares issued to preserve, in accordance with applicable contractual provisions, the rights of any holder of securities or other rights giving access to shares of the Company and, (y) this limit does not apply to the number of shares issued, acquired or likely to be issued pursuant to options, warrants, founders warrants (BSPCE) and free shares granted prior to this Shareholders' Meeting.

Twentieth resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by way issuing ordinary shares or any securities giving access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, after having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with the provisions of Articles L. 225-129 et seq. of the French Commercial Code, notably, Articles L. 225-129 to L. 225-129-6, L. 225-132, L. 225-133, L. 225-134, L. 228-91 and L. 228-
92,
grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it considers appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, to issue ordinary shares of the Company and any type of securities giving, by any means, immediately and/or in the future, access to the Company’s share capital, said shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides that the shareholders have, in proportion to the amount of their shares, a preferential right of subscription to the ordinary shares or securities to be issued, as the case may be, pursuant to this delegation, grants to the Board of Directors the power to grant to the shareholders the right to subscribe, subject to pro rata reduction (à titre réductible), to a greater number of shares than the number of shares to which they would be entitled to subscribe by irrevocable entitlement (à titre irréductible), proportional to the amount of shares they hold, and, in any event, within the limit of the number they request, decides that the maximum nominal amount of share capital increases to be completed, immediately or in the future, may not exceed the global amount of €827,536. This limit is set without taking into account the par value of the ordinary shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital to be completed will not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

–	this amount will be increased, if applicable, for any redemption premium above nominal value,

–	this amount will be deducted from the overall limit set forth in Twenty-fifth resolution below,

–	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code,

decides that if the statutory and optional (if any) subscriptions do not result in the issuance being subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

–	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

–	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

–and, publicly trade all or part of the issued, but not subscribed securities, in France or abroad, decides that the issuance of warrants (bons de souscription d’actions, or warrants) of the Company may be performed by way of an offer to subscribe, but also by way of free allocation to the holders of existing shares, decides, in the case of free allocation of warrants (bons de souscription d’actions, or warrants), that the Board of Directors would have the possibility to decide that the allocation rights on fractional shares will not be tradeable and that the corresponding shares will be sold, takes note, as necessary, that the present delegation unconditionally and expressly waives, in favor of the holders of the securities to be issued giving access to the Company's share capital, if any, pursuant to the present delegation, express renunciation by the shareholders to their preferential subscription right to the ordinary shares to which those securities give right, specifies that the delegation is granted to the Board of Directors for a period of 26 months as from the date of this Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose, decides that the Board of Directors is granted all powers, with the right of sub-delegation under the conditions established by applicable laws and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:

–
set the dates, conditions and modalities of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

–
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as the case may be, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

–
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and

–	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

–
in its sole discretion and whenever it deems it appropriate, charge the expenses, rights and fees generated by the share capital increases performed by virtue of the present delegation, to the total amount of the premium related to those transactions and withdraw, from the amount of such premium, the necessary amounts in order to bring the legal reserve to one- tenth of the new amount of the share capital after each increase,

–	take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and,

–
more generally, enter into any agreement, notably to successfully complete the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws.

Twenty-first resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. of the French Commercial Code, and notably, Articles L. 225-129 to L. 225-129-6, L. 225-135, L. 225-135-1, L. 225-136, L. 228-91 and L. 228-92,
grants to the Board of Directors the authority to decide to issue, by way of public offering, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, in euros, foreign currencies or any monetary unit calculated by reference to multiple currencies, for free or against consideration, ordinary shares of the Company and/or any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that this authorization shall not be used by the Board of Directors during a public tender offer by a third-party, decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides to waive the shareholders’ preferential subscription right attached to the ordinary shares or securities issued by virtue of the present delegation,

decides to allow the Board of Directors to grant, at its own discretion, to shareholders a priority subscription right on all or some of the issuances pursuant to this authorization under the terms and conditions set forth pursuant to Article L. 225-135 of the French Commercial Code, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market (marché réglementé) within the meaning of the French Commercial Code. This priority subscription right will not give rise to the creation of negotiable rights, but may be exercised by irrevocable entitlement (à titre irréductible) or subject to pro rata reduction (à titre réductible), if the Board of Directors decides that it is appropriate, notes, as necessary, that the present delegation includes, in favor of the holders of the securities to be issued giving access to the Company's share capital, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the maximum nominal amount of the share capital increase that may be completed, immediately or in the future, by virtue of this resolution, may not exceed the global amount of
€165,507.20. This limit is set without taking into account the par value of the ordinary shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides, in addition, that the nominal amount of any share capital increase that may be completed by virtue of the powers granted to the Board of Directors pursuant to this resolution will be deducted from the overall limit set forth in the Twenty-fifth resolution below, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital that may be completed by virtue of this resolution will not exceed $500.000.000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

–	this amount will be increased, if applicable, for any redemption premium above nominal value,

–	this amount will be deducted from the overall limit set forth in the Twenty-fifth resolution below,

–	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code,

decides that if the issuance of shares or securities referred to above is not subscribed for in full, the Board of Directors, in accordance with the provisions set forth in the law and in the order of its choice, may use any or all of the rights referred to in Article L. 225-134 of the French Commercial Code, in particular it may:

–	limit the issuance to the number of subscriptions, provided that the subscriptions reach at least three quarters of the issuance initially decided,

–	freely allocate, at its own discretion to persons of its choice, all or part of the securities not subscribed for, and

–	publicly trade all or part of the issued but not subscribed-for securities, in France or abroad, decides that the issue price of the shares that may be issued by virtue of the present delegation will be determined by the Board of Directors and will be at least equal to the average of the weighted average price by volume of a share of the Company on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 10% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price will be determined in accordance with the provisions of Article L. 225-136-1 of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares and it being specified that the issue price of the securities giving access to capital to the Company’s share capital issued by virtue of the present delegation, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, decides that this delegation is granted to the Board of Directors for a period of 26 months as from the date of this Shareholders’ Meeting, and supersedes all previous delegation established for the same purpose, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with provisions set forth in the law and the Company’s by-laws, the present delegation in order to, notably:

–
set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

–
determine the amounts to be issued, the dividend entitlement date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and where appropriate, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of shares or securities giving access to the Company’s share capital,

–
make any adjustment required in order to protect the interests of the holders of rights attached to the securities that shall be issued giving access to the Company’s share capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

–	and, suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

–
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct from this amount the necessary amounts in order to bring the legal reserve to one-tenth of the new amount of the share capital after each increase,

–
make any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market in the United States of America, and, more generally, enter into any agreement, particularly to ensure the successful completion of the proposed issuances of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to carry out the corresponding amendment of the Company’s by-laws.

Twenty-second resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities giving access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria (underwriters), without shareholders’ preferential subscription rights
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory auditors’ report,

acting in accordance with Articles L. 225-129, L. 225-129-2, L. 225-138 and L. 228-91 et seq. of the French Commercial Code,
grants to the Board of Directors the authority to decide, on one or more occasions, in the proportions and at the times it deems appropriate, both in France and abroad, to increase the number of authorized ordinary shares of the Company or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s share capital (including without limitation, any bonds redeemable or convertible for ordinary shares and any warrants attached or not to ordinary shares or other types of securities), which securities may be issued in euros, a foreign currency or in any monetary units established by reference to several currencies at the option of the Board of Directors, to be paid in cash, including by way of set-off against receivables, decides that this authorization shall not be used during a public tender offer by a third party, decides that the maximum nominal amount of the share capital increase, immediately or in the future, by virtue of the powers granted by the Shareholders’ Meeting to the Board of Directors pursuant to this resolution, may not exceed the global amount of €165,507.20. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-fifth resolution below, decides that the nominal amount of all debt securities giving access to the Company’s share capital to be issued pursuant to this authorization will not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency),

–	this amount will be increased, if applicable, for any redemption premium above the nominal value,

–	this amount will be deducted from the overall limit set forth in the Twenty-fifth resolution below,

–this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code,

decides to waive the shareholders’ preferential subscription rights attached to the shares and securities which will be issued and to restrict the persons eligible to subscribe for those shares and securities to which this resolution pertains to the following category of persons:

–
any bank, investment services provider or member of a banking syndicate (underwriting) undertaking to ensure the realization of the share capital increase or any issuance that could in the future lead to a share capital increase in accordance with the present delegation of authority;

take notes, as necessary, that the present delegation of authority automatically includes, for the benefit of the holders of the securities giving access to the Company’s share capital to be issued pursuant to this delegation, as applicable, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the issue price of the ordinary shares to be issued by virtue of the present delegation will be at least equal to the weighted average price of the American Depositary Shares representing the Company’s ordinary shares on the Nasdaq Global Market for the five trading days preceding the determination of the issue price, subject to a maximum discount of 10% (provided that, if, when the present delegation is used, the Company’s shares are admitted to trading on a regulated market recognized as such by the French Autorité des Marchés Financiers, the price shall be determined in accordance with the provisions of Article L. 225-136-1° of the French Commercial Code), taking into account, if applicable, the difference in the dividend entitlement date of the shares, provided that (i) in the case of an issuance of securities giving access to the Company’s share capital, the issue price of the ordinary shares to be issued upon the exercise, conversion or exchange of such securities, may, as applicable, be set, at the discretion of the Board of Directors, by reference to a formula set by it and applicable after the issuance of the securities (for example, upon exercise, conversion or exchange) in which case the aforementioned maximum discount may be determined, if the Board of Directors deems appropriate, on the date of the application of the formula (and not on the date of the setting of the issue price), and (ii) the issue price of the securities giving access to the Company’s share capital issued by virtue of the present resolution, if any, will be such that the amount immediately received by the Company plus the amount likely to be received by it at the time of exercise or conversion of said securities, shall be, for each ordinary share issued as a consequence of the issue of said securities, at least equal to the minimum amount set forth above, specifies that this delegation is granted to the Board of Directors for a period of 18 months as from the date of the present Shareholders’ Meeting and supersedes all previous delegations for the same purpose, decides that the Board of Directors is granted all powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation in order to, notably:

–
determine the amount of the share capital increase, the issue price (provided that such price will be determined in accordance with the conditions set forth above), and the premium that may, if appropriate, be requested at the issuance;

–	set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued;

–	determine the dividend eligibility date, which may be retroactive, for shares or securities giving access to the Company’s share capital to be issued and the method of payment;

–	set the list of the beneficiaries within the above mentioned category of persons and the number of securities to be granted to each of them;

–
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase;

–	acknowledge completion of each share capital increase and make the corresponding amendments to the Company’s by-laws;

–
in general, enter into any agreement, particularly to ensure the successful completion of the proposed issuances, take all measures and accomplish all formalities required for the issuance, for the listing and for any financial services relating to the securities issued by virtue of the present delegation, as well as pursuant to the exercise of the rights attached thereto;

–	make any decisions relating to the admission of the shares or securities issued for trading on the Nasdaq Global Market.

Twenty-third resolution
Delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase with or without preserving shareholders’ preferential subscription rights pursuant to items 20 to 22 above, and pursuant to the delegation adopted by the 24th resolution of the Shareholders’ Meeting held on May 16, 2019
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129, L. 225-129-2, L. 225-135, L. 225-135-1 et seq., L. 228-91 and L. 228-92 of the French Commercial Code,
grants to the Board of Directors the authority to increase the number of shares or securities to be issued in the event of oversubscription, with or without preserving preferential subscription right, in connection with any increase of the share capital of the Company carried out pursuant to the Twentieth resolution to Twenty-second resolution above, and pursuant to the Resolution 24 of the Shareholders’ Meeting held on May 16, 2019 in accordance with the conditions set forth in Articles L. 225-135-1 and
R. 225-118 of the French Commercial Code (which, as of the date hereof, permits the issuance of shares or securities at the same price as the initial issuance and up to a limit of 15% of the amount of the initial issuance, within thirty days of the closing date of the initial subscription), such shares conferring the same rights as existing shares, except for their dividend entitlement date, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-fifth resolution below, decides that the present delegation is granted to the Board of Directors for a period of 18 months as from the date of this Shareholders’ Meeting, decides that the Board of Directors is granted all powers, with the right to sub-delegate in accordance with applicable law and regulations, to implement, in accordance with applicable law and the Company’s by-laws, the present delegation in order to, notably:

–
set the dates, terms and conditions of any issuance, as well as the form and the characteristics of the shares or securities giving access to the Company’s share capital to be issued, with or without premium,

–
determines the amounts to be issued, the dividend determination date, which may be retroactive, of the shares or securities giving access to the Company’s share capital to be issued, the method of payment, and as applicable, the terms of exercise of the right to exchange, conversion, reimbursement or allocation in any other manner of the securities giving access to the Company’s share capital,

–
make any adjustment required in order to protect the interests of the holders of rights attached to the securities giving access to the Company’s share capital that shall be issued, in accordance with legal and regulatory requirements as well as applicable contractual provisions, and

–	suspend, as necessary, the exercise of the rights attached to the securities for a maximum period of three months, decides that the Board of Directors may:

–
in its sole discretion and whenever it deems it appropriate, charge the expenses and fees generated by the share capital increases performed by virtue of the delegation mentioned in this resolution, to the amount of the premium related to such increases and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each share capital increase,

–	take any decision in relation to the admission of the securities issued to trading on the Nasdaq Global Market, and

–
more generally, enter into any agreement, in particular to ensure the successful completion of the proposed issuance of shares or securities, take all measures and carry out all formalities for the purpose of finalizing the share capital increases that may be made pursuant to this delegation, as well as to make the corresponding amendment of the Company’s by-laws.

Twenty-fourth resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities giving access to the Company’s share capital for the benefit of members of a Company savings plan (plan d’épargne d’entreprise)
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, acting in accordance with Articles L. 225-129 et seq. and L. 225-138-1 of the French Commercial Code and Article L. 3332-1 et seq. of the French Labor Code,
grants to the Board of Directors the authority to issue, on one or more occasions in the proportions and at the times it deems appropriate, ordinary shares or any type of securities giving access, by any means, immediately and/or in the future, to the Company’s ordinary shares reserved for participants in a savings plan of the Company or, as applicable, of French or foreign companies affiliated with the Company according to Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code,
decides that the maximum nominal amount of the increase in share capital that may be completed pursuant to this resolution may not exceed €49,652.15. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to the adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-fifth resolution below, decides that the total nominal amount of debt securities issued giving access to the Company’s share capital that may be issued pursuant to this resolution shall not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), will be deducted from the overall limit set forth in the Twenty-fifth resolution below, specifies that this delegation is granted to the Board of Directors for a period of 18 months as from the date of the present Shareholders’ Meeting, decides that the issue price of the new shares or securities giving access to the Company’s share capital will be determined by the Board of Directors in accordance with Articles L. 3332-18 to L. 3332- 23 of the French Labor Code,
decides to waive, for the benefit of the participants in a savings plan, the shareholders’ preferential subscription rights to the shares or securities giving access by any means, immediately or in the future, to ordinary shares to be issued according to this resolution, decides that the Board of Directors is granted full powers to implement the present delegation, with the right to sub-delegate in accordance with the conditions set forth in applicable laws and regulations, particularly in order to, without limitation:

–	decide that the subscriptions may be completed directly or through employee shareholding funds, or any other structure or entity permitted by applicable laws or regulations;

–
set the dates, terms and conditions of any issuance pursuant to the present resolution, and, set the opening and closing dates of the subscriptions, the dividend entitlement date, the method of payment for shares and other securities giving access to the Company’s share capital, and to set the deadline for the payment for shares and, as applicable, other securities giving access to the Company’s share capital;

–
to apply for the admission to trading of the securities issued, record the completion of the share capital increases and to subsequently amend the Company’s by-laws, to carry out, directly or through an assignee, all transactions and formalities related to the share capital increases and, to charge the expenses of the share capital increases to the amount of the premiums related to such increases, and deduct therefrom the necessary amounts in order to bring the legal reserve to one-tenth of the new share capital amount after each increase.

Twenty-fifth resolution
Approval of the overall limits pursuant to items 20 to 22, item 24 above and item 27 below
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, decides that:

–
the global nominal amount of the share capital increases which may be completed pursuant to the Twenty-first resolution, Twenty-second resolution, Twenty-fourth resolution above and Twenty-seventh resolution below may not exceed €165,507.20. This limit is set without taking into account the par value of the Company’s ordinary shares to be issued, if applicable, in relation to adjustments to be carried out in order to protect the rights of holders of securities or other rights giving access to shares of the Company, in accordance with legal and regulatory requirements as well as applicable contractual provisions,

–
the global nominal amount of the debt securities that may be issued pursuant to the delegations granted in Twentieth resolution, Twenty-first resolution, Twenty-second resolution, Twenty-fourth resolution above and Twenty-seventh resolution below shall not exceed

$500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency or in a monetary unit calculated by reference to multiple currencies).

Twenty-sixth resolution
Delegation of authority to the Board of Directors to decide on any merger-absorption, split or partial contribution of assets pursuant to the provisions of Article L. 236-9 II of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
acting in accordance with Article L. 236-9 II of the French Commercial Code, grants to the Board of Directors the authority to decide, at the times it shall determine, one or more transactions of merger-absorption, split or partial contribution of assets realized pursuant the provisions of Articles L. 236-1 et seq. of the French Commercial Code,
decides that the Board of Directors is granted full powers to implement, in accordance with provisions set forth in the law and the by-laws of the Company, the present delegation, for the purpose of deciding all the terms of any transaction which would be decided under this delegation, it being specified that if this operation requires an increase of the Company’s share capital, it must be carried out within the limits set in the Twenty-seventh resolution below, decides that this delegation is granted to the Board of Directors for a period of 26 months as from the date of the present Shareholders’ Meeting, decides that this authorization shall not be used by the Board of Directors during a public tender offer by a third-party.

Twenty-seventh resolution
Delegation of authority to the Board of Directors to increase the Company’s share capital by issuing shares or securities given access to the share capital in the scope of a merger- absorption, split or partial contribution of assets decided by the Board of Directors pursuant to the Twenty-sixth resolution above
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the Statutory Auditors’ report, subject to the adoption of the Twenty-sixth resolution above, acting in accordance with Articles L. 225-129 to L. 225- 129-5 and L. 228-91 of the French Commercial Code,
grants to the Board of Directors the authority to decide to issue, on one or more occasions, ordinary shares of the Company and/or any type of securities giving access, by any means, immediately and/or in the future, to ordinary shares of the Company, (including without limitation, any bonds redeemable or convertible for ordinary shares and any warrants attached or not to ordinary shares or other types of securities), in compensation for contributions in kind granted to the Company as part of any merger- absorption, split or partial contribution of assets decided by the Board of Directors pursuant of the delegation granted under the Twenty-sixth resolution above, such shares conferring the same rights as existing shares said shares conferring the same rights as old shares subject to their date of use decides that the securities issued pursuant to this delegation may consist of debt securities or be related to the issue of such debt securities or permit the issue as intermediate securities, decides, as necessary, to waive to the benefit of the shareholders of the absorbed company or the contributing company, the preferential subscription right attached to the ordinary shares or securities to be issued, notes, as necessary, that the present delegation includes, in favor of the holders of the securities to be issued giving access to the Company's share capital, express waiver by the shareholders of their preferential subscription right with respect to the ordinary shares to which such securities give right, decides that the maximum nominal amount of share capital increases to be completed, immediately or in the future, may not exceed the global amount of €165.507.20. This limit is set without taking into account the par value of the ordinary shares to be issued, if applicable, in relation to adjustments carried out in order to protect the rights of holders of securities and other rights giving access to capital, in accordance with legal and regulatory requirements as well as applicable contractual provisions, decides that the nominal amount of any share capital increase that may be carried out in application of this resolution will be deducted from the overall limit set forth in the Twenty-fifth resolution above, decides that the nominal amount of all issuances of debt securities giving access to the Company’s share capital to be completed will not exceed $500,000,000 (or the corresponding value of this amount for an issuance in a foreign currency), it being specified that:

–	this amount will be increased, if applicable, for any redemption premium above nominal value,

–	this amount will be deducted from the overall limit set forth in the Twenty-fifth resolution above,

–	this limit does not apply to securities the issuance of which is decided or authorized by the Board of Directors in accordance with Article L. 228-40 of the French Commercial Code,

notes that the Board of Directors is granted all powers to decide and acknowledge completion of the share capital remunerating the transaction, charge on the premium, at the case maybe, the fees and charges generated by the share capital increase, to deduct on the premium, if it deems it useful, the necessary amounts for the allocation of the legal reserve, to amend the Company’s by-laws, to take any decision in relation to the admission of the securities issued hereby to trading on the Nasdaq Global Market, and, do everything that is required, specifies that this delegation is granted to the Board of Directors for a period of 26 months as from the date of the present Shareholders’ Meeting.

Twenty-eighth resolution
Amendment of Article 12 of the by-laws “Board of Directors’ meetings” to comply with the legal provisions of the French Commercial Code to provide to the Board of Directors the faculty to take certain decisions by written consultation
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to amend Article 12 of the by-laws “Board of Directors’ meetings” to add an Article 12.7 written as follows:

“The Board of Directors may also take by written consultation of the Directors the following decisions that fall within the specific powers of the Board of Directors:

–	Appointment of the Board’ members provided for in Article L. 225-24 of the French Commercial Code,

–	Authorization of sureties, endorsements and guarantees provided for in the last paragraph of Article L. 225-35 of the French Commercial Code,

–
Decisions taken upon delegation granted by the shareholder meeting pursuant the second paragraph of Article L. 225-36 of the French Commercial Code, to modify the by-laws to amend them with the legal and regulatory provisions,

–	Convening of the shareholders’ meetings, and

–	Transfer of the head office in the same department.

When the decisions is taken by written consultation, the text of the proposed resolutions together with the voting form are sent by the Chairman of the Board of Directors to every one of its members by electronic means.

The directors have a period of three working days (or any shorter delay indicated in the request sent by the Chairman or the secretary of the Board of Directors) following receipt of the text of the proposed resolutions and of the voting form vote to complete and send to the Chairman or the secretary of the Board of Directors by electronic means the voting form, dated and signed, by checking for each resolution, a unique box corresponding to the meaning of its vote.

If none or more than one box have been ticked for a same resolution, the vote shall be null and void and shall not be taken into account in the calculation of the majority.

Any director who has not sent his reply within the above mentioned time limit will be considered absent and his vote will therefore not be taken into account for the calculation of the quorum and the majority.

During the delay of response, any director may require any additional explanations from the initiator of the consultation.

Within five working days following the receipt of the last voting form, the Chairman shall draw up and date the minutes of the deliberations to which the voting forms shall be appended and which shall be signed by the Chairman of the Board of Directors and one director.”

Article 12.7. thus becomes Article 12.8.

Twenty-ninth resolution
Amendment of Article 13 of the by-laws “Board of Directors’ powers” to comply with the new provisions of the law said “Loi Pacte” relating to the attribution of the Board of Directors
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report,
decides to amend Article 13 of the by-laws - “Powers of the Board of Directors” in order to reflect the new provisions of the “Loi Pacte” relating to the powers of the Board of Directors, as follows:
“Article 13 - Powers of the Board of Directors
The Board of Directors determines the orientations of the Company’s activity and ensure they are carried out, in accordance with its social interest and taking into consideration its social and environmental challenges. Subject to the powers expressly granted to shareholders’ meetings, and within the limits of the corporate purposes, the Board of Directors may consider any issue relating to the proper operation of the Company and shall resolve matters that concern the Company by its decisions.”

Thirtieth resolution
Amendment of Article 19 of the by-laws “general shareholders’ meetings” to comply with the new legal provisions of the French Commercial Code relating to the methods of determination of the required majority for the adoption of the resolutions by general shareholders’ meetings
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings,

having reviewed the Board of Directors’ report,
decides to amend, as follows, 15th and 17th paragraphs of Article 19 of the by-laws “shareholders’ meetings” to update such Article with the new legal provisions relating to the determination of the required majority to adopt the resolutions by the shareholders’ meetings.

15th paragraph:

Decisions of ordinary general meetings shall be adopted by a majority of the votes cast by the shareholders present or represented. The votes expressed do not include those attached to the shares for which the shareholder did not take part in the vote, abstained or voted blank or void.

17th paragraph:

Decisions of extraordinary general meetings shall be adopted by a majority of two-thirds of the votes cast by the shareholders present or represented. The votes expressed do not include those attached to the shares for which the shareholder did not take part in the vote, abstained or voted blank or void.

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